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                                                                   EXHIBIT 10.41

                          BUSINESS MANAGEMENT AGREEMENT

                                 (PROFESSIONAL)


         This Business Management Agreement is made and entered into effective as of December 1, 1996, by and between DANIEL B. FELLER, M.D., P.C., an Arizona professional corporation ("Business Manager"), and MILLENNIUM VISION, P.C., a professional corporation, organized and existing under the laws of the State of Arizona (the "Practice").

                                 R E C I T A L S

         A. The Practice is a professional corporation duly organized and validly existing under the laws of the State of Arizona (the "State") which is engaged in the provision of Professional Eye Care Services (as defined below) to the general public in the State through individual Professionals (as defined below) who are licensed to practice medicine or optometry in the State and who are employed or otherwise retained by the Practice.

         B. Business Manager is a professional corporation duly organized and validly existing under the laws of the State.

         C. The Practice desires to devote substantially all of its energies, expertise and time on the delivery of Professional Eye Care Services to patients.

         D. The Practice desires to engage Business Manager to provide facilities, equipment and such management, administrative and business services as are necessary and appropriate for the day-to-day administration of the non-medical and non-optometric aspects of the Practice's professional eye care practice, and Business Manager desires to provide such, upon the terms and conditions hereinafter set forth, for the purpose of enhancing the cost-efficiency and quality of services rendered by the Practice to its patients.

         NOW, THEREFORE, for and in consideration of the mutual agreements, terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

         1. DEFINITIONS. For the purposes of this Business Management Agreement, the following terms shall have the following meanings ascribed thereto, unless otherwise clearly required by the context in which such term is used:

         1.1. Account. The term "Account" shall mean the bank account described in Sections 3.9 and 3.10(a) and (c).
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         1.2. Acquisition Transaction. The term "Acquisition Transaction" shall mean the completed Agreement and Plan of Reorganization entered into by and between Business Manager and Vision 21, Inc.

         1.3. Adjusted Gross Revenue. The term "Adjusted Gross Revenue" shall mean all revenues, for Professional Eye Care Services and any other revenues, calculated on an accrual basis under GAAP, generated by or on behalf of the Practice and its Professionals and Capitation Revenues during the term of this Business Management Agreement, including, without limitation, all technical fees from ancillary services, all proceeds from key person life insurance policies purchased by Business Manager in accordance with Section 3.15, all amounts paid by third parties for contractual liabilities, including payments under non-shareholder Professionals' non-competition agreements, and all medical director, consultant, teaching and expert witness fees except for those fees set forth in Exhibit 1.3 (unless the time and efforts of the individuals responsible for such excluded revenues are materially greater than the historical time or efforts expended in obtaining such revenues or if such excluded revenues historically flowed through the Practice), minus any allowances for bad debts, uncollectible accounts, Medicare, Medicaid and other payor contractual adjustments, discounts, workers' compensation adjustments, reasonable professional courtesies, and other reductions in collectible revenue that result from activities that do not result in collectible charges.

         1.4. Agreement or Business Management Agreement. The term "Agreement" or "Business Management Agreement" shall mean this instrument as originally executed and delivered, or, if amended or supplemented, as so amended or supplemented.

         1.5. Budget. The term "Budget" shall mean an operating budget and capital expenditure budget for each fiscal year as prepared in accordance with
Section 3.11(a).

         1.6. Business Manager. The term "Business Manager" shall have the meaning set forth in the Recitals hereto.

         1.7. Business Manager Consent. The term "Business Manager Consent" shall mean the consent granted by Business Manager's representatives (or either representative) to the Practice Advisory Council created pursuant to Article II herein, which consent shall not be unreasonably withheld or delayed and shall be binding on the Business Manager.

         1.8. Business Manager Expense. The term "Business Manager Expense" shall mean an expense or cost incurred by the Business Manager, for which the Business Manager is financially liable and is not entitled to reimbursement from the Practice. Business Manager Expense shall specifically include: (a) any amortization of intangible assets resulting from the Acquisition Transaction,
(b) any income or franchise taxes of the Business Manager, (c) any expense or cost relating to any underwritten initial public offering of Business Manager's common stock pursuant to which a registration statement is filed under the Securities Act of 1933 (except for underwriter's commissions, charges or discounts related to the sale of stock by


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any Shareholder of the Practice which shall be borne individually by them), (d)
expenses and costs relating to the acquisition of any other health care companies unless all or a specific portion of such expenses and costs are approved as an Office Expense by the Practice Advisory Council, or unless the Practice participates in the acquisition through the Practice's acquisition of medical assets of the acquired health care company, and (e) any other expense or cost that are not reasonable and customary reimbursements based upon a usual national practice management company's arrangement with a practice. Business Manager Expenses (as of the date hereof) are more specifically identified in
Exhibit 1.8. In the case of any inconsistency between specifics in Exhibit 1.8 and the general descriptions in (a) through (d) above, Exhibit 1.8 shall govern (as of the date hereof).

         1.9. Capitation Revenues. The term "Capitation Revenues" shall mean all collections from managed care organizations or third-party payors where such payment is made periodically on a per member basis for the partial or total needs of a subscribing patient, less amounts that are payable to other providers of health care items and services to capitation patients. Capitation Revenues shall include any co-payments and incentive bonuses received as a result of a capitation plan.

         1.10. Clinical Personnel. The term "Clinical Personnel" shall mean those individuals who are (to the extent permitted by law) employed by or otherwise under contract or associated with Business Manager as nurse anesthetists, physician assistants, technicians, nurse practitioners or similar positions, or any position that generates a professional charge except for Professionals. In the event that such individuals are not permitted by the laws of the State to be employed by or otherwise under contract with Business Manager, such individuals shall instead be employed by or under contract with the Practice, and all expenses associated with the employment of or contracting with such individuals shall be Practice Expenses.

         1.11. Confidential Information. The term "Confidential Information" shall mean any information of Business Manager or the Practice, as appropriate (whether written or oral), including all business management or economic studies, patient lists, proprietary forms, proprietary business or management methods, marketing data, fee schedules, or trade secrets of the Business Manager or of the Practice, as applicable, whether or not such Confidential Information is disclosed or otherwise made available to one Party by the other Party pursuant to this Business Management Agreement. Confidential Information shall also include the terms and provisions of this Business Management Agreement and any transaction or document executed by the Parties pursuant to this Business Management Agreement. Confidential Information does not include any information that the receiving party can establish (a) is or becomes generally available to and known by the public or medical community (other than as a result of an unpermitted disclosure directly or indirectly by the receiving party or its affiliates, advisors, or Representatives); (b) is or becomes available to the receiving party on a nonconfidential basis from a source other than the furnishing party or its affiliates, advisors or Representatives, provided that such source is not and was not bound by a confidentiality agreement with or other obligation of secrecy to the furnishing party of which the receiving


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party has knowledge; or (c) has already been or is hereafter independently acquired or developed by the receiving party without violating any confidentiality agreement with or other obligation of secrecy to the furnishing party.

         1.12. GAAP. The term "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity or other practices and procedures as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of the determination. All financial reporting which is required pursuant to this Agreement to be made in conformity with GAAP shall also be prepared in a manner acceptable to the Securities and Exchange Commission for reports made pursuant to the Securities and Exchange Commission's rules and regulations.

         1.13. Local Advisory Council. The term "Local Advisory Council" shall have the meaning set forth in Section 2.10 of this Agreement.

         1.14. Management Fee. The term "Management Fee" shall mean the Business Manager's compensation established as described in Article V hereof.

         1.15. Management Services. The term "Management Services" shall mean the business, administrative, and management services to be provided for the Practice, including, without limitation, the provision of equipment, inventory and supplies (including the use of all assets owned by Business Manager which are located at the Office on the effective date hereof), support services, personnel (including Clinical Personnel but excluding Professionals), office space, management, administration, financial record keeping and reporting, and other business office services, all as reasonably necessary for the conduct of the Practice's business.

         1.16. National Appeals Council. The term "National Appeals Council" shall have the meaning set forth in Section 2.11 hereto.

         1.17. Office. The term "Office" shall mean any office space, clinic, or facility, including satellite facilities, that Business Manager shall own or lease or otherwise procure for the use of the Practice.

         1.18. Office Expense. The term "Office Expense" shall mean all operating and non-operating expenses incurred by the Business Manager in the provision of Management Services to the Practice and shall include all operating and non-operating expenses incurred by the Practice relating to the items set forth in this Section. The Business Manager shall be reimbursed by the Practice for any Office Expense incurred by the Business Manager in the provision of services to the Practice, upon request by the Business Manager. Office Expense shall not include any Business Manager Expense, Practice Expense or Shareholder Expense or


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any state, local or federal income or franchise tax. Without limitation, Office
Expense shall include the following expenses, as such expenses are more specifically described in Exhibit 1.18:

                  (a) the salaries, benefits, payroll taxes, and other direct costs of all employees of Business Manager (including Clinical Personnel) primarily working at the Office and the salaries, benefits, payroll taxes, and other direct costs of the non-Professional and nonclinical employees of the Practice, but not the salaries, benefits, payroll taxes or other direct costs of the Professionals;

                  (b) the direct cost of any employee or consultant that provides services at or in connection with the Office for improved clinic performance, such as management, billing and collections, business office consultation, and accounting and legal services, but only when such services are coordinated by Business Manager and/or included in the Budget;

                  (c) reasonable recruitment costs and out-of-pocket expenses of Business Manager or the Practice associated with the recruitment of additional Professionals, other employees of the Practice and Business Manager's employees primarily located at the Office;

                  (d) personal property and intangible property taxes assessed against Business Manager's assets used in connection with the operation of the Office;

                  (e) comprehensive and general liability insurance covering the Office and employees of the Practice and Business Manager at the Office;

                  (f) the expense of using, leasing, purchasing or otherwise procuring and maintaining the Office and related equipment, including depreciation in the case of furniture, fixtures and equipment (not to exceed, for any existing item, the amount of current depreciation for such existing item) owned by Business Manager and used at the Office, except for those equipment expenses described in Section 3.2(d), which shall be a Shareholder Expense.

                  (g) the cost of capital (whether as actual interest on indebtedness incurred on behalf of the Practice, as reasonable imputed interest on capital advanced by Business Manager, which shall be equal to the average cost of borrowing by Business Manager as reflected on its most recent published financial statements, or in the absence of either of the foregoing, eight percent (8%)), to finance or refinance obligations of the Practice, purchase additional (new or used) medical or non-medical equipment to be used in connection with the Office, or to finance new ventures of the Practice; in any such case only as such cost of capital is set forth in the Budget or otherwise approved in advance by the Practice Advisory Council;

                  (h) the reasonable travel expenses associated with attending meetings, conferences, or seminars to benefit the Practice so long as such expenses are related to individuals located at the Office and the Practice's pro rata share for individuals who are consultants of or employed by Business Manager who provide material services to the Practice;


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                  (i) the cost of non-medical office supplies, inventory and utilities;

                  (j) billing and collection costs and expenses;

                  (k) the Practice's pro-rata share of reasonable corporate overhead charges or other reasonable expenses (including computer and data processing costs) which are incurred by Business Manager or any parent or affiliate of Business Manager in connection with regional expenses or corporate headquarters expenses which: (i) relate to the provisions of benefits or services by Business Manager on behalf of the Practice as reflected in the Budget, or (ii) are a substitute at the same or less cost as the existing level of expenses historically incurred by the Practice or set forth in the Budget;

                  (l) all other expenses which are set forth in the Budget and which directly or indirectly benefit the Practice incurred by Business Manager in carrying out its obligations under this Business Management Agreement;

                  (m) reasonable costs and expenses (to the extent not covered by insurance) of lawsuits or claims against the Business Manager, the Practice or its Professional(s) related to their performance of duties at the Office or their interest in the leasehold or other assets used in connection with the Office, provided that if the Business Manager, the Practice or its Professional(s) does not prevail in the lawsuit or claim or settles the matter with a material payment by the party (the party at "fault"), such costs and expenses shall be deemed a Business Manager Expense in the event of Business Manager's fault, and a Shareholder Expense in the event of fault by the Practice or Professional, whereupon the Practice and such Professional(s) shall be jointly responsible for the immediate reimbursement of the sums advanced (which may at the option of Business Manager be offset by Business Manager against sums otherwise due the Practice under Section 3.10(b)); provided further that Business Manager shall not advance such costs and expenses from the account if the Practice Advisory Council concludes that (i) it is unlikely that the Account will be reimbursed if the party involved will not prevail in the lawsuit or claim, or (ii) it is reasonable to believe that obtaining a reimbursement of the advanced sums will be difficult to achieve; and the Parties acknowledge that nothing in this Section shall create any liability on the part of a Professional who would otherwise be shielded from personal liability by the corporate or limited liability structure of the Practice;

                  (n) key person life insurance premiums related to policies which the Parties agree to acquire on the life of the Practice's Professionals, whereupon any proceeds shall be paid to the Account as Adjusted Gross Revenues, unless the Parties agree to a specific split of the proceeds. Should only the Practice choose to obtain key person life insurance, the Practice shall pay all premiums as a Shareholder Expense and shall receive all proceeds. Further, if only the Business Manager chooses to obtain such insurance, Business Manager shall pay all premiums as a Business Manager Expense and shall receive all proceeds. The Practice shall cause its Professionals to submit to a medical examination necessary to obtain such insurance.


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         In the event that any of the above described individuals described in
Section 1.18(b) devote a substantial amount of time to serving one or more health care practices other than the Practice, which is not prohibited hereunder, or the above described equipment or Office are utilized to a substantial degree by one or more health care practices other than the Practice, the Office Expenses shall be allocated between the Practice and such other health care practices to reflect each practice's pro-rata share of any expenses or costs relating to such individuals, equipment or Office (including the recruitment costs of such individuals and the comprehensive and general liability insurance expenses with respect to such individuals). Expenses contemplated in this paragraph which potentially and primarily relate to Sections 1.18(b), (c), (d), (e), (f), (g), (h), (k) and (l) shall be in the Budget or approved by the Practice Advisory Council, and where reasonably determinable, are intended to be reasonable and customary based upon similar relationships generally existing between national practice management companies and practices they manage. The Practice's pro-rata portion of expenses related to individuals who are consultants of or employed by Business Manager and who provide services benefiting more than one practice shall be based upon the actual time expended by the individuals in performing such services as compared to the time spent by such individuals with other practices managed by the Business Manager, or, if not reasonably calculable, as determined by Business Manager, based upon the estimated proportionate revenue size of the Practice as compared to the aggregate revenue size as estimated in all of the Budgets of all other practices managed by the Business Manager which are benefiting from such individual's services. Likewise, equipment and other benefits provided by the Business Manager to several Practices shall be split pro-rata based upon the use or benefit derived by each Practice, but if not calculable, shall be based upon the estimated proportionate revenue size as set forth in the preceding sentence. Notwithstanding anything to the contrary herein, unless an expense is expressly designated as a Business Manager Expense, a Practice Expense or a Shareholder Expense in this Business Management Agreement or any exhibit thereto, all expenses incurred by Business Manager in providing services pursuant to this Business Management Agreement shall be considered an Office Expense.

         1.19. Ophthalmologist. The term "Ophthalmologist" shall mean each individually licensed physician who is employed or otherwise retained by or associated with the Practice, each of whom shall meet at all times the qualifications described in Section 4.2 and Section 4.3, including, without limitation, any Shareholder of the Practice who is a licensed physician.

         1.20. Optometrist. The term "Optometrist" shall mean each individually licensed Optometrist, if any, who is employed or otherwise retained by or associated with the Practice, each of whom shall meet at all times the qualifications described in Section 4.2 and Section 4.3.

         1.21. Parties. The term "Parties" shall mean the Practice and Business Manager.

         1.22. Practice. The term "Practice" shall have the meaning set forth in the Recitals.


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         1.23. Practice Advisory Council. The term "Practice Advisory Council"
shall have the meaning set forth in Section 2.6 of this Agreement.

         1.24. Practice Consent. The term "Practice Consent" shall mean the consent granted by the Practice's representatives (or either representative) to the Practice Advisory Council created pursuant to Article II herein, which consent shall not be unreasonably withheld or delayed and shall be binding on the Practice.

         1.25. Practice Expenses. The term "Practice Expenses" shall mean (a) all reasonable non-shareholder Professionals' salaries, benefits, payroll taxes and other direct costs related to their services at the Office (including reasonable and customary professional dues, subscriptions, continuing education expenses, severance payments, (b) the cost of medical supplies (including, but not limited to, optical supplies, drugs, pharmaceuticals, products, substances, items or medical devices), (c) reasonable and customary professional liability insurance expenses of Professionals, (d) travel costs for continuing education and necessary business travel for non-shareholder Professionals, and (e) costs of goods sold in any optical business of the Practice. Notwithstanding the foregoing, the term Practice Expenses shall specifically exclude (i) business travel requested by Business Manager, which shall be an Office Expense, (ii) any and all compensation or expenses attributable to Shareholders, which shall be a Shareholder Expense (except reasonable and customary expenses for malpractice insurance which shall be a Practice Expense), (iii) "tail" insurance coverage for Shareholders, which shall be a Shareholder Expense, or (iv) such other items agreed to in advance in writing by the Parties hereto. During this Agreement, for so long as a current Shareholder of the Practice is an employee of, or contractor to, or Shareholder of the Practice, such Shareholder shall be deemed to be a Shareholder for the purposes of this definition. Such expenses are to be approved annually in the Budget. Practice Expenses are more specifically described in attached Exhibit "1.18."

         1.26. Practice Territory. The term "Practice Territory" shall mean the geographic area described in Exhibit 1.26, representing the geographic boundaries in which the Practice renders Professional Eye Care Services.

         1.27. Professional. The term "Professional" shall mean any Ophthalmologist or Optometrist.

         1.28. Professional Eye Care Services. The term "Professional Eye Care Services" shall mean professional health care items and services, including, but not limited to, the practice of ophthalmology, and the practice of optometry, and all related professional health care services provided by the Practice through the Practice's Ophthalmologists, Optometrists, if any, and other professional health care providers that are retained by or professionally affiliated with the Practice. The term shall also include any and all business whatsoever in connection with any current or future ambulatory surgery centers or optical businesses owned or operated, or to be owned or operated in the future, in whole or in part, by the Practice or any of its Professionals during the terms of this Agreement.


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         1.29. Representatives. The term "Representatives" shall mean a Party's officers, directors, managers, employees, or other agents.

         1.30. Shareholder. The term "Shareholder" shall mean any current or future shareholder of the Practice.

         1.31. Shareholder Expense. The term "Shareholder Expense" shall be limited to the following expenses, as such expenses are more specifically described in Exhibit 1.18: (a) Shareholders' salaries, benefits, payroll taxes, and other direct costs (including professional dues, subscriptions, continuing education expenses, severance payments, entertainment, and travel costs for continuing education or other business travel but excluding business travel requested by Business Manager, which shall be an Office Expense, and excluding any other expense of a Shareholder approved as an Office Expense in advance by the Parties); (b) those portions of leasehold obligations of the Business Manager which are deemed in excess of fair market value as set forth in Exhibit 1.31; (c) to the extent not covered by insurance and subject to the advance provisions contained herein, the defense costs of any litigation brought against the Practice or the Professionals by any third party and any liability judgment assessed against the Practice or the Professionals; (d) certain equipment expenses described in Section 3.2(d); (e) interest on any funds advanced to the Practice by Business Manager to the extent that Business Manager is a net lender in accordance with the terms of this Agreement; (f) "tail" coverage malpractice insurance expenses for the Shareholders and any malpractice insurance expenses of any Professional which are in excess of those which are customary and reasonable; (g) any income taxes or franchise tax of the Practice; and (h) consulting, accounting, or legal fees which relate solely to the Shareholders. The Practice shall reimburse the Business Manager for any Shareholder Expense incurred by the Business Manager.Unless an expense is expressly designated as a Business Expense, an Office Expense or a Practice Expense in this Business Management Agreement or in any exhibit hereto, all expenses incurred by the Practice shall be considered a Shareholder Expense. Notwithstanding the above, the Practice may require certain Professionals to pay certain expenses incurred for them specifically.

         1.32. State. The term "State" shall have the meaning set forth in the Recitals.

         1.33. Term. The term "Term" shall mean the initial and any renewal periods of duration of this Business Management Agreement as described in
Section 6.1.

         2. APPOINTMENT OF BUSINESS MANAGER AND ESTABLISHMENT OF PRACTICE ADVISORY COUNCIL, LOCAL ADVISORY COUNCIL AND NATIONAL APPEALS COUNCIL.

         2.1 Appointment. The Practice hereby appoints Business Manager as its sole and exclusive agent for the management and administration of the business functions and business


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affairs of the Practice and; Business Manager hereby accepts such appointment, subject at all times to the provisions of this Business Management Agreement.

         2.2 Authority. Consistent with the provisions of this Business Management Agreement, Business Manager shall have the responsibility and commensurate authority to provide Management Services for the Practice. The Practice shall give Business Manager thirty (30) days' prior notice of the Practice's intent to execute any agreement creating a binding legal obligation on the Practice. The Parties acknowledge and agree that the Practice, through its Professionals, shall be responsible for and shall have complete authority, responsibility, supervision, and control over the provision of all Professional Eye Care Services and other professional health care services performed for patients, and that all diagnoses, treatments, procedures, and other professional health care services shall be provided and performed exclusively by or under the supervision of Professionals as such Professionals, in their sole discretion, deem appropriate. Business Manager shall have and exercise absolutely no control, influence, authority or supervision over the provision of Professional Eye Care Services.

         2.3 Patient Referrals. Business Manager and the Practice agree that the benefits to the Practice hereunder do not require, are not payment for, and are not in any way contingent upon the referral, admission, or any other arrangement for the provision of any item or service offered by Business Manager to patients of the Practice in any facility, laboratory, center, or health care operation controlled, managed, or operated by Business Manager.

         2.4 Internal Decisions of the Practice. Matters involving the Practice's allocation of professional income among its Shareholders and the Professional employees of the Practice, tax planning, and investment planning shall remain the responsibility of the Practice and the Shareholders of the Practice.

         2.5 Practice of Ophthalmology and Optometry. The Parties acknowledge that Business Manager is not authorized or qualified to engage in any activity that may be construed or deemed to constitute the practice of ophthalmology or optometry. To the extent any act or service herein required by Business Manager should be construed by a court of competent jurisdiction or by the State Board of Medicine or the State Board of Optometry to constitute the practice of ophthalmology or optometry, the requirement to perform that act or service by Business Manager shall be deemed waived and unenforceable.

         2.6 Formation and Operation of the Practice Advisory Council. The Parties hereby establish a Practice Advisory Council which shall be responsible for advising Business Manager and the Practice with respect to developing and implementing management and administrative policies for the overall operation of the Practice's facilities and for providing dispute resolution on certain matters. The Practice Advisory Council shall consist of four (4) members. Business Manager shall designate, in its sole discretion, two (2) members of the Practice Advisory Council or may have one (1) member with two (2) votes. The Practice shall designate, in its sole discretion, two (2) members of the Practice Advisory Council or may have one (1) member


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with two (2) votes. The Practice Advisory Council members selected by the
Practice shall be full-time Professional employees of the Practice. Each Party's representatives to the Practice Advisory Council shall have the authority to make decisions on behalf of the respective Party. Except as may otherwise be provided, the act of a majority of the members of the Practice Advisory Council shall be the act of the Practice Advisory Council. The decisions, resolutions, actions, or recommendations of the Practice Advisory Council shall be implemented by Business Manager or the Practice, as appropriate.

         2.7 Duties and Responsibilities of the Practice Advisory Council. The Practice Advisory Council shall review, evaluate, make recommendations, and where specifically authorized herein and permitted by law, make decisions with respect to the following matters:

                  (a) Facility Improvements and Expansion. Any renovation and expansion plans and capital equipment expenditures with respect to the Practice's facilities (including with respect to any ambulatory surgical center or optical business) shall be reviewed by the Practice Advisory Council which shall make recommendations to Business Manager with respect to proposed changes therein. Such renovation and expansion plans and capital equipment expenditures shall be based upon economic feasibility, ophthalmology and optometry support, productivity and then current market conditions.

                  (b) Marketing and Public Relations. The Practice Advisory Council shall review and make recommendations to the Practice with respect to all marketing and public relations services and programs promoting the Practice's Professional Eye Care Services.

                  (c) Patient Fees; Collection Policies. As a part of the annual operating budget, the Practice Advisory Council shall review and make recommendations to the Practice concerning the fee schedule and collection policies for all Professional Eye Care Services and ancillary services rendered by the Practice.

                  (d) Ancillary Services. The Practice Advisory Council must approve any new non-professional ancillary services to be rendered by the Practice including ambulatory surgical center and optical business, and concerning the pricing, continuation of, access to, and quality of such services.

                  (e) Provider and Payor Relationships. The Practice Advisory Council shall review and make recommendations to Business Manager and the Practice regarding the establishment or maintenance of relationships between the Practice and institutional health care providers and third-party payors, and shall review and approve all agreements with institutional health care providers and third-party payors which contain terms which are materially different from those terms set forth in guidelines established by the Local Advisory Council. The Practice Advisory Council shall also make recommendations to Business Manager and the Practice concerning discounted fee schedules, including capitated fee arrangements of which the Practice shall be a party, and shall review and approve all such capitated fee arrangements.


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                  (f) Strategic Planning. The Practice Advisory Council may make recommendations to Business Manager concerning development of long-term strategic planning objectives for the Practice.

                  (g) Capital Expenditures. The Practice Advisory Council shall make recommendations to Business Manager and the Practice concerning the priority of major capital expenditures and shall review and approve any commitment to make any capital expenditures for non-medical equipment relating to the Office involving amounts in excess of $15,000 individually, or $50,000 in the aggregate, in any one fiscal year, which amounts may be increased from time-to-time by the Local Advisory Council.

                  (h) Hiring of Professionals. The Practice Advisory Council shall recommend to the Practice the number and type of Professionals required for the efficient operation of the Practice's facilities.

                  (i) Fee Dispute Resolution. At the request of Business Manager or the Practice, the Practice Advisory Council shall make recommendations to Business Manager with respect to any dispute concerning a set-off or reduction in Management Fees.

                  (j) Grievance Referrals. The Practice Advisory Council shall consider and make recommendations to Business Manager and the Practice regarding grievances pertaining to matters not specifically addressed in this Business Management Agreement as referred to it by Business Manager or the Practice's Board of Directors.

                  (k) Termination of Business Manager's Personnel. The Practice Advisory Council shall review and approve any decision by the Business Manager to terminate any of Business Manager's personnel primarily located at the Office who occupy office manager or higher level positions.

                  (l) Approval of New Office. The Practice Advisory Council shall approve any move of the current Office location or the expansion to an additional Office location. Additionally, the Practice Advisory Council shall approve the establishment of any ambulatory surgical center or optical business of the Practice and the move or expansion of any such business.

                  (m) Approval of Budget. The Practice Advisory Council shall have the power to adopt, approve and amend the Budget and to approve various expenses as set forth herein, which shall be subject to change upon submission of any dispute thereon to Ernst & Young LLP (or its successor or replacement) and appeal to the National Appeals Council as provided in Section 3.11(a).

Except in those specific instances set forth above in which the Practice Advisory Council has been granted the authority to make decisions binding upon the Business Manager and the

Practice, it is acknowledged and agreed that recommendations of the Practice Advisory Council are intended for the advice and guidance of Business Manager and the Practice and that the Practice Advisory Council does not have the power to bind Business Manager or the Practice. Where discretion with respect to any matter is vested in Business Manager or the Practice under the terms of this Agreement, Business Manager or the Practice, as the case may be, shall have ultimate responsibility for the exercise of such discretion, notwithstanding any recommendations of the Practice Advisory Council. Business Manager and the Practice shall, however, take such recommendations of the Practice Advisory Council into account in good faith in the exercise of such discretion.

         2.8 Professional Health Care Decisions. Despite the above listing of activities and areas of interest, all decisions required by applicable law to be made solely by health care professionals will be made solely by the appropriate Professionals, but non-Professional members of the Practice Advisory Council may participate in the discussion process. The Professional representatives of the Practice on the Practice Advisory Council shall have exclusive authority to review and resolve issues related to:

                  (a) Types and levels of Professional Eye Care Services to be provided; (provided, however, that the Practice Advisory Council shall have the authority set forth in Section 2.7(d) with respect to new ambulatory surgical centers and new optical business);

                  (b) Recruitment of Professionals to the Practice, including the specific qualifications and specialties of recruited Professionals;

                  (c) Any medical or optometric related functions;

                  (d) Fee schedules; and

                  (e) Any other decisions required by applicable law to be made solely by Professionals and not by non-Professionals.

         2.9 Meetings of the Practice Advisory Council. The Practice Advisory Council shall meet on a regular basis as mutually agreed by the Parties. A special meeting of the Practice Advisory Council may be called by either Business Manager or the Practice upon two (2) weeks' notice, except in the event of an emergency, in which case a special meeting may be called by either Business Manager or the Practice upon three (3) business days' notice. Meetings may be held telephonically or by any other means agreeable to the Parties.

         2.10 Formation and Operation of Local Advisory Council. Business Manager shall, within six (6) months of the effective date of this Business Management Agreement establish a Local Advisory Council composed of delegates from health care practices for which Business Manager is then providing management services similar to those services contemplated in this Business Management Agreement. All of such health care practices shall be located within the market area described on Exhibit 2.10, as such market area may be expanded from time-to-time by the Local Advisory Council. For six (6) years from the date hereof, the Practice shall be entitled to appoint one delegate to the Local Advisory Council, of which the initial delegate shall serve an initial two (2) year term. Thereafter, for the two (2) subsequent two (2) year terms, the Practice may appoint the same or a different delegate to the Local Advisory Council. After the six (6) year period, the Practice shall have the right to vote, along with other Practices managed in the market by the Business Manager, for the delegates to the Local Advisory Council in accordance with the by-laws, as modified time-to-time as described below. Business Manager shall be entitled to appoint two delegates to the Local Advisory Council who may be replaced from time-to-time at the Business Manager's discretion, and who together shall have a voting power equal to the combined voting power of all delegates appointed by the health care practices. If any market contains only one health care practice, such practice shall appoint one (1) individual to the Local Advisory Council who shall have two (2) votes. Any matter to be determined by the Local Advisory Council must receive the affirmative vote of a majority of the votes cast of the delegates appointed to the Local Advisory Council. The Local Advisory Council shall make recommendations to Business Manager and such health care practices as to regional policy and strategy issues within the market area and as to the following:

                  (a) The establishment of private pay fee schedules where permitted by law;

                  (b) The establishment of guidelines for agreements with institutional health care providers and third-party payors; and

                  (c) Any agreement with an institutional health care provider or third-party payor which materially differs from guidelines established by the Local Advisory Council.

         The Local Advisory Council may, from time-to-time, select commercial carriers for professional, casualty and comprehensive general liability coverage for health care practices in the market area and such selection shall be binding upon such health care practices.

         The Local Advisory Council shall consider and determine any issue upon which the Practice Advisory Council is deadlocked (except for the determination of the Budget). In determining such disputes, the Local Advisory Council shall make findings of fact relating to evidence presented by the Parties to the dispute. Decisions by the Local Advisory Council may be appealed by any party adversely affected to the National Appeals Council, which shall have the option of hearing the appeal. The Local Advisory Council's rules of operation and procedure shall be governed by by-laws to be adopted by the delegates, and such by-laws may be amended or restated from time-to-time. Such by-laws shall be reasonable and in accord with the terms and spirit of this Agreement. The Practice and Business Manager covenant and agree to abide by the Local Advisory Council's by-laws, as such by-laws may be amended from time-to-time.

         2.11 Formation and Operation of the National Appeals Council. Business Manager shall within six (6) months of the effective date of this Business Management Agreement establish a National Appeals Council composed of one (1) delegate appointed by each of the initial Local Advisory Councils to be established by Business Manager, and two (2) delegates appointed by the Business Manager. The initial delegates of the Local Advisory Councils shall serve an initial two (2) year term, and thereafter, if the local advisory council qualifies under the then current by-laws of the National Appeals Council with respect to the eligibility of Local Advisory Councils to appoint delegates to the National Appeals Council, the local advisory council may appoint the same or a different delegate to the National Appeals Council. Business Manager's delegates to the National Appeals Council shall together have a voting power equal to the combined voting power of all delegates appointed by the Local Advisory Councils. Any matter to be determined by the National Appeals Council must receive the affirmative vote of a majority of the votes cast of the delegates appointed to the National Appeals Council. The National Appeals Council shall serve as a forum of appeal of any determinations of the Local Advisory Councils over which it chooses to have jurisdiction. In resolving such appeals it determines to hear, the National Appeals Council shall review findings of fact made by the applicable local advisory council and shall only reverse a decision of the local advisory council if the local advisory council's decision was based upon manifest error. The National Appeals Council shall also determine disputes which it chooses to have jurisdiction over and which cannot be decided because of a deadlock among the delegates of any Local Advisory Council. In the event of a deadlock among the delegates of the National Appeals Council, the dispute may be submitted by either party to the dispute to arbitration in accordance with Section 8.7 of this Agreement. In all other instances, the determination of a dispute by the National Appeals Council shall be final. The National Appeals Council's rules of operation and procedure shall be governed by by-laws to be adopted by the Local Advisory Councils' and Business Manager's delegates, and such by-laws may be amended or restated from time-to-time. Such by-laws shall be reasonable and reflect the terms and spirit of this Agreement. The National Appeals Council's decisions shall be binding upon the parties. The Practice and Business Manager covenant and agree to abide by the National Appeal Council's by-laws, as such by-laws may be amended from time-to-time.

         3. OBLIGATIONS AND RESPONSIBILITIES OF BUSINESS MANAGER.

         3.1 Management Services. Business Manager shall provide all Management Services as are necessary and appropriate for the day-to-day administration of the business aspects of the Practice's operations, pursuant to the terms of this Business Management Agreement. Business Manager shall operate in a reasonable and customary manner with due consideration to the Practice's past business practices and shall operate in accordance with all applicable laws, rules and regulations which are necessary and material to the Business Manager's performance of the Management Services. Business Manager will provide in good faith and with due diligence its services consistent with management services generally provided in operations of a medical practice similar in size, type and operations in the State of the Practice. All costs and expenses related to Business Manager's duties contained in this Section 3 shall be Office Expenses unless limited or excluded as an Office Expense pursuant to the terms of this Agreement.

         3.2 Office and Equipment.

                  (a) Business Manager shall lease, sublease, acquire or otherwise procure one or more Offices that are deemed by the Parties to be reasonably necessary and appropriate, and the expenses associated with such lease, sublease, acquisition, or procurement shall be Office Expenses. Any Office procured by Business Manager for the use by the Practice shall be procured at commercially reasonable rates. Any relocation from the Practice's present Office location or expansion of the Practice's Office into an additional Office shall be done only after Business Manager has received Practice Consent, which shall not be unreasonably withheld.

                  (b) In the event the Practice is the lessee of an Office under a lease with an unrelated and nonaffiliated lessor, Business Manager may require the Practice to assign such lease to Business Manager upon receipt of consent from the lessor. The Practice shall use its best efforts to assist in obtaining the lessor's consent to the assignment. Any expenses incurred in the assignment shall be Office Expenses.

                  (c) Business Manager shall provide all non-health care equipment, fixtures, office supplies, furniture and furnishings as are reasonable and approved in the Budget for the operation of the Office and the provision of Professional Eye Care Services. If the Practice wishes to choose additional equipment, which the Business Manager determines not to acquire or lease, the Practice may acquire or lease such equipment, and the expense related thereto shall be deemed a Shareholder Expense.

                  (d) Business Manager shall provide, finance, or cause to be provided or financed health care related equipment as reasonably required by the Practice. The Practice shall have final authority in all health care equipment selections; provided, however, that if the Practice chooses to acquire health care equipment which is not in the Budget and which Business Manager reasonably chooses not to acquire, expenses related thereto shall be treated as a Shareholder Expense and such equipment shall be owned by the Practice; provided further that following such acquisition or lease by the Practice, if the Practice Advisory Council determines that after a period of six months of use such equipment is reasonably certain to result in material profit to Business Manager (taking into account the cost or expense and anticipated revenues associated with such equipment), then Business Manager shall acquire such equipment from the Practice by either (at Business Manager's option), paying cash or by assuming the liability associated with such equipment, or if such equipment is then being leased by the Practice, by assuming such lease. In the event of such an acquisition by Business Manager, it shall reimburse the Practice for previous expenses applied thereto.. Except for equipment which Business Manager elects not to acquire or lease which are acquired or leased by the Practice pursuant to Section 3.2(c) or (d), all health care and non-health care equipment, other than Professional-owned automobiles, acquired for the use of the Practice shall be owned by Business Manager and the depreciation and related capital charge shall be an Office Expense. Business Manager may make recommendations to the Practice on the relationship between its health care equipment decisions and the overall administrative and financial operations of the practice.

                  (e) Business Manager shall be responsible for the repair and maintenance of the Office, consistent with Business Manager's responsibilities under the terms of any lease or other use arrangement, and for the prompt repair, maintenance, and replacement of all equipment other than such repairs, maintenance and replacement necessitated by the gross negligence or willful misconduct of the Practice, its Professionals or other personnel employed by the Practice, the repair or replacement of which shall be a Shareholder Expense and not an Office Expense. Replacement equipment shall be acquired where Business Manager in good faith determines that such replacement is necessary or where the Budget has made allowances for such replacement.

                  (f) Any portion of the foregoing lease payments in excess of fair market value (as set forth in Exhibit 1.31) relating to leases of equipment or an Office shall be treated as a Shareholder Expense.

         3.3 Health Care Supplies. Business Manager shall order, procure, purchase and provide on behalf of and as agent for the Practice all reasonable health care supplies unless otherwise prohibited by federal and/or state law. Furthermore, Business Manager shall ensure that the Office is at all times adequately stocked with the health care supplies that are necessary and appropriate for the operation of the Practice and required for the provision of Professional Eye Care Services. The ultimate oversight, supervision and ownership for all health care supplies is and shall remain the sole responsibility of the Practice and all costs and expenses relating to such supplies shall be a Practice Expense. As used in this provision, the term "health care supplies" shall mean all drugs, pharmaceuticals, optical supplies, products, substances, items or devices the whose purchase, possession, maintenance, administration, prescription or security of which requires the authorization or order of a licensed health care provider or requires a permit, registration, certification or other governmental authorization held by a licensed health care provider as specified under any federal and/or state law.

         3.4 Support Services. Business Manager shall provide or arrange for all printing, stationery, forms, postage, duplication or photocopying services, and other support services as are reasonably necessary and appropriate for the operation of the Office and the provision of Professional Eye Care Services therein.

         3.5 Quality Assurance, Risk Management, and Utilization Review. Business Manager shall assist the Practice in the Practice's establishment and implementation of procedures to ensure the consistency, quality, appropriateness, and medical necessity of Professional Eye Care Services provided by the Practice, and shall provide administrative support for the Practice's overall quality assurance, risk management, and utilization review programs. Business Manager shall perform these tasks in a manner to ensure the confidentiality and non-discoverability of these program actions to the fullest extent allowable under state and federal law.

         3.6 Licenses and Permits. Business Manager shall, on behalf of and in the name of the Practice, coordinate all development and planning processes, and apply for and use reasonable efforts to obtain and maintain all federal, state and local licenses and regulatory permits required for or in connection with the operation of the Practice and the equipment (existing and future) located at the Office, other than those relating to the practice of ophthalmology or optometry or the administration of drugs by Professionals retained by or associated with the Practice. The expenses and costs associated with obtaining and maintaining permits with respect to the Office and licenses for professional practice by the non-shareholder Professionals shall be deemed an Office Expense.

         3.7 Personnel. Except as specifically provided in Section 4.2 of this Business Management Agreement, Business Manager shall employ or otherwise retain and shall be responsible for selecting, hiring, training, supervising, and terminating, all management, administrative, clerical, secretarial, bookkeeping, accounting, payroll, billing and collection and other personnel (including Clinical Personnel but excluding Professionals) as Business Manager deems reasonably necessary and appropriate for Business Manager's performance of its duties and obligations under this Business Management Agreement. Consistent with reasonably prudent personnel management policies, Business Manager shall seek and consider the advice, input, and requests of the Practice in regard to personnel matters. Business Manager shall have sole responsibility for determining the salaries and providing fringe benefits, and for withholding, as required by law, any sums for income tax, unemployment insurance, social security, or any other withholding required by applicable law or governmental requirement. Business Manager does not currently intend to change the existing composition or employment terms of any of Business Manager's personnel which have employment arrangements with the Practice on the effective date of this Agreement (unless there are unsettled issues regarding such arrangements as described in Exhibit 3.7). Business Manager reserves the right, however, to change the number, composition or employment terms of such personnel in the future at Business Manager's discretion; provided, however, that the termination of any of Business Manager's personnel who are Clinical Personnel or occupy office manager or higher level positions, and are primarily located at the Office must receive the approval of the Practice Advisory Council. Business Manager and the Practice recognize and acknowledge that Business Manager and personnel retained by Business Manager may from time-to-time perform services for persons other than the Practice. This Business Management Agreement shall not be construed to prevent or prohibit Business Manager from performing such services for others or restrict Business Manager from using its personnel to provide services to others. Business Manager hereby disclaims any liability relating to the effect of its employees on the qualification of the Practice's retirement plans under the Internal Revenue Code, and all liabilities for such classification shall be solely the responsibility of the Practice.

         3.8 Contract Negotiations. Business Manager shall evaluate, assist in negotiations and administer on behalf of the Practice contracts that do not relate to the provision of Professional Eye Care Services as set forth in this Agreement and/or as approved in the Budget. To the extent permitted by law, Business Manager shall evaluate, assist in negotiations, administer and execute on the Practice's behalf, all contractual arrangements with third parties as are reasonably necessary and appropriate for the Practice's provision of Professional Eye Care Services, including, without limitation, negotiated price agreements with third-party payors, alternative delivery systems, or other purchasers of group health care services. However, the Practice shall have the final authority with regard to the entry into all of such contractual arrangements relating to the provision of Professional Eye Care Services.

         3.9 Billing and Collection. As an agent on behalf of and for the account of the Practice, Business Manager shall establish and maintain credit and billing and collection services, policies and procedures, and shall use reasonable efforts to timely bill and collect all Professional and other fees for all billable Professional Eye Care Services provided by the Practice, or Professionals employed or otherwise retained by the Practice. The Practice Advisory Council shall make recommendations to and consult with Business Manager and the Practice regarding the fees for Professional Eye Care Services provided by the Practice. In connection with the billing and collection services to be provided hereunder, and throughout the Term (and thereafter as provided in Section 6.3), the Practice hereby grants to Business Manager an exclusive special power of attorney and appoints Business Manager as the Practice's exclusive true and lawful agent and attorney-in-fact (which shall be deemed revoked in the event of termination for cause by the Practice), and Business Manager hereby accepts such special power of attorney and appointment, for the following purposes:

                  (a) To bill the Practice's patients, in the Practice's name using the Practice's tax identification number and on the Practice's behalf, for all billable Professional Eye Care Services provided by the Practice to patients.

                  (b) To bill, in the Practice's name using the Practice's tax identification number and on the Practice's behalf, all claims for reimbursement or indemnification from health maintenance organizations, self-insured employers, insurance companies, Medicare, Medicaid, and all other third-party payors or fiscal intermediaries for all covered billable Professional Eye Care Services provided by the Practice to patients.

                  (c) To collect and receive (to the extent permitted by law), in the Practice's name and on the Practice's behalf, all accounts receivable generated by such billings and claims for reimbursement, to administer such accounts including, but not limited to, extending the time of payment of any such accounts; suing, assigning or selling at a discount such accounts to collection agencies; or taking other measures to require the payment of any such accounts; provided, however, that the Practice shall review and approve (which approval shall not be unreasonably withheld) any decision by Business Manager to undertake extraordinary collection measures, such as filing lawsuits, discharging or releasing obligors, or assigning or selling accounts at a discount to collection agencies. Business Manager shall act in a professional manner and in compliance with all federal and State fair debt collection practices laws in rendering billing and collection services.

                  (d) To deposit all amounts collected into the Account which shall be a cash collateral account held in the name of Business Manager and shall be opened at a financial institution chosen by Business Manager. All amounts received or collected are hereby pledged to the Business Manager and shall be held or deposited in the Account to secure the performance of the Practice's obligations under this Agreement. The Account shall be held under Business Manager's tax identification number. The Practice covenants to transfer and deliver to the Account all funds received by the Practice from patients or third-party payors for Professional Eye Care Services. Upon receipt by Business Manager of any funds from patients or third-party payors or from the Practice pursuant hereto for Professional Eye Care Services, Business Manager shall immediately deposit the same into the Account. Business Manager shall administer, be responsible for, and be obligated to pay for all Office Expenses; provided, however, that Business Manager shall only be liable for Office Expenses to the extent of funds in the Account plus any amounts borrowed by Business Manager in accordance with Section 5.4. Business Manager shall disburse such deposited funds to creditors and other persons on behalf of the Practice, maintaining records of such receipt and disbursement of funds. Business Manager may borrow amounts from the Account in excess of amounts due Business Manager pursuant to this Agreement and to the full extent of funds in the Account. Such borrowed amounts shall bear interest to the Account in the amount of six percent (6%) per annum, and any of such borrowed amounts outstanding shall be repaid by Business Manager to the Account when needed to cover all expenses and obligations under this Agreement and shall be repaid within thirty (30) days of the termination of this Agreement.

                  (e) To take possession of, endorse in the name of the Practice, and deposit into the Account any notes, checks, money orders, insurance payments, and any other instruments received in payment of accounts receivable for Professional Eye Care Services.

                  (f) To sign checks on behalf of the Practice, and to make withdrawals from the Account for payments specified in this Business Management Agreement. Upon request of Business Manager, the Practice shall execute and deliver to the financial institution wherein the Account is maintained, such additional documents or instruments as may be necessary to evidence or effect the special power of attorney granted to Business Manager by the Practice pursuant to this Section 3.9. The special power of attorney granted herein shall be coupled with an interest and shall be irrevocable except with Business Manager's written consent. The irrevocable power of attorney shall expire when this Business Management Agreement has been terminated, all accounts receivable payable to Business Manager pursuant to this Business Management Agreement have been collected and all Management Fees due to Business Manager have been paid. If Business Manager assigns this Business Management Agreement in accordance with its terms, the Practice shall execute a power of attorney in favor of the assignee in a form acceptable to Business Manager.

         3.10 Maintenance of Account. During the term of this Business Management Agreement, all Adjusted Gross Revenues collected resulting from the rendering of Professional Eye Care Services by the Practice shall be deposited directly into the Account in which Business Manager shall have the sole signing capacity.

                  (a) Payments from the Account. Each month Business Manager shall pay from funds that are in the Account all sums due and payable as an Office Expense and Practice Expenses. Additionally, on or before the 15th day of the following month, (i) Business Manager shall pay from funds that are in the Account to the Practice Adjusted Gross Revenue less accrued Office Expense, accrued Practice Expense (excluding optical supplies), accrued Management Fee, and (at the discretion of Business Manager) all sums advanced by the Business Manager, and (ii) the accrued Management Fee for the previous month shall be paid.

                  (b) Payments to the Practice's Account. To the extent funds are available, the Business Manager shall be responsible for remitting from the Account to an account to be owned by and held in the Practice's name, separate from the Account, the amounts which the Practice is entitled to receive under
Section 3.10(a). Within sixty (60) days of the end of each of the first three
(3) fiscal quarters in each fiscal year and within one hundred twenty (120) days of the end of each fiscal year, a settlement process shall be undertaken pursuant to which adjustments, if necessary, shall be made in the total payments to the Practice based upon the financial statements prepared in accordance with
Section 3.11(b). Any additional payment due to the Practice will be made within thirty (30) days of the completion of the settlement process. Any reduction in payments to the Practice as the result of such settlement process shall be made by reducing future payments to the Practice, commencing with the month following completion of the settlement process, until such adjustments are made in full.

         Business Manager and the Practice shall each have signing capacity to withdraw funds from the Practice's account; provided however that Business Manager shall only be entitled to withdraw funds relating to such account in connection with the payment of Practice Expenses and Shareholders' salaries, benefits and payroll taxes. Subject to the foregoing, the Practice hereby grants to Business Manager a special power of attorney and appoints Business Manager as the Practice's true and lawful agent and attorney-in-fact, and Business Manager hereby accepts such special power of attorney and appointment, to sign checks on behalf of the Practice for payments of the Practice Expenses and Shareholders' salaries, benefits and payroll taxes in accordance with this Business Management Agreement. Upon request of Business Manager, the Practice shall execute and deliver to the financial institution wherein the Practice's account is maintained, such additional documents or instruments as may be necessary to evidence or effect the special power of attorney granted to Business Manager by the Practice pursuant to this Section 3.10(b). The special power of attorney granted herein shall be coupled with an interest and shall be irrevocable except with Business Manager's written consent. The irrevocable power of attorney shall expire when this Business Management Agreement has been terminated. If Business Manager assigns this Business Management Agreement in accordance with its terms, the Practice shall execute a power of attorney in favor of the assignee in a form acceptable to

Business Manager. Business Manager shall not make any withdrawal from the Practice's account unless expressly authorized in this Agreement.

         A Practice payroll account shall be established on behalf of the practice for payroll to non-shareholder Professionals of the Practice. Funds for this account shall be received as Practice Expenses. Business Manager and the Practice shall each have signing capacity to access the account for payroll.

                  (c) Insufficient Funds in Account. During the Term of this Agreement, Business Manager shall advance sufficient funds to cover all expenses and obligations only if, and to the extent that, the amount of such advances, plus accrued interest thereon, does not exceed the reasonably collectable value of the Practice's accounts receivable as determined by Business Manager in its reasonable discretion plus any amounts borrowed by Business Manager pursuant to
Section 5.4. Business Manager may, however, elect from time to time to advance additional funds to the Practice at its discretion. Any of such advances shall be deemed loans to the Practice to be repaid by the Practice along with interest at six percent (6%) per annum. Any of such advanced amounts which have not been paid to Business Manager pursuant to Section 3.10(a)(i) on the date of termination of this Agreement shall become due and payable on the date of such termination.

         3.11 Fiscal Matters.

                  (a) Annual Budget. Annually and at least thirty (30) days prior to the commencement of each fiscal year of the Practice, the Practice Advisory Council shall prepare and deliver to the Practice a proposed budget, setting forth an estimate of the Practice's revenues and expenses for the upcoming fiscal year (including, without limitation, the Management Fee associated with the Management Services provided by Business Manager hereunder and the salaries and benefits of all non-shareholder Professionals employed by the Practice). The Budget may be amended by the Practice Advisory Council from time-to-time during any applicable fiscal year to reflect changing circumstances affecting the Practice. Disputes concerning the Budget will, at the request of either Party hereto, be submitted to the accounting firm of Ernst & Young LLP, any successor thereof, or such other big six accounting firm agreed to by the Parties, which shall determine an appropriate resolution of the dispute. Such determination shall be binding upon the Practice and the Business Manager, subject to either Party's right to petition the National Appeals Council to consider the determination of Ernst & Young LLP (or its successor or replacement), which petition may be granted at the discretion of the National Appeals Council. In all situations described in this Agreement in which Ernst & Young LLP or its successor or replacement is to act as an arbitrator of any matter relating to this Agreement, Ernst & Young LLP (or its successor or replacement) shall act as an impartial and independent arbitrator. The Parties hereby waive and release and agree to indemnify and hold harmless Ernst & Young LLP (and its successor or replacement) from and for any and all claims, demands, liabilities, losses, damages, costs and expenses relating to its determinations made in good faith pursuant to this Agreement and agree to execute any documents reasonably requested by Ernst

& Young LLP (or its successor or replacement) to effectuate the same. Any final decision of Ernst & Young LLP or its successor or replacement, or the National Appeals Council concerning the Budget shall be retroactive to the first day of the Budget period in question. Notwithstanding the above, should Business Manager be in material default hereunder, the Practice shall have the exclusive right to establish the Budget. Additionally, notwithstanding the above, no change in an adopted Budget shall be contrary to the terms and spirit of this Agreement nor shall it have any effect on the Management Fee expressly agreed to herein, unless approved in advance in writing by the Parties hereto.

                  (b) Accounting and Financial Records. Business Manager shall establish and administer accounting procedures, controls, and systems for the development, preparation, and safekeeping of administrative or financial records and books of account relating to the business and financial affairs of the Practice and the provision of Professional Eye Care Services, all of which shall be prepared and maintained in accordance with GAAP. Business Manager shall prepare and deliver to the Practice (i) within sixty (60) days of the end of each of the first three (3) fiscal quarters in each fiscal year, and (ii) within one hundred twenty (120) days of the end of each fiscal year, a balance sheet and a profit and loss statement reflecting the financial status of the Practice in regard to the provision of Professional Eye Care Services as of the end of such period, all of which shall be prepared in accordance with GAAP consistently applied. In addition, Business Manager shall prepare or assist in the preparation of any other financial statements or records as the Practice may reasonably request.

                  (c) Sales and Use Taxes. Business Manager and the Practice acknowledge and agree that to the extent that any of the services to be provided by Business Manager hereunder may be subject to any state sales and use taxes, Business Manager may have a legal obligation to collect such taxes from the Practice and to remit the same to the appropriate tax collection authorities. The Practice agrees to have applicable state sales and use taxes attributable to the services to be provided by Business Manager hereunder treated as an Office Expense.

         3.12 Reports and Records.

                  (a) Health Care Records. To the extent permitted by applicable law, Business Manager shall establish, monitor, and maintain procedures and policies for the timely creation, preparation, filing and retrieval of all health care records generated by the Practice in connection with the Practice's provision of Professional Eye Care Services; and, subject to applicable law, shall ensure that health care records are promptly available to Professionals and any other appropriate persons. All such health care records shall be retained and maintained by the Practice, and the Business Manager as agent for the Practice, in accordance with all applicable State and federal laws relating to the confidentiality and retention thereof. All health care records shall be and remain the property of the Practice. The Practice shall at all times during the term of this Agreement grant Business Manager unrestricted access to such health care records and shall in the course of the Practice's business obtain the written consent of the Practice's patients to Business Manager's access to, and review and use of such records.

                  (b) Other Reports and Records. Business Manager shall timely create, prepare, and file such additional reports and records as are reasonably necessary and appropriate for the Practice's provision of Professional Eye Care Services, and shall be prepared to analyze and interpret such reports and records upon the request of the Practice.

         3.13 Recruitment of the Practice's Professionals. Upon the Practice's request, Business Manager shall perform all administrative services reasonably necessary and appropriate to recruit potential Professionals to become employees of the Practice. Business Manager shall provide the Practice with model agreements to document the Practice's employment, retention or other service arrangements with such individuals. It will be and remain the sole and complete responsibility of the Practice to interview, select, contract with, supervise, control and terminate all Professionals performing Professional Eye Care Services or other professional services.

         3.14 Confidential and Proprietary Information.

                  (a) Business Manager agrees and acknowledges that all materials provided by the Practice to the Business Manager constitute Confidential Information disclosed in confidence and with the understanding that it constitutes valuable business information developed by the Practice at great expenditures of time, effort, and money. Business Manager further agrees that it shall not, directly or indirectly, disclose any Confidential Information of the Practice to other persons without the Practice's express written authorization, such Confidential Information shall not be used in any way directly or indirectly detrimental to the Practice, and Business Manager will keep such Confidential Information confidential and will ensure that its affiliates and advisors who have access to such Confidential Information comply with these nondisclosure obligations; provided, however, that Business Manager may disclose Confidential Information to those of its Representatives who need to know Confidential Information for the purposes of this Business Management Agreement, it being understood and agreed to by Business Manager that such Representatives will be informed of the confidential nature of the Confidential Information, will agree to be bound by this Section, and will be directed by Business Manager not to disclose to any other person any Confidential Information. Business Manager agrees to be responsible for any breach of this Section by its affiliates, advisors, or Representatives. If Business Manager is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands, or similar processes) to disclose or produce any Confidential Information furnished in the course of its dealings with the Practice or its affiliates, advisors, or Representatives, Business Manager will (i) provide the Practice with prompt notice thereof and copies, if possible, and, if not, a description, of the Confidential Information requested or required to be produced so that the Practice may seek an appropriate protective order or waive compliance with the provisions of this Section and (ii) consult with the Practice as to the advisability of the Practice's taking of legally available steps to resist or narrow such request. Business Manager further agrees that, if in the absence of a protective order or the receipt of a waiver hereunder Business Manager is nonetheless, in the written opinion of its legal counsel, compelled to disclose or produce Confidential Information concerning the Practice to any tribunal legally authorized to request and entitled to receive such Confidential Information or to stand liable for contempt or suffer other censure or penalty, Business Manager may disclose or produce such Confidential Information to such tribunal without liability hereunder; provided, however, that Business Manager shall give the Practice written notice of the Confidential Information to be so disclosed or produced as far in advance of its disclosure or production as is practicable and shall use its best efforts to obtain, to the greatest extent possible, an order or other reliable assurance that confidential treatment will be accorded to such Confidential Information so required to be disclosed or produced. Upon expiration or termination of this Business Management Agreement by either Party for any reason whatsoever, Business Manager shall immediately return and shall cause its Representatives, affiliates, and independent contractors to immediately return to the Practice all Confidential Information, and Business Manager shall not, and will cause its Representatives, affiliates, and independent contractors not to, thereafter use, appropriate or reproduce such Confidential Information. Business Manager further expressly acknowledges and agrees that any such use, appropriation, or reproduction of any such Confidential Information by any of the foregoing after the expiration or termination of this Agreement will result in irreparable injury to the Practice, that the remedy at law for the foregoing would be inadequate, and that in the event of any such use, appropriation, or reproduction of any such Confidential Information after the termination or expiration of this Agreement, the Practice, in addition to any other remedies or damages available to it, shall be entitled to injunctive or other equitable relief without the necessity of posting a bond, cash, or otherwise, and without the necessity of proving actual damages. Such rights to relief shall not preclude the Practice from other remedies which may be available to it hereunder.

                  (b) Notwithstanding clause (a) above, Business Manager may share, subject to the restrictions of this Section, with other professional corporations, associations, ophthalmology and optometry practices, or health care delivery entities the practice statistics of the Practice, including utilizing review data, quality assurance data, cost data, outcomes data, or other practice data. In addition, Business Manager may disclose all practice-related information necessary or desirable in connection with any public or private offering of any debt or equity security. No such data will disclose or divulge patient identifying information or, to the extent possible, Professional identifying information.

         3.15 Business Manager's Insurance. Throughout the Term, Business Manager shall, as an Office Expense, obtain and maintain with commercial carriers, through self-insurance or some combination thereof, appropriate workers' compensation coverage for Business Manager's employed personnel provided pursuant to this Business Management Agreement, and professional, casualty and comprehensive general liability insurance covering Business Manager, Business Manager's personnel, and all of Business Manager's equipment in such amounts, on such basis and upon such terms and conditions as Business Manager deems appropriate. Such insurance policies shall be issued by a carrier or carriers having a current rating of not less than

"A" as rated by A.M. Best Company, unless the Practice agrees in writing to the purchase of a policy or policies from a carrier having a lesser rating than "A". Business Manager shall cause the Practice to be named as an additional insured on Business Manager's casualty and comprehensive general liability policy. Business Manager hereby releases the Practice from any and all liability for losses or damages caused by any act or neglect of the Practice occurring after the effective date hereof to the extent that such losses or damages are covered by insurance; provided, however, that such release shall not apply to any loss or damage caused by the willful, wanton, or premeditated negligence of the Practice. Business Manager shall obtain from any insurance company issuing the foregoing policies its consent to the release from liability contained in this Section. Upon the request of the Practice, Business Manager shall provide the Practice with a certificate evidencing such insurance coverage. Business Manager may also obtain key man life insurance policies on the life of any Shareholder as is consistent with 1.18(n).

         3.16 No Warranty. The Practice acknowledges that Business Manager has not made and will not make any express or implied warranties or representations that the Management Services provided by Business Manager will result in any particular amount or level of ophthalmology or optometry practice or income to the Practice. Specifically, Business Manager has not represented that its Management Services will result in higher revenues, lower expenses, greater profits or growth in the number of patients treated by the Practice's Professionals.

         3.17 Non-Competition Covenant from Business Manager. The Business Manager hereby recognizes and acknowledges that the Practice shall incur substantial costs in modifying its business activities to carry out this Business Management Agreement and that in the process of Business Manager's providing services under this Business Management Agreement, the Business Manager will be privy to financial and Confidential Information, to which the Business Manager would not otherwise be exposed. Business Manager agrees and acknowledges that the non-competition covenants described hereunder are necessary for the protection of the Practice, and that the Practice would not have entered into this Business Management Agreement without such covenants. Business Manager represents, warrants and covenants that during the Term of this Business Management Agreement and for a period of two (2) years from the date this Business Management Agreement is terminated, other than if terminated by Business Manager for cause, neither Business Manager nor any person or entity affiliated directly or indirectly with Business Manager will, anywhere within five (5) miles of any Office existing on the effective date of this Business Management Agreement, enter into a direct or indirect relationship similar to the relationship between the Practice and Business Manager, or acquire the nonmedical assets of, any professional practice group or engage in any other eye care business currently engaged in by the Business Manager without approval of the Practice. The Local Advisory Council shall consult with Business Manager with respect to any acquisition of or merger with a health care practice outside such five (5) mile area and within the region described in Exhibit 2.10. Notwithstanding anything to the contrary in this Section, Business Manager (a) may establish and maintain relationships with the entities described on Exhibit 3.17, (b) may enter into managed care agreements with (i) other practices on the one hand, and national or regional payor entities on the other hand, if the Practice, upon being offered the opportunity to enter into such managed care agreements, elects not to enter into such managed care agreements, (ii) other health care practices within the above-described five (5) mile area if and to the extent that the Practice is unable to provide the specific services, reasonable access to, or minimum standards as required by, a managed care payor for all of the patients to be covered by a managed care agreement, and (iii) other health care practices where Business Manager reasonably believes additional providers are required to obtain a contract; provided, however, that the exceptions to Business Manager's covenant not to compete contained in this subsection (b) shall not permit Business Manager to enter into business management agreements with such other health care practices. If the Business Manager breaches any obligation set forth in this Section, in addition to any other remedies available under this Business Management Agreement, at law or in equity, the Practice shall be entitled to enforce this Business Management Agreement by injunctive relief and by specific performance of the Business Management Agreement, such relief to be without the necessity of posting a bond, cash or otherwise. Additionally, nothing in this
Section 3.17 shall limit the Practice's right to recover any other damages to which it is entitled as a result of the Business Manager's breach. The time period for which the non-competition covenants are effective shall be extended day for day for the time period the Business Manager is in violation of the non-competition covenants. If any provision of the covenants is held by a court of competent jurisdiction to be unenforceable due to an excessive time period, geographic area, or restricted activity, the covenants shall be reformed to comply with such time period, geographic area, or restricted activity that would be held enforceable. Following termination of this Agreement pursuant to Section 6.2(b) hereof, Business Manager shall be released from any and all of the restrictions imposed in this Section 3.17.

         3.18 Marketing and Public Relations. In accordance with applicable laws, regulations and ethical standards, Business Manager shall use its best efforts to provide such marketing, support, advertising and public relations services as are appropriate to promote and market the Practice's Professional Eye Care Services. Such services shall be subject to review by the Local Advisory Council. At the option of Business Manager and to the extent permitted by law, the Business Manager's corporate name may be included on any or all signage, letterhead, advertisements, announcements and the like relating to Professional Eye Care Services provided by the Practice. Marketing support services include training the Practice's personnel concerning marketing techniques, providing written materials that may be used in marketing, and providing technical assistance to the Practice's personnel engaged in direct marketing efforts such as administrative support and assistance in contract negotiation and implementation. Business Manager shall not perform direct marketing to potential sources of business, but shall provide assistance to the Practice's personnel who perform any such direct marketing as set forth above. Use of the Practice's name in any advertising or promotions shall require the Practice's advance approval.

         3.19 Inconsistent Transaction by Business Manager. The Business Manager agrees that in performing the Management Services with respect to the Practice, it shall not enter into any agreements, commitments or transactions or engage in any activities which are exclusively within the authority and responsibility of the Practice as set forth in this Agreement or are otherwise materially inconsistent with the provisions of this Agreement.

         3.20 Payment of Cash Portion of Note. From and after the effective date hereof, Business Manager covenants and agrees to use its best efforts to either
(a) obtain from a financially secure third party such third party's direct unconditional guaranty of payment of the mandatory cash portion of any promissory note delivered by Business Manager in connection with an Acquisition Transaction, or arrange a commercially reasonable credit facility or financing arrangement from a financial institution or investor to be used for the payment or direct security in form acceptable to the Practice for the payment of the mandatory cash portion of such promissory note. Until payment of the mandatory cash portion of the promissory note is protected in the foregoing manner, Business Manager shall accumulate and reserve all of its net income, shall not make any distributions of such net income to its shareholders, and shall not use any of such reserved funds for acquisitions of, or mergers with, additional health care practices. Notwithstanding the foregoing, Business Manager and its subsidiaries shall be entitled to (i) continue its acquisitions and mergers with the founding practices from the effective date hereof until December 31, 1996,
(ii) enter into mergers with additional health care practices so long as no cash consideration is used, and (iii) acquire or merge with additional health care practices using such reserved funds so long as 2/3rds (66 2/3%) of the shares held by the Founding Practices are voted in favor of such acquisition or merger. For the purposes of this Section a "financially secure third party" shall be deemed to be a financial institution or investor having a lending ability, fund size or net worth in excess of $100.0 million.

         4. OBLIGATIONS AND RESPONSIBILITIES OF THE PRACTICE.

         4.1 Organization and Operation. The Practice, as a continuing condition of Business Manager's obligations under this Business Management Agreement, shall at all times during the Term be and remain legally organized and operated to provide Professional Eye Care Services in a manner consistent with all State, federal and local laws. The Practice shall operate and maintain within the Practice Territory a full-time practice of ophthalmology specializing in the provision of Professional Eye Care Services and shall maintain and enforce employment agreements in the form of Exhibit 4.1A with the Shareholders of the Practice specified in Exhibit 4.1B; provided, however, that after the expiration of such employment agreements, and in the event that such Shareholders continue a relationship with the Practice thereafter, the Practice shall maintain and enforce employment agreements with such Shareholders and all future Shareholders in the form of Exhibit 4.1C. Shareholders agree and the Practice shall take steps to obtain the executed employment agreements in the form of Exhibit 4.1C from such Shareholders after the five (5) year period and all future Shareholders during the entire term of this Agreement if the Shareholder elects to continue his relationship. After five (5) years from the effective date of this Agreement, or earlier in the event of death or permanent disability, a Shareholder may choose a successor to replace him as a Shareholder. A Shareholder who wishes to have a successor replace him as a Shareholder must first demonstrate to and obtain consent from Business Manager that the successor is licensed to practice ophthalmology in the

State, and is competent and capable to assume ownership of the Practice. Business Manager Consent shall not be unreasonably withheld with respect to such replacement. In the event of disability, death or planned retirement after five years, Business Manager will make a good faith effort in assisting the Practice in locating a possible successor. It is understood however that Business Manager has no ultimate responsibility to find the ultimate successor, which shall be the sole responsibility of the Shareholder. The Practice shall not amend the employment agreements or waive any rights thereunder without the prior approval of Business Manager. Recognizing that Business Manager would not have entered into this Business Management Agreement but for the Practice's covenant to maintain employment agreements with its Shareholders, the Practice shall pay to Business Manager, in addition to the Management Fee, any damages, compensation, payment, or settlement received by the Practice from each Shareholder specified in Exhibit 4.1B pursuant to any non-competition covenant contained in Exhibit 4.1A. Such payment shall constitute liquidated damages of Business Manager for the Practice's breach of the covenant contained in this Section 4.1. All expenses and costs in enforcing the foregoing covenants not to compete shall be deemed to be Office Expenses. The Practice shall take steps to have all future Shareholders execute any reasonable documentation as required by Business Manager in connection with this Section.

         4.2 Practice Personnel. The Practice shall retain, as a Practice Expense or Shareholder Expense, as the case may be, and not as an Office Expense, that number of Professionals sufficient in the sole discretion of the Practice as are reasonably necessary and appropriate for the provision of Professional Eye Care Services, each of whom shall act in accordance with the applicable provisions of this Business Management Agreement. Each Ophthalmologist retained by the Practice shall hold and maintain a valid and unrestricted license to practice ophthalmology in the State, and shall be competent in the practice of ophthalmology. The Practice shall enter into and maintain with each such retained Ophthalmologist and enforce a written employment agreement substantially in the form of either Exhibit 4.1A for Shareholders of the Practice or Exhibit 4.2A for non-shareholders. Each Optometrist retained by the Practice shall hold and maintain a valid and unrestricted license to practice optometry in the State, and shall be competent in the practice of optometry. The Practice shall enter into and maintain with each such retained Optometrist and enforce a written employment agreement substantially in the form of Exhibit 4.2B. Notwithstanding the foregoing provisions, the employment contracts currently in effect on the effective date of this Agreement with the non-shareholder Professionals identified on Exhibit 4.2C shall remain in force during the existing term; provided, however, that upon completion of such term should the non-shareholder remain at the Practice or at such time the non-shareholder Professional is granted options by Vision 21, such Professionals' employment contracts shall then be immediately replaced with employment contracts in substantially the form of Exhibit 4.1C. The Practice shall be responsible for hiring, training, supervision, discipline, termination and paying the compensation, and benefits as applicable, for all Professional personnel and other contracted or affiliated Professionals, and for withholding, as required by law, any sums for income tax, unemployment insurance, social security, or any other withholding required by applicable law. Business Manager shall, however, on behalf of the Practice, administer the compensation with respect to such individuals in accordance with the written employment agreement between the Practice and each Professional. The Practice shall cause its Professionals to obtain and maintain all licenses and permits required in connection with the practice of ophthalmology or optometry, any other business it has or the administration of drugs by such Professionals. Business Manager shall neither control nor direct any Professional in the performance of Professional Eye Care Services for patients. All damages recovered for violations of non-competition covenants from Professionals subject to employment agreements in the forms of Exhibit 4.1C,
Exhibit 4.2A, or Exhibit 4.2B shall be treated as Adjusted Gross Revenue.

         4.3 Professional Standards. As a continuing condition of Business Manager's obligations hereunder:

                  (a) Each Ophthalmologist and any other Ophthalmologist personnel retained by the Practice to provide ophthalmology services must (i) have and maintain a valid and unrestricted license to practice ophthalmology in the State, (ii) have and maintain a D.E.A. number, (iii) comply with, be controlled and governed by and otherwise provide ophthalmology services in accordance with applicable federal, State and municipal laws, rules, regulations, ordinances and orders, and the ethics and standard of care of the medical community wherein the principal Office of the Practice is located and
(iv) unless otherwise approved by the Local Advisory Council, obtain and retain appropriate medical staff membership with appropriate clinical privileges at any hospital or health care facility at which ophthalmology services are to be provided. Procurement of temporary staff privileges pending the completion of the medical staff approval process shall satisfy this provision, provided the Ophthalmologist actively pursues full appointment and actually receives full appointment within a reasonable time.

                  (b) Each Optometrist and any other Optometrist personnel retained by the Practice to provide optometry services must (i) have and maintain a valid and unrestricted license to practice optometry in the State,
(ii) comply with, be controlled and governed by and otherwise provide optometry services in accordance with applicable federal, State and municipal laws, rules, regulations, ordinances and orders, and the ethics and standard of care of the optometric community wherein the principal Office of the Practice is located,
(iii) obtain and retain appropriate staff membership with appropriate privileges at any hospital or health care facility at which optometry services are to be provided, and (iv) provide on a continual basis, quality care to its patients. Procurement of temporary staff privileges pending the completion of the staff approval process shall satisfy this provision, provided the Optometrist actively pursues full appointment and actually receives full appointment within a reasonable time.

         4.4 Professional Eye Care Services. The Practice shall ensure that Professionals are available as necessary to provide quality Professional Eye Care Services to patients and shall assist the Business Manager in ensuring that Clinical Personnel are available as necessary to provide quality Professional Eye Care Services to patients. In the event that Professionals employed by, or Shareholders of, the Practice are not available to provide Professional Eye Care Services coverage, the Practice shall engage and retain locum tenens coverage. Professionals retained on a locum tenens basis shall meet all of the requirements of Section 4.3, and the cost of providing locum tenens coverage shall be a Practice Expense. With the assistance of the Business Manager, the Practice and the Professionals shall be responsible for scheduling Professional and Clinical Personnel coverage of all medical and optometric procedures. The Practice shall cause all Professionals to exert their best efforts to develop and promote the Practice in such manner as to ensure the Practice is able to serve the diverse needs of the community.

         4.5 Peer Review/Quality Assurance. The Practice shall adopt a peer review/quality assurance program to monitor and evaluate the quality and cost-effectiveness of Professional Eye Care Services provided by Professional personnel of the Practice, the expenses of which shall be deemed an Office Expense. Pursuant to such program, the Practice shall designate a committee of Professionals to function as a medical peer review committee to review credentials of potential recruits, perform quality assurance functions, and otherwise resolve medical competence issues. The medical peer review committee shall function pursuant to formal written policies and procedures. Upon request of the Practice, Business Manager shall provide administrative assistance to the Practice in performing its peer review/quality assurance activities, but only if such assistance can be provided consistent with maintaining the confidentiality, immunity, and non-discoverability of the processes and actions of the peer review/quality assurance process of the Practice.

         4.6 Practice's Insurance. The Practice shall, as a Practice Expense, obtain and maintain with commercial carriers chosen by the Practice appropriate workers' compensation coverage for the Practice's employed personnel, if any, and professional and comprehensive general liability insurance covering the Practice and each of the Professionals and Clinical Personnel the Practice retains to provide Professional Eye Care Services. The comprehensive general liability coverage with respect to each Professional and Clinical Personnel shall be in the minimum amount of One Million Dollars ($1,000,000) and professional liability coverage shall be in the minimum amount of One Million Dollars ($1,000,000) for each occurrence and Three Million Dollars ($3,000,000) annual aggregate; provided, however, that with Business Manager Consent, which shall not be unreasonably withheld or delayed, the Practice may from time-to-time change such liability coverage amounts to amounts which are consistent with industry standards. The insurance policy or policies shall provide for at least thirty (30) days' advance written notice to the Practice from the insurer as to any alteration of coverage, cancellation, or proposed cancellation for any cause. The Practice hereby releases Business Manager from any and all liability for losses or damages caused by any act or neglect of Business Manager occurring after the effective date hereof to the extent that such losses or damages are covered by insurance; provided, however, that such release shall not apply to any loss or damage caused by the willful, wanton, or premeditated negligence of Business Manager. The Practice shall obtain from any insurance company issuing the foregoing policies its consent to the release from liability contained in this Section. The Practice shall cause to be issued to Business Manager by such insurer or insurers a certificate reflecting such coverage and obtain the consent of such insurer or insurers to provide prior written notice to Business Manager equal to notice given to a Professional of the cancellation or proposed cancellation of such insurance for any cause. Such insurance policies shall be issued by a carrier or carriers having a current rating of not less than "A" as rated by A.M. Best Company, unless Business Manager agrees in writing to the purchase of a policy or policies from a carrier having a lesser rating than "A". The Local Advisory Council may, from time-to-time, select a different commercial carrier or carriers for such workers' compensation and professional and general liability coverage upon the establishment of a program affecting substantially all practice groups within the market in which the Practice is located for which Business Manager provides management services, which decision shall be binding upon the Practice. After such election of a single carrier or carriers by the Local Advisory Council, the costs of such coverage shall continue to be treated as a Practice Expense. Upon the termination of this Business Management Agreement for any reason, the Practice shall continue to carry professional liability insurance in the amounts specified herein for the shorter period of
(i) the period set forth in the State's statute of repose (or if no statute of repose exists, the State's statute of limitations) for bringing professional malpractice claims based upon injuries which are not immediately discoverable plus any applicable tolling periods, or (ii) ten (10) years after termination; or if the Practice dissolves or ceases to practice ophthalmology or optometry, the Practice shall obtain and maintain as a Shareholder Expense "tail" professional liability coverage, in the amounts specified in this Section for the shorter period of (i) the period set forth in the State's statute of repose (or if no statute of repose exists, the State's statute of limitations) for bringing professional malpractice claims based upon injuries which are not immediately discoverable plus any applicable tolling periods, or (ii) ten (10) years. The Practice shall be responsible for paying all premiums for Shareholder "tail" insurance coverage and such coverage shall be a Shareholder Expense; provided, however, that the Practice may cause its Professionals to be responsible for paying the premiums for such "tail" insurance coverage. Except as determined by the Local Advisory Council, the professional liability insurance carrier shall not be replaced or changed without Practice Consent and Business Manager Consent.

         4.7 Confidential and Proprietary Information. The Practice agrees and acknowledges that all materials provided by Business Manager to the Practice constitute Confidential Information disclosed in confidence and with the understanding that it constitutes valuable business information developed by Business Manager at great expenditures of time, effort, and money. The Practice further agrees that it shall not, directly or indirectly, disclose any Confidential Information of the Business Manager to other persons without Business Manager's express written authorization, such Confidential Information shall not be used in any way directly or indirectly detrimental to Business Manager, and the Practice will keep such Confidential Information confidential and will ensure that its affiliates and advisors who have access to such Confidential Information comply with these nondisclosure obligations; provided, however, that the Practice may disclose Confidential Information to those of its Representatives who need to know Confidential Information for the purposes of this Business Management Agreement, it being understood and agreed to by the Practice that such Representatives will be informed of the confidential nature of the Confidential Information, will agree to be bound by this Section, and will be directed by the Practice not to disclose to any other person any

Confidential Information. The Practice agrees to be responsible for any breach of this Section by its affiliates, advisors, or Representatives. If the Practice is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands, or similar processes) to disclose or produce any Confidential Information furnished in the course of its dealings with Business Manager or its affiliates, advisors, or Representatives, the Practice will (i) provide Business Manager with prompt notice thereof and copies, if possible, and, if not, a description, of the Confidential Information requested or required to be produced so that Business Manager may seek an appropriate protective order or waive compliance with the provisions of this Section and (ii) consult with Business Manager as to the advisability of Business Manager's taking of legally available steps to resist or narrow such request. The Practice further agrees that, if in the absence of a protective order or the receipt of a waiver hereunder, the Practice is nonetheless, in the written opinion of its legal counsel, compelled to disclose or produce Confidential Information concerning Business Manager to any tribunal legally authorized to request and entitled to receive such Confidential Information or to stand liable for contempt or suffer other censure or penalty, the Practice may disclose or produce such Confidential Information to such tribunal without liability hereunder; provided, however, that the Practice shall give Business Manager written notice of the Confidential Information to be so disclosed or produced as far in advance of its disclosure or production as is practicable and shall use its best efforts to obtain, to the greatest extent possible, an order or other reliable assurance that confidential treatment will be accorded to such Confidential Information so required to be disclosed or produced. The Practice acknowledges that the disclosure of Confidential Information to it by Business Manager is done in reliance upon its representations and covenants in this Business Management Agreement. Upon expiration or termination of this Business Management Agreement by either Party for any reason whatsoever, the Practice shall immediately return and shall cause its Representatives, affiliates, and independent contractors to immediately return to Business Manager all Confidential Information, and the Practice will not, and will cause its Representatives, affiliates, and independent contractors not to, thereafter use, appropriate or reproduce such Confidential Information. The Practice further expressly acknowledges and agrees that any such use, appropriation, or reproduction of any such Confidential Information by any of the foregoing after the expiration or termination of this Agreement will result in irreparable injury to Business Manager, that the remedy at law for the foregoing would be inadequate, and that in the event of any such use, appropriation, or reproduction of any such Confidential Information after the termination or expiration of this Agreement, Business Manager, in addition to any other remedies or damages available to it, shall be entitled to injunctive or other equitable relief without the necessity of posting a bond, cash, or otherwise, and without the necessity of proving actual damages. Such rights to relief shall not preclude Business Manager from other remedies which may be available to it hereunder.

         4.8 Non-Competition. The Practice hereby recognizes and acknowledges that Business Manager will incur substantial costs in providing the equipment, support services, personnel, management, administration, and other items and services that are the subject matter of this Business Management Agreement and that in the process of providing services under this

Business Management Agreement, the Practice will be privy to financial and Confidential Information, to which the Practice would not otherwise be exposed. The Parties also recognize that the services to be provided by Business Manager will be feasible only if the Practice operates an active practice to which the Professionals associated with the Practice devote their full time and attention. The Practice agrees and acknowledges that the non-competition covenants described hereunder are necessary for the protection of Business Manager, and that Business Manager would not have entered into this Business Management Agreement without the following covenants.

                  (a) During the Term of this Business Management Agreement and except for its obligations pursuant to this Business Management Agreement, the Practice shall not establish, operate, or provide Professional Eye Care Services at a medical office, clinic or other health care facility anywhere within twenty
(20) miles of any current or future location at which Business Manager provides business management services similar to the services contemplated in this Agreement; provided, however, that the Practice may carry on the activities described in Exhibit 1.3 without violating this Section 4.8.

                  (b) Except as specifically agreed to by Business Manager in writing, the Practice and its Shareholders covenant and agree that during the Term of this Business Management Agreement and for a period of two (2) years from the date this Business Management Agreement is terminated, other than if terminated by the Practice for cause, or expires, the Practice shall not directly or indirectly own (excluding ownership of less than one percent (1%) of the equity of any publicly traded entity and excluding ownership of the common stock of Business Manager), manage, operate, control, contract with, lend funds to, lend its name to, maintain any interest whatsoever in, or be employed by, any enterprise (i) having to do with the provision, distribution, promotion, or advertising of any type of management or administrative services or products to third parties in competition with Business Manager, located anywhere in the United States of America; and/or (ii) offering any type of service(s) or product(s) to third parties substantially similar to those offered by Business Manager to the Practice located anywhere in the United States of America. Notwithstanding the above restriction, nothing herein shall prohibit (i) the Practice or any of its Shareholders from providing management and administrative services to this or their own ophthalmology practices after the termination of this Business Management Agreement, (ii) the Practice or its Shareholders from contracting with a third-party manager to provide administrative or management services for its or their professional eye care practices after termination of this Business Management Agreement and two (2) years thereafter, as long as such relationship complies with the provisions of this Section 4.8(b); (iii) any of the Practice's Shareholders from providing management and administrative services to their own ophthalmology practices after the termination of their employment relationship with the Practice in accordance with this Business Management Agreement, and (iv) such Shareholders from contracting with a third-party manager to provide administrative or management services for their professional eye care practices after the termination of their employment relationship with the Practice in accordance with this Business Management Agreement. If the Practice violates this Section, the Practice shall pay to Business Manager the amount received as consideration by the Practice and/or the Shareholders in connection with the Acquisition Transaction, as agreed upon liquidated damages. The Practice and the Shareholders acknowledge and agree that such sum is reasonable in light of the severe harm that Business Manager would suffer as a result of the Practice's breach of this restrictive covenant. If the Practice fails to make payment of liquidated damages as contemplated by this Section, Business Manager shall be entitled among all other rights and remedies available at law or equity, to (i) cancel the number of shares of Business Manager's common stock held by the Practice or the Shareholders or, with respect to shares of Business Managers' common stock entitled to be received by the Practice or the Shareholders pursuant to the Acquisition Agreement, terminate its obligation to deliver such number of shares of Business Manager's common stock, valued at the market price per share representing such liquidated damages sum, or (ii) set off all or any of such liquidated damages sum against amounts payable under any promissory note held by the Practice or the Shareholders, or do both of the foregoing, but in no event shall Business Manager be entitled to offset amounts in excess of the liquidated damages sum pursuant to this Section.

                  (c) The written employment agreements in the form of Exhibit 4.1A shall contain covenants of the Shareholder employees pursuant to which the Shareholders agree not to compete with the Practice or with the Business Manager within the Practice Territory for two (2) years after termination or expiration of the employment agreement.

                  (d) The Practice shall obtain and enforce formal written agreements from its Ophthalmologist employees in the form of Exhibit 4.2A or
Exhibit 4.1C, as the case may be, and agreements from its Optometrist employees in the form of Exhibit 4.2B, pursuant to which the employees agree not to compete with the Practice or with the Business Manager within the Practice Territory for one (1) year after termination or expiration of the employment agreement.

                  (e) The Practice understands and acknowledges that Business Manager shall suffer severe harm in the event that the foregoing non-competition covenants in Section 4.8 are violated, and accordingly, if the Practice breaches any obligation of Section 4.8, in addition to any other remedies available under this Business Management Agreement, at law or in equity, Business Manager shall be entitled to enforce this Business Management Agreement by injunctive relief and by specific performance of the Business Management Agreement, such relief to be without the necessity of posting a bond, cash or otherwise. Additionally, nothing in this Section 4.8(e) shall limit Business Manager's right to recover any other damages to which it is entitled as a result of the Practice's breach. The time period for which the non-competition covenant is effective shall be extended day for day for the time period the Practice is in violation of the non-competition covenant. If any provision of the covenants is held by a court of competent jurisdiction to be unenforceable due to an excessive time period, geographic area, or restricted activity, the covenant shall be reformed to comply with such time period, geographic area, or restricted activity that would be held enforceable. Following termination of this Agreement pursuant to Section 6.2(b) hereof, the Practice shall not amend, alter or otherwise change any term or provision of the restrictive covenants or liquidated damages provisions of the employment agreements with the Professionals. Following termination of this Agreement pursuant to Section 6.2(a) hereof, the Practice and the Professionals shall be relieved of the restrictions imposed by this Section 4.8.

         4.9 Name, Trademark. The Practice represents and warrants that the Practice conducts its professional practice under the name of, and only under the name of "Daniel B. Feller, M.D., P.C.", "Millennium Vision, P.C." and "Paradise Valley Eye Specialists" and that such names are duly registered, qualified, or licensed under the law of the State, and that, to the Practice's knowledge, the Practice is the sole and absolute owner of the names in the State. The Practice covenants and promises that, without the prior written consent of the Business Manager, the Practice will not:

                  (a) take any action that is reasonably likely to result in the loss of registration, qualification or licensure of the names;

                  (b) fail to take any reasonably necessary action that will maintain the registration, qualification, or licensure current;

                  (c) license, sell, give, or otherwise transfer the names or the right to use the names to any medical practice, ophthalmology or optometry practice, Ophthalmologist, Optometrist, professional corporation, or any other entity; or

                  (d) cease conducting the professional practice of the Practice under the names.

         4.10 Lease Assignment. Upon Business Manager's request, if the Practice is the lessee of the Office under a lease with an unrelated and unaffiliated lessor, the Practice shall assign the lease to Business Manager upon receipt of consent from the lessor. The Practice shall use its best efforts to assist in obtaining the lessor's consent to the assignment. Upon request, the Practice shall execute any instruments and shall take any acts that Business Manager may deem necessary to accomplish the assignment of the lease.

         4.11 Billing Information and Assignments; Establishment of Fees. The Practice shall promptly provide the Business Manager with all billing and other information reasonably requested by the Business Manager to enable it to bill and collect the Practice's fees and other charges and reimbursement claims pursuant to Section 3.9, and the Practice shall use its best efforts to procure consents to assignments and other approvals and documents necessary to enable the Business Manager to obtain payment or reimbursement from third parties for such fees, other charges and claims. The Practice shall establish reasonable fees for all professional and ancillary services and pharmaceutical items in connection with the provision of Professional Eye Care Services.

         4.12 Provider Agreements. The Practice shall not enter into contractual arrangements with third parties for the Practice's provision of Professional Eye Care Services which are inconsistent with guidelines established by the Local Advisory Council or any capitated fee arrangement without the prior approval of the Practice Advisory Council. Subject to the foregoing provision, the Practice shall have the final authority with regard to all of such contractual arrangements.

         4.13 Inconsistent Transaction by the Practice. The Practice agrees that it shall not enter into any agreements, commitments or transactions or engage in any activities which are within the authority and responsibility of the Business Manager as set forth in this Agreement or otherwise materially inconsistent with the provisions of this Agreement.

         4.14 Recommendations. The Practice shall make recommendations to Business Manager regarding the Office, the equipment, the business operations, and the services to be provided by Business Manager under this Business Management Agreement.

         4.15 General Obligations. The Practice shall take all lawful actions reasonably necessary to maximize revenues and shall not take any action to reduce revenues other than in the ordinary course of business.

         4.16 Tax Matters. The Practice shall prepare or arrange for the preparation by an accountant selected by the Practice of all appropriate corporate tax returns and reports required of the Practice including such returns and reports required with respect to the Account. All costs and expenses relating to the preparation of such returns and reports shall be deemed a Shareholder Expense.

         4.17 Shareholders' Undertaking to Enforce Certain Provisions of Agreement. The Practice shall cause to be executed by all Shareholders of the Practice an undertaking in the form of Exhibit 4.17 by such Shareholders to ensure that the corporate existence of the Practice is maintained and that the covenants not to compete described in Sections 4.1 and 4.2 of this Agreement are enforced by the Practice against any individuals violating such covenants.

         5. BUSINESS MANAGER'S COMPENSATION.

         5.1 Management Fee. The Practice and Business Manager agree to the compensation set forth herein as being paid to Business Manager in consideration of a substantial commitment made by Business Manager hereunder and that such fees are fair and reasonable. Each month Business Manager shall be paid that percentage set forth in Exhibit 5.1 of the amount remaining after (a) Office Expenses and Practice Expenses (excluding optical supplies) are subtracted from
(b) Adjusted Gross Revenue (the "Management Fee"). Business Manager shall not be liable for any losses generated by the Practice, and in no event shall the Management Fee be less than zero dollars. The payment of the Management Fee shall take into account any losses generated by the Practice arising after the effective date of this Agreement, with losses being carried forward to offset future net revenues of the Practice (which for purposes of this Section shall be deemed to be Adjusted Gross Revenue minus Office Expenses and Practice Expenses).

         5.2 Reasonable Value. Payment of the Management Fee is not intended to be and shall not be interpreted or applied as permitting Business Manager to share in the Practice's fees for Professional Eye Care Services or any other services, but is acknowledged as the Parties' negotiated agreement as to the reasonable fair market value of Business Manager's commitment to pay all Office Expenses and the fair market value of the equipment, contract analysis and support, other support services, purchasing, personnel, office space, management, administration, strategic management and other items and services furnished by Business Manager pursuant to the Business Management Agreement, considering the nature and volume of the services required and the risks assumed by Business Manager. The Practice and Business Manager recognize and acknowledge that Business Manager will incur substantial costs and business risks in undertaking to pay all Office Expenses, arranging for the Practice's use of the Office and in providing the equipment, support services, personnel, marketing, office space, management, administration, and other items and services that are the subject matter of this Business Management Agreement, and certain of such costs and expenses can vary to a considerable degree according to the extent of the Practice's business and services. It is the intent of the Parties that the Management Fee reasonably compensate Business Manager for the value to the Practice of Business Manager's administrative expertise, given the considerable business risk to Business Manager in providing the Management Services that are the subject of this Business Management Agreement.

         5.3 Payment of Management Fee. To facilitate the payment of the Management Fee as provided in Section 5.1(a) hereof, the Practice hereby expressly authorizes Business Manager to make withdrawals of the Management Fee from the Account as such fee becomes due and payable during the Term in accordance with Section 3.10(a) and after termination as provided in Section
6.3. Business Manager shall deliver to the Practice an invoice for the Management Fee accompanied by a reasonably detailed statement of the information upon which the Management Fee calculation is based.

         5.4 Assignment of Fees for Medical and Optometry Services.

                  (a) As security for the performance of its obligations under this Business Management Agreement, the Practice hereby irrevocably assigns and sets over to Business Manager all of its right to receive payment for Professional Eye Care Services (other than rights to receive payments relating to the activities described in Exhibit 1.3) to the extent permitted by law (the "Accounts Receivable") and retain such payment for its own account, and shall obtain a like assignment from all Professionals. To the extent such rights to receive payment cannot legally be assigned, the "Accounts Receivable" shall include the right to have any amounts received by the Practice pursuant to such non-assignable rights paid over to Business Manager upon receipt. The Practice shall take such action as may be necessary to confirm to Business Manager the rights set forth in this Section 5.4(a).

                  (b) Without limiting the generality of the foregoing, it is the intent of the Parties that the assignments to Business Manager of the rights described in Section 5.4(a) above shall be inclusive of the rights of the Practice and the Professionals to receive payment with respect to any services rendered prior to the effective date of any expiration or termination of this Agreement; provided, however, that the right to receive payments relating to the activities described in Exhibit 1.3 shall be excluded from such assignment. The Practice agrees and shall cause each Professional to agree, that Business Manager shall retain the right to collect and hold as security any Accounts Receivable relating to any such services rendered prior to the effective date of any such expiration or termination ("Pre-Termination Accounts Receivable").

                  (c) The Practice acknowledges that it is the intent of Business Manager to grant a security interest in (i) prior to an initial public offering of Business Manager's common stock, seventy-eight percent (78%) of the Pre-Termination Accounts Receivable, and (ii) after an initial public offering of Business Manager's common stock, one hundred percent (100%) of the Pre-Termination Accounts Receivable; to the lender(s) under its working capital credit facility (whether one or more, the "Credit Facility Lender"), as in effect from time-to-time. Pursuant to the 78% grant, the Credit Facility Lender shall be entitled to collect and retain, upon default of Business Manager, 78% of each dollar of the Pre-Termination Accounts Receivable amounts received, with the remaining 22% received to be returned to the Account. The Practice agrees that such security interest of the Credit Facility Lender is intended to be a first priority security interest and is superior to any right, title or interest which may be asserted by the Practice or any Professional with respect to the then applicable portion of the Pre-Termination Accounts Receivable or the proceeds thereof. The Practice further agrees, and shall cause each Professional to agree, that, upon the occurrence of an event which, under the terms of such working capital credit facility, would allow the Credit Facility Lender to exercise its right to collect such portion of the Pre-Termination Accounts Receivable and apply the proceeds thereof toward amounts due under such working capital credit facility, the Credit Facility Lender will succeed to all rights and powers of Business Manager under the powers of attorney provided for in
Section 3.9(f) above as if such Credit Facility Lender had been named as the attorney-in-fact therein, and the Practice and each Professional hereby waive, and the Credit Facility Lender shall not take the Pre-Termination Accounts Receivable subject to, any and all defenses the Practice and/or such Professionals may have with respect to money coming into the Account and any defenses they may have against the Credit Facility Lender. The Practice shall, and shall cause its Professionals to, execute any and all documents, financing statements, and agreements reasonably requested by such Credit Facility Lender to evidence and effectuate the Credit Facility Lender's rights contemplated in this Section.

                  (d) In the event that, contrary to the mutual intent of Business Manager and the Practice, the assignment of rights described in this
Section 5.4 shall be deemed, for any reason, to be ineffective as an outright assignment, the Practice and each Professional shall, effective as of the date of this Business Management Agreement, be deemed to have granted (and the Practice does hereby grant, and shall cause each Professional to grant) to Business Manager a first priority lien on and security interest in and to any and all interests of the

Practice and such Professionals in any accounts receivable generated by the provision of Professional Eye Care Services by the Practice and its Professionals or otherwise generated through the operations of the Office, and all proceeds with respect thereto, to secure the payment to Business Manager of all amounts due to Business Manager hereunder, and this Business Management Agreement shall be deemed to be a security agreement to the extent necessary to give effect to the foregoing. The Practice shall execute and deliver, and cause each Professional to execute and deliver, all such financing statements as Business Manager may request in order to perfect such security interest. The Practice shall not grant (and shall not suffer any Professional to grant) any other lien on or security interest in or to such accounts receivable or any proceeds thereof.

                  (e) Upon termination of this Business Management Agreement, Business Manager shall release the foregoing lien with respect to Accounts Receivable generated after the effective date of such termination and shall execute and cause to be filed any termination statements relating to such release of lien. However, it is understood that all rights of the Parties to the Accounts Receivable shall be subordinate to any interest of the Credit Facility Lender.

         5.5 Disputes Regarding Fees.

                  (a) It is the Parties' intent that any disputes regarding performance standards of the Business Manager be resolved to the extent possible by good faith negotiation. To that end, the Parties agree that if the Practice in good faith believes that Business Manager has failed to perform its obligations, and that as a result of such failure, the Practice is entitled to a set-off or reduction in its Management Fees, the Practice shall give Business Manager notice of the perceived failure and request in the notice a set-off or reduction in Management Fees. Business Manager and the Practice shall then negotiate the dispute in good faith, and if an agreement is reached, the Parties shall implement the resolution without further action.

                  (b) If the Parties cannot reach a resolution within a reasonable time, the Parties shall submit the dispute to mediation to be conducted in accordance with the American Arbitration Association's Commercial Mediation Rules.

                  (c) If the mediation process fails to resolve the dispute, the dispute shall be submitted by either Party to binding arbitration under Section 8.7.

         6. TERM AND TERMINATION.

         6.1 Initial and Renewal Term. The Term of this Business Management Agreement will be for an initial period of forty (40) years after the effective date, and shall be automatically renewed for successive five (5) year periods thereafter, provided that neither Business Manager nor the Practice shall have given notice of termination of this Business Management Agreement at least one hundred twenty (120) days before the end of the initial term or any renewal term, or unless otherwise terminated as provided in Section 6.2 of this Business Management Agreement.

         6.2 Termination.

                  (a) Termination by the Practice. The Practice may immediately terminate this Agreement at its discretion, upon written notice pursuant to
Section 8.3, as follows:

                           i)  If Business Manager becomes insolvent by reason
of its inability to pay its debts as they mature; is adjudicated bankrupt or insolvent; files a petition in bankruptcy, reorganization or similar proceeding under the bankruptcy laws of the United States or shall have such a petition filed against it which is not discharged within thirty (30) days; has a receiver or other custodian, permanent or temporary, appointed for its business, assets or property; makes a general assignment for the benefit of creditors; has its bank accounts, property or accounts attached; has execution levied against its business or property; or voluntarily dissolves or liquidates or has a petition filed for corporate dissolution and such petition is not dismissed with thirty
(30) days;

                           ii) If the Business Manager fails to comply with any
material provision of this Agreement, or any other agreement with the Practice, and does not correct such failure within sixty (60) days after written notice of such failure to comply is delivered by the Practice specifying the nature of the breach in reasonable detail.

                  (b) Termination by Business Manager. Business Manager may immediately terminate this Agreement at its discretion, upon written notice pursuant to Section 8.3, as follows:

                           i)  If the Practice becomes insolvent by reason of
its inability to pay its debts as they mature; is adjudicated bankrupt or insolvent; files a petition in bankruptcy, reorganization or similar proceeding under the bankruptcy laws of the United States or shall have such a petition filed against it which is not discharged within thirty (30) days; has a receiver or other custodian, permanent or temporary, appointed for its business, assets or property; makes a general assignment for the benefit of creditors; has its bank accounts, property or accounts attached; has execution levied against its business or property; or voluntarily dissolves or liquidates or has a petition filed for corporate dissolution and such petition is not dismissed with thirty (30) days; or

                           ii) If the Practice fails to comply with any material
provision of this Agreement, or any other agreement with Business Manager, and does not correct such failure within sixty (60) days after written notice of such failure to comply is delivered by Business Manager specifying the nature of the breach in reasonable detail.

                  (c) Termination by Agreement. In the event the Practice and Business Manager shall mutually agree in writing, this Business Management Agreement may be terminated on the date specified in such written agreement.

                  (d) Legislative, Regulatory or Administrative Change. In the event there shall be a change in the Medicare or Medicaid statutes, federal statutes, state statutes, case laws, administrative interpretations, regulations or general instructions, the adoption of new federal or state legislation, or a change in any third-party reimbursement system, any of which are reasonably likely to materially and adversely affect the manner in which either Party may perform or be compensated for its services under this Business Management Agreement or which shall make this Business Management Agreement or any related agreements unlawful or unenforceable, or which would be reasonably likely to subject either Party to this Agreement, or any member, shareholder, officer, director, employee, agent or affiliated organization to any civil or criminal penalties or administrative sanctions, the Parties shall immediately use their best efforts to enter into a new service arrangement or basis for compensation for the services furnished pursuant to this Business Management Agreement that complies with the law, regulation, or policy, or which minimizes the possibility of such penalties, sanctions or unenforceability, and that approximates as closely as possible the economic position of the Parties prior to the change. If the Parties are unable to reach a new agreement within a reasonable time, then either Party may submit the issue to arbitration pursuant to Section 8.7 for the purpose of reaching an alternative arrangement that is equitable under the circumstances.

         6.3 Effects of Termination. Upon termination of this Business Management Agreement, as hereinabove provided, neither Party shall have any further obligations hereunder except for (i) obligations accruing prior to the date of termination, including, without limitation, payment of the Management Fee relating to services provided prior to the termination of this Business Management Agreement, (ii) obligations, promises, or covenants set forth herein that are expressly made to extend beyond the Term, including, without limitation, insurance, indemnities and non-competition provisions, which provisions shall survive the expiration or termination of this Business Management Agreement, (iii) the obligation of the Practice described in Section 6.4, (iv) the obligation of Business Manager to repay amounts borrowed from the Account pursuant to Section 5.4(a), and (v) the obligation of the Practice to repay amounts advanced by Business Manager to the Practice. In effectuating the provisions of this Section 6.3, the Practice specifically acknowledges and agrees that if this Business Management Agreement terminates pursuant to Sections 6.2(b) or (d), Business Manager shall continue for a period not to exceed ninety (90) days to exclusively collect and receive on behalf of the Practice all cash collections from accounts receivable in existence at the time this Business Management Agreement is terminated, it being understood that (a) such cash collections will represent compensation to Business Manager for Management Services already rendered, (b) Business Manager shall not be entitled to collect accounts receivables after the termination date if this Agreement is terminated pursuant to Section 6.2(a), and (c) the Business Manager shall deduct from such cash collections any other amounts owed to Business Manager under this Business Management Agreement, including, without limitation, (i) ten percent (10%) of such cash collections as its Management Fee during any period after the termination of this Business Management Agreement while such collections are taking place,
(ii) any reasonable costs incurred by Business Manager in carrying out the post termination procedures and transactions contemplated herein, and (iii) any adjustments pursuant to Section 3.10(b). Business Manager shall remit remaining amounts from such collection activities, if any, to the Practice. Upon the expiration or termination of this Business Management Agreement for any reason or cause whatsoever, Business Manager shall surrender to the Practice all books and records pertaining to the Practice's ophthalmology and optometry practices. All sums received or collected by either Party after termination for Adjusted Gross Revenues earned prior to termination shall be split in accordance with this Section 6.3.

         6.4 Purchase Obligation. Upon expiration of this Business Management Agreement in accordance with Section 6.1 or termination of this Business Management Agreement by Business Manager, as set forth in Section 6.2(b) above, the Practice shall upon Business Manager's demand:

                  (a) Pay to Business Manager the difference between the consideration received in the Acquisition Transaction minus the book value of the net tangible assets (for purposes of such repurchase obligations such difference shall be amortized over a forty (40) year period), deferred charges, and all other amounts on the books of the Business Manager relating to the Business Management Agreement, as such amounts shall be established pursuant to the Acquisition Transaction and including amounts, if any, for the covenants described in Section 4.8 above, as adjusted through the last day of the month most recently ended prior to the date of such termination in accordance with GAAP to reflect amortization or depreciation of the intangible assets, deferred charges, or covenants;

                  (b) Purchase from Business Manager any real estate owned by Business Manager and used as an Office at the greater of the appraised fair market value thereof or the then book value thereof. In the event of any repurchase of real property, the appraised value shall be determined by Business Manager and the Practice, each selecting a duly qualified appraiser, who in turn will agree on a third appraiser. This agreed-upon appraiser shall perform the appraisal which shall be binding on both Parties. In the event either Party fails to select an appraiser within fifteen (15) days of the selection of an appraiser by the other Party, the appraiser selected by the other Party shall perform the appraisal which shall be binding on both Parties;

                  (c) Purchase at book value all improvements, additions, or leasehold improvements that have been made by Business Manager at any Office and that relate principally to the performance of Business Manager's obligations under this Business Management Agreement;

                  (d) Assume all contracts and leases and the Practice's pro rata share of all debts and payables that are obligations of Business Manager and that relate principally to the performance of Business Manager's obligations under this Business Management Agreement or the properties leased or subleased by Business Manager; provided, however, that the Practice shall only be obligated to assume such contracts and leases if the Practice will be able to enjoy the benefits of the contracts and leases following such assumption;


                  (e) Purchase from Business Manager at book value all of the equipment leased to the Practice, including all replacements and additions thereto made by Business Manager pursuant to the performance of its obligations under this Business Management Agreement, and all other assets, including inventory and supplies, tangibles and intangibles, set forth on the books of Business Manager as adjusted through the last day of the month most recently ended prior to the date of such termination in accordance with GAAP to reflect operations of the Office, depreciation, amortization, and other adjustments of assets shown on the books of Business Manager; and

                  (f) Cause to be executed by Shareholders of the Practice such personal guaranties and any security agreements reasonably required by Business Manager in connection with the purchase described in this Section 6.4. For purposes of this Section 6.4(f), the term "Shareholders" shall mean any individual who is a Shareholder of the Practice on the date that notice is given of the termination of this Business Management Agreement and any additional individual who is a Shareholder of the Practice on the effective date of this Business Management Agreement. However, such obligations of personal guaranties by Shareholders shall expire effective five (5) years from the date hereof and each Shareholder's guaranty shall terminate upon the death of such Shareholder. All current Shareholders of the Practice shall on or before the effective date of this Business Management Agreement, and all individuals who become Shareholders of the Practice after the effective date of commencement of this Business Management Agreement shall upon becoming a Shareholder of the Practice, execute and deliver to Business Manager an undertaking to comply with this
Section 6.4(f) which shall be in the form of Exhibit 6.4(f). Notwithstanding the above, the Practice and the Shareholders shall not permit without Business Manager Consent, during any three (3) year period during which this Agreement is in effect and only after five (5) years from the commencement hereof, the transfer of over fifty percent (50%) of the ownership interests of the Practice to any existing or new Shareholders of the Practice or combinations of existing or new Shareholders of the Practice, except in cases of death, disability or retirement of such transferring Shareholders or transfers to replacement Shareholders described in Section 4.1 in accordance with the provisions set forth in Section 4.1.

         6.5 Purchase Option. Upon termination of this Business Management Agreement by the Practice pursuant to Section 6.2(a), the Practice shall be released from the restrictive covenants in Section 4.8 and shall have the option but not the obligation to do all or none of the following:

                  (a) Pay to Business Manager the difference between the consideration received in the Acquisition Transaction minus the book value of the net tangible assets (for purposes of such repurchase obligations such difference shall be amortized over a forty (40) year period), deferred charges, and all other amounts on the books of the Business Manager relating to the Business Management Agreement, as such amounts shall be established pursuant to the Acquisition Transaction and including amounts, if any, for the covenants described in Section 4.8 above, as adjusted through the last day of the month most recently ended prior to the date of such termination in accordance with GAAP to reflect amortization or depreciation of the intangible assets, deferred charges, or covenants;

                  (b) Purchase from Business Manager any real estate owned by Business Manager and used as an Office at the greater of the appraised fair market value thereof or the then book value thereof. In the event of any repurchase of real property, the appraised value shall be determined by Business Manager and the Practice, each selecting a duly qualified appraiser, who in turn will agree on a third appraiser. This agreed-upon third appraiser shall perform the appraisal which shall be binding on both Parties. In the event either Party fails to select an appraiser within fifteen (15) days of the selection of an appraiser by the other Party, the appraiser selected by the other Party shall perform the appraisal which shall be binding on both Parties;

                  (c) Purchase at book value all improvements, additions, or leasehold improvements that have been made by Business Manager at any Office and that relate principally to the performance of Business Manager's obligations under this Business Management Agreement;

                  (d) Assume all contracts and leases and the Practice's pro rata share of all debts and payables that are obligations of Business Manager and that relate principally to the performance of Business Manager's obligations under this Business Management Agreement or the properties leased or subleased by Business Manager; provided, however, that the Practice shall only be obligated to assume such contracts and leases if the Practice will be able to enjoy the benefits of the contracts and leases following such assumption; and

                  (e) Purchase from Business Manager at book value all of the equipment leased to the Practice, including all replacements and additions thereto made by Business Manager pursuant to the performance of its obligations under this Business Management Agreement, and all other tangible assets, including inventory and supplies, set forth on the books of the Business Manager as adjusted through the last day of the month most recently ended prior to the date of such termination in accordance with GAAP to reflect operations of the Office, depreciation, amortization, and other adjustments of assets shown on the books of the Business Manager.

         The Practice shall provide notice to Business Manager of its intent to exercise the option above described at the same time that the Practice provides notice to Business Manager of the Practice's election to terminate this Business Management Agreement for cause.

         6.6 Closing of Purchase. If the Practice purchases the assets pursuant to Section 6.4 or 6.5, the Practice shall pay cash for the purchased assets; provided, however, that the Practice may also use Business Manager's common stock as consideration for the purchased assets, which stock shall be valued for purposes of this Agreement as follows: (a) in the event of a Section 6.4 termination, the shares shall be valued at the lower of the value on the date the shares were received by the Shareholder (as agreed to by the parties), and the value on the date of the closing of this purchase, or (b) in the event of a
Section 6.5 termination, the shares shall be valued at the higher of the value of such shares on the dates set forth in 6.6(a) above. The amount of the purchase price shall be reduced by the amount of debt and liabilities of Business Manager, if any, assumed by the Practice and by any unpaid portion of any promissory notes payable by Business Manager to any Shareholder of the Practice, which shall be offset against the purchase price. The Practice and all Shareholders of the Practice shall execute such documents as may be required to assume the liabilities set forth in Section 6.4(d) or Section 6.5(c) and to remove Business Manager from any liability with respect to such repurchased asset and with respect to any property leased or subleased by Business Manager. The closing date for the purchase shall be determined by the Parties, but shall in no event occur later than the expiration date of this Business Management Agreement if this Agreement expires in accordance with Section 6.1, or sixty
(60) days from the date of the notice of termination for cause. The termination of this Business Management Agreement shall become effective upon the closing of the sale of the assets if the assets are purchased, and all Parties shall be released from any restrictive covenants provided for in Section 3.17 or Section
4.8 on the closing date. If the Practice chooses not to purchase the assets pursuant to Section 6.5, the termination shall be effective as of the notice date given by the Practice under Section 6.2(b), at which time the parties shall be released from the restrictive covenants in Section 3.17 and Section 4.8. From and after any termination, each Party shall provide the other Party with reasonable access of the books and records then owned by it to permit such requesting Party to satisfy reporting and contractual obligations that may be required of it.

         6.7 Limitation of Liability. In no event shall Business Manager be liable to the Practice for any indirect, special or consequential damages or lost profits, arising out of or related to this Agreement or the performance or breach thereof, even if Business Manager has been advised of the possibility thereof.

         7. INDEMNIFICATION; THIRD PARTY CLAIMS.

         7.1 Indemnification by the Practice. The Practice shall indemnify and hold harmless Business Manager and Business Manager's shareholders, directors, officers, agents and employees, from and against all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees, resulting in any manner, directly or indirectly, from the negligent or intentional acts or omissions of the Practice or its members, Shareholders, directors, officers, employees, agents or independent contractors, including but not limited to any such claims, demands, liabilities, losses, damages, costs and expenses which accrued or arose prior to the date of execution of this Business Management Agreement.

         7.2 Indemnification by Business Manager. Business Manager shall indemnify and hold harmless the Practice, and the Practice's members, Shareholders, directors, officers, agents and employees, from and against any and all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees, resulting in any manner, directly or indirectly, from the negligent or intentional acts or omissions of Business Manager or its shareholders, directors, officers, employees, agents or independent contractors.

         7.3 Notice of Claim for Indemnification. No claims for indemnification under this Agreement relating to claims solely between the Parties shall be valid unless notice of such claim is delivered to the Practice (in the case of a claim by Business Manager) or Business Manager (in the case of a claim by the Practice) within one (1) year after the Party making such claim first obtained knowledge of the facts upon which such claim is based. Any such notice shall set forth in reasonable detail, to the extent known by the Party giving such notice, the facts on which such claim is based and the resulting estimated amount of damages.

         7.4 Matters Involving Third Parties.

                  (a) If the Practice or Business Manager receives notice or acquires knowledge of any matter which may give rise to a claim by another person and which may then result in a claim for indemnification under this Agreement, then: (i) if such notice or knowledge is received or acquired by the Practice, the Practice shall promptly notify Business Manager; and (ii) if such notice or knowledge is received or acquired by Business Manager, the Business Manager shall promptly notify the Practice; except that no delay in giving such notice shall diminish any obligation under this Agreement to provide indemnification unless (and then solely to the extent) the Party from whom such indemnification is sought is prejudiced.

                  (b) Any Party from whom such indemnification (the "Indemnifying Party") is sought shall have the right to defend the Party seeking such indemnification (the "Indemnified Party") against such claim by another person (the "Third Party Claim") with counsel of the Indemnifying Party's choice reasonably satisfactory to the Indemnified Party so long as: (i) within fifteen
(15) days after the Indemnified Party has given notice of the Third Party Claim to the Indemnifying Party, the Indemnifying Party notifies the Indemnified Party that the Indemnifying Party will indemnify the Indemnified Party from and against all adverse consequences the Indemnified Party may suffer caused by, resulting from, arising out of or relating to such Third Party Claim; (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably satisfactory to the Indemnified Party that the Indemnifying Party has the financial resources necessary to defend against the Third Party Claim and fulfill its indemnification obligations; (iii) the Third Party Claim seeks money damages; (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim (other than a medical malpractice claim) is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party; and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 7.4(b): (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; (ii) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior consent of the Indemnifying Party; and (iii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior consent of the Indemnified Party.

                  (d) If any of the conditions specified in Section 7.4(b) is or becomes unsatisfied, however; (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem advisable (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith); (ii) the Indemnifying Party shall reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' and accountants' fees and expenses); and (iii) the Indemnifying Party shall remain responsible for any adverse consequences the Indemnified Party may suffer caused by, resulting from, arising out of or relating to such Third Party Claim to the fullest extent provided in this Agreement.

         7.5 Settlement. Except as permitted by Section 7.4, a Party shall not compromise or settle any claim for which the other Party is obligated to indemnify it without the written consent of such Party.

         7.6 Cooperation. The Indemnified Party shall make available all information and assistance that the Indemnifying Party may reasonably request in conjunction with assessing, defending and settling said claim.

         8. MISCELLANEOUS.

         8.1 Administrative Services Only. Nothing in this Business Management Agreement is intended or shall be construed to allow Business Manager to exercise control, authority or direction over the manner or method by which the Practice and its Professionals perform Professional Eye Care Services or other professional health care services. The rendition of all Professional Eye Care Services, including, but not limited to, the prescription or administration of medicine and drugs, shall be the sole responsibility of the Practice and its Professionals, and Business Manager shall not interfere in any manner or to any extent therewith. Nothing contained in this Business Management Agreement shall be construed to permit Business Manager to engage in the practice of ophthalmology or optometry, it being the sole intention of the Parties hereto that the services to be rendered to the Practice by Business Manager are solely for the purpose of providing nonmedical management and administrative services to the Practice so as to enable the Practice to devote its full time and energies to the professional conduct of its professional eye care practice and provision of Professional Eye Care Services to its patients and not to administration or practice management.

         8.2 Status of Independent Contractor. It is expressly acknowledged that the Parties hereto are "independent contractors," and nothing in this Business Management Agreement is intended and nothing shall be construed to create an employer/employee, partnership, or joint venture relationship, or to allow either to exercise control or direction over the manner or method by which the other performs the services that are the subject matter of this Business Management Agreement; provided always that the services to be provided hereunder shall be furnished in a manner consistent with the standards governing such services and the provisions of this Business Management Agreement. Each Party understands and agrees that (i) the other will not be treated as an employee for federal tax purposes, (ii) neither will withhold on behalf of the other any sums for income tax, unemployment insurance, social security, or any other withholding pursuant to any law or requirement of any governmental body or make available any of the benefits afforded to its employees, (iii) all of such payments, withholdings, and benefits, if any, are the sole responsibility of the Party incurring the liability, and (iv) each will indemnify and hold the other harmless from any and all loss or liability arising with respect to such payments, withholdings, and benefits, if any.

         8.3 Notices. Any notice, demand, or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when in writing and personally delivered or mailed by prepaid certified or registered mail, return receipt requested, addressed as follows:

             The Practice:          Millennium Vision, P.C.
                                    4845 East Thunderbird Road
                                    Scottsdale, Arizona 85254
                                    Attention: Daniel B. Feller, M.D.


             with a copy to:        Steven M. Goldstein, Esquire
                                    Sacks Tierney, P.A. Lawyers
                                    2929 North Central Avenue
                                    Fourteenth Floor
                                    Phoenix, Arizona 85012-2742

             Business Manager:      Vision 21, Inc.
                                    7209 Bryan Dairy Road
                                    Largo, Florida 34647
                                    Attention: Theodore N. Gillette, Chief
                                             Executive Officer


             with a copy to:        Shumaker, Loop & Kendrick, LLP
                                    101 East Kennedy Boulevard
                                    Suite 2800
                                    Tampa, Florida 33602
                                    Attention: Darrell C. Smith, Esq.


or to such other address, or to the attention of such other person or officer, as any party may by written notice designate.

         8.4 Governing Law. This Business Management Agreement shall in all respects be governed, interpreted and construed in accordance with the laws of the State without giving effect to principles of comity or conflicts of laws thereof.

         8.5 Jurisdiction and Venue. Business Manager and the Practice hereby consent to the personal jurisdiction and venue of the state and federal courts in the judicial circuit where the Practice has its principal corporate office, and do hereby waive all questions of personal jurisdiction and venue, including, without limitation, the claim or defense that such courts constitute an inconvenient forum.

         8.6 Assignment. Except as may be herein specifically provided to the contrary, this Business Management Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives, successors, and assigns; provided, however, that the Practice may not assign this Business Management Agreement without the prior written consent of Business Manager, which consent may be withheld. The sale, transfer, pledge, or assignment of any of the ownership interests held by any Shareholder of the Practice, the sale of any material portion of its assets by the Practice, or the issuance by the Practice of voting ownership interests to any other person (except to replacement Shareholders as described in Section 4.1), or any combination of such transactions within a period of five (5) years, such that the existing Shareholders in the Practice fail to maintain a majority of the voting interests in the Practice shall be deemed an attempted assignment by the Practice, and shall be null and void unless consented to in writing by Business Manager prior to any such transfer or issuance. Any breach of this provision, whether or not void or voidable, shall constitute a material breach of the Business Management Agreement, and in the event of such breach, Business Manager may terminate this Business Management Agreement upon twenty-four (24) hours' notice to the Practice and shall have all rights available at law or in equity. Except as otherwise provided in this Agreement, the Parties agree that until an initial public offering of Business Manager's common stock occurs, Business Manager may only assign or transfer its rights and obligations under this Business Management Agreement with the prior written consent of the Practice. Except as otherwise provided in this Agreement, after an initial public offering of Business Manager's common stock occurs, Business Manager may assign or transfer its rights and obligations under this Business Management Agreement only in the following situations: (a) pursuant to a merger of Business Manager into another entity or the sale of substantially all of the assets of Business Manager to a health care company;
(b) pursuant to the sale of all of the health care contracts of Business Manager within a multistate region in which the Practice is located with the Practice's consent, which shall not be unreasonably withheld and which may not be withheld where the proposed assignment or transfer is to a healthcare practice management company with similar or greater financial standing, expertise and service capabilities to that of Business Manager; (c) pursuant to a transfer or assignment of this Agreement to one of Business Manager's subsidiaries or parent organizations; or (d) pursuant to any transfer or assignment to or by any financial lender of the Business Manager, and this Agreement is subordinate to the rights of such lender. After such assignment and transfer, the Practice agrees to look solely to such assignee or transferee for performance of this Business Management Agreement. In addition, Business Manager or the assignee or transferee shall have the right to (i) collaterally assign its interest in this Business Management Agreement and its right to collect Management Fees hereunder to any financial institution or other third party without the consent of the Practice, and (ii) subject to the foregoing provisions, assign its rights and obligations hereunder to any third party without the consent of the Practice. In the event that Business Manager assigns its rights and obligations hereunder to one or more of its subsidiaries, Business Manager shall unconditionally guaranty the obligations of such subsidiary or subsidiaries. The Practice and executing Shareholders agree to execute in the future any and all documentation reasonably required to subordinate their rights pursuant to this Section 8.6 to that of a lender.

         8.7 Arbitration. The Parties shall use good faith negotiation to resolve any controversy, dispute or disagreement arising out of or relating to this Business Management Agreement or the breach of this Business Management Agreement. Except as otherwise provided herein and except as it relates to Sections 3.14, 3.17, 4.7 and 4.8 of this Business Management Agreement and except for matters which are to be determined by the Local Advisory Council and/or the National Appeals Council as contemplated in this Business Management Agreement, any matter not resolved by negotiation shall be submitted to mediation conducted in accordance with the Arizona Mediation Rules. If the mediation process fails to resolve the dispute, the matter shall be submitted to binding and confidential arbitration in accordance with the National Health Lawyers Association Alternative Dispute Resolution Rules of Procedure for Arbitration and with one individual knowledgeable in the health care business serving as the arbitrator. Each Party will, upon the written request of the other Party, promptly provide the other with copies of documents relevant to the issues raised by any claim or counterclaim. Other discovery may be ordered by the arbitrator to the extent the arbitrator deems additional discovery relevant and appropriate, and any dispute regarding discovery shall be determined by the arbitrator, which determination shall be conclusive.

         8.8 Waiver of Breach. The waiver by either Party of a breach or violation of any provision of this Business Management Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or another provision hereof.

         8.9 Enforcement. In the event either Party resorts to legal action to enforce or interpret any provision of this Business Management Agreement, the prevailing Party shall be entitled to recover the costs and expenses of such action so incurred, including, without limitation, reasonable attorneys' fees.

         8.10 Gender and Number. Whenever the context of this Business Management Agreement requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and plural.

         8.11 Additional Assurances. Except as may be herein specifically provided to the contrary, the provisions of this Business Management Agreement shall be self-operative and shall not require further agreement by the Parties; provided, however, at the request of either Party, the other Party shall execute such additional instruments and take such additional acts as are reasonable and as the requesting Party may deem necessary to effectuate this Business Management Agreement.

         8.12 Consents, Approvals, and Exercise of Discretion. Whenever this Business Management Agreement requires any consent or approval to be given by either Party, or either Party must or may exercise discretion, the Parties agree that such consent or approval shall not be unreasonably withheld or delayed, and that such discretion shall be reasonably exercised.

         8.13 Force Majeure. Neither Party shall be liable or deemed to be in default for any delay or failure in performance under this Business Management Agreement or other interruption of service deemed to result, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war accidents, fires, explosions, earthquakes, floods, failure of transportation, strikes or other work interruptions by either Party's employees, or any other similar cause beyond the reasonable control of either Party unless such delay or failure in performance is expressly addressed elsewhere in this Business Management Agreement. Notwithstanding the same, the Parties hereto agree to continue this Agreement to the best degree they can so long as reasonably possible and the Practice shall not be excused from its obligations under Sections 4.2, 6.4 and 6.6 pursuant to this Section 8.13.

         8.14 Severability. The Parties hereto have negotiated and prepared the terms of this Business Management Agreement in good faith with the intent that each and every one of the terms, covenants and conditions herein be binding upon and inure to the benefit of the respective Parties. Accordingly, if any one or more of the terms, provisions, promises, covenants or conditions of this Business Management Agreement or the application thereof to any person or circumstance shall be adjudged to any extent invalid, unenforceable, void or voidable for any reason whatsoever by a court of competent jurisdiction or an arbitration tribunal, such provision shall be reformed, construed and enforced as if such unenforceable provision had not been contained herein, and each and all of the remaining terms, provisions, promises, covenants and conditions of this Business Management Agreement or their application to other persons or circumstances shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law. To the extent this Business Management Agreement is in violation of applicable law, then the Parties agree to negotiate in good faith to amend the Business Management Agreement, to the extent possible consistent with its purposes, to conform to law. If the Parties are unable to amend the Business Management Agreement in a manner which conforms with applicable law, then either Party may submit the matter to arbitration pursuant to Section 8.7 for the purpose of reaching an alternative arrangement that is equitable under the circumstances.

         8.15 Press Releases and Public Announcements. Except as otherwise required by law or by applicable rules of any securities exchange or association of securities dealers, neither the Practice nor the Business Manager shall issue any press release, make any public announcement or otherwise disclose any information for the purpose of publication by any print, broadcast or other public media, relating to the transactions contemplated by this Agreement, without the prior approval of the other Party.

         8.16 Divisions and Headings. The divisions of this Business Management Agreement into articles, sections, and subsections and the use of captions and headings in connection therewith are solely for convenience and shall not affect in any way the meaning or interpretation of this Business Management Agreement.

         8.17 Amendments and Execution. This Business Management Agreement and any amendments hereto shall be in writing and executed in multiple copies on behalf of the Practice by its President, and on behalf of Business Manager by its President. Each multiple copy shall be deemed an original, but all multiple copies together shall constitute one and the same instrument.

         8.18 Licenses, Permits and Certificates. Business Manager and the Practice shall each obtain and maintain in effect, at all times during the term of this Business Management Agreement, all licenses, permits and certificates required by law which are applicable to the performance of their respective obligations pursuant to this Business Management Agreement.

         8.19 No Third Party Beneficiaries. Except as otherwise provided herein, this Business Management Agreement shall not confer any rights or remedies upon any person other than Business Manager and the Practice and their respective successors and permitted assigns.

         8.20 Compliance with Applicable Laws. Business Manager and the Practice shall comply with all applicable federal, state and local laws, regulations, rules and restrictions in the conduct of their obligations under this Business Management Agreement.

         8.21 Language Construction. The Practice and Business Manager acknowledge that each Party hereto and its counsel have reviewed and revised this Business Management Agreement and agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Business Management Agreement.

         8.22 Entire Business Management Agreement. With respect to the subject matter of this Business Management Agreement, this Business Management Agreement supersedes all previous contracts and constitutes the entire agreement between the Parties. Neither Party shall be entitled to benefits other than those specified herein. No prior oral statements or contemporaneous negotiations or understandings or prior written material not specifically incorporated herein shall be of any force and effect, and no changes in or additions to this Business Management Agreement shall be recognized unless incorporated herein by amendment as provided herein, such amendment(s) to become effective on the date stipulated in such amendment(s). The Parties specifically acknowledge that, in entering into and executing this Business Management Agreement, the Parties rely solely upon the representations and agreements contained in this Business Management Agreement and no others.

         8.23 DISCLAIMER OF WARRANTY. BUSINESS MANAGER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE OFFICE OR ANY EQUIPMENT PROVIDED BY BUSINESS MANAGER PURSUANT TO THIS BUSINESS MANAGEMENT AGREEMENT, AND ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY EXPRESSLY DISCLAIMED.

         8.24 Control of Board of Directors. While there is no assurance that an initial public offering of Business Manager's common stock shall occur, should Business Manager fail to complete the same on or before April 1, 1998, the Board of Directors shall be controlled and the Business Manager managed by individuals designated by the founding health care practices acquired in December of 1996. If such initial public offering does not occur on or before April 1, 1998, each of such founding health care practices shall be entitled to vote that number of shares of Business Manager then held by such founding practices and the number of shares of Business Manager then held by the equity owners of such founding practices to elect a new board of directors of Business Manager; provided, however, that after April 1, 1998 and until February 28, 2000, Theodore N. Gillette and his majority owned health care practice (and their respective successors and assigns) shall not be entitled to vote their respective shares of common stock of Business Manager in any election of directors during such period.

         8.25 Agreement for Future Good Faith Negotiation. The Parties hereto agree that should either the chosen underwriters to a future initial public offering or Business Manager's accounting firm make recommendations regarding changes to this Business Management Agreement at a later date and prior to the offering which either such underwriters or accountants reasonably believe are necessary based upon customs in the industry to prevent any material adverse valuation issue or to obtain favorable accounting treatment for Business Manager, the Parties shall negotiate in good faith to modify any terms which could have such a negative effect or which could result in such favorable accounting treatment. In such event, the revisions shall be deemed to be retroactive to the effective date of this Business Management Agreement.

         8.26 Agreement to Transfer Stock and Stock Pledge. Contemporaneously with the execution of this Agreement and to ensure the continued viability and production of a Practice owned by one (1) Shareholder (if applicable) the Parties hereto have executed and delivered that certain Agreement to Transfer Stock and Stock Pledge pursuant to which the Business Manager and the Shareholder of the Practice have agreed to pledge all of the shares of common stock of the Practice to the Business Manager and have agreed that upon the death or disability of such Shareholder, the Practice shall be entitled to designate a replacement Professional to acquire all such shares of common stock of the Practice in return for payment of a fair value for such stock. Additionally, any current or future Shareholder of a Practice that becomes a sole Shareholder shall execute such agreement at the time the Shareholder gains such status.

         8.27 Authority. Business Manager and the Practice hereby warrant and represent to each other that they have the requisite corporate authority to execute and deliver this Business Management Agreement in their respective name.

         8.28 Waiver of Jury Trial. Any right to trial by jury with respect to any claim or proceeding relating to or arising out of this Business Management Agreement is waived by the Parties.

         8.29 Indemnification of Advisory Council Members. The parties hereto (and their successors) agree to indemnify and hold harmless all future members of any Advisory Council established pursuant to the terms hereof from any and all liability, claims, damages, costs and attorneys fees resulting from their decisions and actions as a member of such Advisory Council, so long as the decision or action is made in good faith.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Practice and Business Manager have caused this Business Management Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

                             "PRACTICE"

                             MILLENNIUM VISION, P.C., an Arizona
                             professional corporation


                             By: /s/ Daniel B. Feller
                                ------------------------------------------------
                             Name: Daniel B. Feller, M.D.
                             Title:  President


                             "BUSINESS MANAGER"
                             DANIEL B. FELLER, M.D., P.C., an Arizona professional corporation, d/b/a Paradise Valley Eye Specialists


                             By: /s/ Daniel B. Feller
                                ------------------------------------------------
                             Name: Daniel B. Feller, M.D.
                             Title: President


STATE OF ARIZONA           )
COUNTY OF _________________)

         The foregoing Business Management Agreement was executed before me this ___ day of December, 1996, by Daniel B. Feller, M.D., the President of MILLENNIUM VISION, P.C., an Arizona professional corporation who is personally known to me or who has produced identification and who did take an oath.

                                             NOTARY PUBLIC:

                                          Sign:
                                               ---------------------------------

                                          Print:
                                                --------------------------------
                                                     My Commission Expires:

STATE OF ARIZONA            )
COUNTY OF ______________________)

         The foregoing Business Management Agreement was executed before me this ___ day of December, 1996, by Daniel B. Feller, M.D., the President of DANIEL B. FELLER, M.D., P.C., an Arizona professional corporation, d/b/a PARADISE VALLEY EYE SPECIALISTS who is personally known to me or who has produced identification and who did take an oath.

                                             NOTARY PUBLIC:

                                          Sign:
                                               ---------------------------------

                                          Print:
                                                --------------------------------
                                                     My Commission Expires:

                                  Exhibit 1.3

                 to Business Management Agreement among Millennium Vision, P.C. (the "Practice"), and Daniel B. Feller, M.D., P.C. ("Business Manager")

                   Fees Excluded from Adjusted Gross Revenue

         1.      None.

                                  Exhibit 1.8

                 to Business Management Agreement among Millennium Vision, P.C. (the "Practice"), and Daniel B. Feller, M.D., P.C. ("Business Manager")

                    Description of Business Manager Expenses

         As of the Closing Date, Business Manager Expenses shall specifically include:

1. expenses relating to services provided to Business Manager and the Practice under current service agreements by Bruce Maller and BSM Consulting, to the extent such expenses do not exceed the Practices' share (pro-rata amongst all practices managed by the Business Manager, at any given moment, e.g., 32 practices = 1/32nd of such expense) of the services currently contracted for between Maller, BSM Consulting and Business Manager at an anticipated annual cost of $480,000;

2. costs related to the current regional corporate structure, current corporate overhead, strategic planning, and managed care administration;

3. expenses related to travel at the request of Business Manager except as otherwise permitted in 1.18(h);

4.       costs of stock option programs or grants to Physician and staff;

5. expenses related to services provided to Business Manager and the Practice by Medical Director Richard Lindstrom, M.D. as part of the current Medical Director Service Agreement; and

6.       corporate overhead, except as defined in Section 1.18(k).

                                  Exhibit 1.18

                 to Business Management Agreement among Millennium Vision, P.C. (the "Practice"), and Daniel B. Feller, M.D., P.C. ("Business Manager")

                                Office Expenses

                 [Table depicting breakdown of Office Expenses,
              Practice Expenses and Shareholder Expenses omitted.]

                                  Exhibit 1.26

                 to Business Management Agreement among Millennium Vision, P.C. (the "Practice"), and Daniel B. Feller, M.D., P.C. ("Business Manager")

                               Practice Territory

                      [Map(s) depicting twenty-mile radius
                      from each office location omitted.]

                                  Exhibit 1.31

                 to Business Management Agreement among Millennium Vision, P.C. (the "Practice"), and Daniel B. Feller, M.D., P.C. ("Business Manager")

              Leasehold Obligations in Excess of Fair Market Value

         1.      None.

                                  Exhibit 2.10

                 to Business Management Agreement among Millennium Vision, P.C. (the "Practice"), and Daniel B. Feller, M.D., P.C. ("Business Manager")

                                  Market Area

         1.      The State of Arizona.

                                  Exhibit 3.7

                 to Business Management Agreement among Millennium Vision, P.C. (the "Practice"), and Daniel B. Feller, M.D., P.C. ("Business Manager")

                      Unsettled Issues Regarding Personnel

         1.      None.

                                  Exhibit 3.17

                 to Business Management Agreement among Millennium Vision, P.C. (the "Practice"), and Daniel B. Feller, M.D., P.C. ("Business Manager")

            Entities and Relationships Excluded from Non-Competition
                         Covenant from Business Manager

         1.      None.

                                  Exhibit 4.1A

                 to Business Management Agreement among Millennium Vision, P.C. (the "Practice"), and Daniel B. Feller, M.D., P.C. ("Business Manager")

               Form of Founding Shareholder Employment Agreement


                         PHYSICIAN EMPLOYMENT AGREEMENT
                             (FOUNDING SHAREHOLDER)

         This Physician Employment Agreement (this "Employment Agreement") dated as of ____________, 199_, is by and between Millennium Vision, P.C., a professional corporation (the "Practice"), and ____________________, M.D., an individual (the "Ophthalmologist").

                                R E C I T A L S

         A. The Practice is a professional corporation organized under the laws of the State of Arizona (the "State") and is authorized to practice medicine in the State through licensed individuals.

         B. The Practice and Vision 21, Inc., a Florida corporation ("Vision 21") have acquired substantially all of the business assets of the Ophthalmologist's wholly-owned professional corporation, pursuant to that certain Agreement and Plan of Reorganization (the "Acquisition Agreement") of even date herewith.

         C. The Practice and Vision 21 have entered into a Business Management Agreement (the "Business Management Agreement") of even date herewith, whereby Vision 21 has agreed to provide various management services to the Practice and the Practice has agreed to have its professional employees execute employment agreements in a form substantially the same as this Employment Agreement, and it is intended that except as otherwise limited herein, Vision 21 be a third- party beneficiary of the restrictive covenants contained in this Employment Agreement.

         D. The Practice desires to employ Ophthalmologist upon the terms and subject to the terms and conditions set forth in this Employment Agreement.

         E. The Ophthalmologist is licensed to practice medicine in the State and desires to be employed by the Practice upon the terms and subject to the conditions set forth in this Employment Agreement.

         F. The Ophthalmologist possesses special knowledge relating to the business and assets acquired pursuant to the Acquisition Agreement and has developed valuable, long-term relationships with patients to be cared for by the Practice which make him valuable to the Practice and which will contribute to the Practice's future success.

         G. In consideration for and in connection with the Acquisition Agreement and such employment arrangement, the parties hereto desire to enter into a covenant not to compete and a non-disclosure covenant.

        NOW, THEREFORE, in consideration of the premises, the mutual promises, covenants and conditions herein contained and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

         1. Employment. The Practice hereby employs Ophthalmologist, and Ophthalmologist hereby accepts employment with the Practice, all upon the terms and subject to the conditions set forth in this Employment Agreement.

         2.      Duties and Responsibilities.

                 2.01 Full Time Practice of Medicine. The Ophthalmologist is employed pursuant to the terms of this Employment Agreement to practice medicine on behalf of the Practice. The Ophthalmologist shall devote substantially all of his time, best efforts and attention to the practice of medicine on behalf of the Practice and shall provide patient care of the highest quality. In addition to the foregoing duties, the Ophthalmologist shall undertake additional duties as directed by the Practice. During the term hereof and any renewal, the Ophthalmologist shall not, without the written consent of the Practice and Vision 21, (1) render professional services to or for any person, firm, corporation or other organization for compensation; or
(2) engage in any activity that competes with the interest of the Practice or Vision 21 whether Ophthalmologist is acting by himself or as an officer, director, shareholder, employee, partner or fiduciary. Any consent granted to the Ophthalmologist shall be revocable by the Practice or Vision 21 at any time upon thirty (30) days' notice, and the Ophthalmologist agrees to cease and desist upon receipt of such notice. Notwithstanding the above, the Practice recognizes that the Ophthalmologist shall have the right to engage in those matters expressly described on Schedule 2.01 attached hereto so long as such permitted activities do not result in materially reduced services to the Practice as compared to the Ophthalmologist's previous services to his practice and so long as the same does not materially impact the Ophthalmologist's ability to perform hereunder or materially impact the Ophthalmologist's anticipated productivity.

                 2.02 Subject to Board Standards and Requirements. The Practice recognizes that professional regulatory groups and bodies such as the State Board of Medicine may from time to time establish standards and requirements with regard to the practice of medicine by physicians licensed to practice medicine. All restrictions contained herein with respect to the duties and obligations of the Ophthalmologist shall be subject to said standards and requirements of the aforesaid groups and bodies.

         3.      Authority and Control of Practice.

                 Subject to Section 2.02 above and to the extent permitted by law:

                 3.01 The Ophthalmologist recognizes that the Practice shall have complete authority with regard to the acceptance for treatment of or the refusal to treat any patient and the Practice shall have complete authority with regard to the establishment of the appropriate fee for professional service.

                 3.02 The Practice shall direct and control the assignment of patients to the Ophthalmologist. Such determination shall be solely by the Practice and in the best interests of the patient and the Practice. The Ophthalmologist agrees to treat such patients as are assigned to him by the Practice.






                             Exhibit 4.1A - Page 2

The Ophthalmologist recognizes that patients treated by him may subsequently be assigned to other employees.

                 3.03 The Ophthalmologist shall perform all professional services as are assigned to him by the Practice and all work performed by the Practice shall be subject to the review and study of the Practice.

                 3.04 The performance of services by the Ophthalmologist on behalf of the Practice shall be performed at such times and at such places as shall be determined by the Practice and in accordance with such rules as the Practice may establish.

                 3.05 Hours of employment of the Ophthalmologist shall be determined by the Practice within reasonable standards within the profession.

                 3.06 The ophthalmologist of record for each patient treated by Ophthalmologist shall be one of the individual owners of the Practice.

          4. Term of Employment. The term of employment of Ophthalmologist by the Practice pursuant to this Employment Agreement shall be for five (5) years (the "Employment Period") commencing on the date of this Agreement (the "Commencement Date").

          5. Place of Employment. Ophthalmologist's principal place of work shall be located where designated by the Practice.

          6. Compensation. During the Employment Period, subject to all the terms and conditions of this Employment Agreement and as compensation for all services to be rendered by Ophthalmologist under this Employment Agreement, the Practice shall pay to or provide Ophthalmologist with the compensation set forth in Schedule 6 attached to this Agreement.

          7. Adherence to Standards. Ophthalmologist shall comply with the written policies, standards, rules and regulations of the Practice from time to time established for all employees of the Practice.

          8. Review of Performance. The Practice may periodically review and evaluate the performance of Ophthalmologist under this Employment Agreement with Ophthalmologist.

          9. Expenses. The Practice may reimburse Ophthalmologist for reasonable, ordinary and necessary expenses incurred by him in connection with his employment hereunder that have been approved in advance by the Practice; provided, however, Ophthalmologist shall render to the Practice a complete and accurate accounting of all such expenses in accordance with the substantiation requirements of Section 274 of the Internal Revenue Code of 1986, as amended (the "Code"), as a condition precedent to such reimbursement.

          10. Termination with Cause by the Practice. This Employment Agreement may be terminated with Cause (as hereinafter defined) by the Practice provided that the Practice shall (i) give Ophthalmologist the Notice of Termination (as hereinafter defined) and (ii) pay Ophthalmologist his


                            Exhibit 4.1A - Page 3
annual base salary through the Date of Termination (as hereinafter defined) at the rate in effect at the time the Notice of Termination is given plus any bonus or incentive compensation which have been earned or have become payable pursuant to the terms of any compensation or benefit plan or have vested as of the Date of Termination, but which have not yet been paid.

          11. Definitions. In addition to the words and terms elsewhere defined in this Employment Agreement, certain capitalized words and terms used in this Employment Agreement shall have the meanings given to them by the definitions and descriptions in this Section 11 unless the context or use indicates another or different meaning or intent, and such definition shall be equally applicable to both the singular and plural forms of any of the capitalized words and terms herein defined. The following words and terms are defined terms under this Employment Agreement:

                 11.01 Cause. A termination with "Cause" by the Practice shall mean a termination of this Employment Agreement for any of the following reasons:

                          (i)  Ophthalmologist's failure to promptly and
adequately perform the duties assigned by Practice after being notified by the Practice of the specific act(s) constituting such failure and being given a period of thirty (30) days after notification by the Practice to correct such failure;

                          (ii)  upon Ophthalmologist's breach of any provision
of this Employment Agreement which remains uncured for a period of thirty (30) days after notification by Practice of the specific nature of the breach;

                          (iii)  for good cause which shall include
insubordination, conduct reflecting moral turpitude, conduct diminishing the goodwill or reputation of the Practice, conduct disloyal to the Practice, material violation of any representation, warranty or covenant of this Agreement; conviction of any felony, or suspension or revocation of Ophthalmologist's license to practice medicine;

                          (iv)  upon Ophthalmologist's death; or

                          (v)     upon Ophthalmologist's disability if the
disability renders Ophthalmologist unable to practice medicine on a full-time basis for a period of more than ninety (90) days in any consecutive six (6) month period.

                 11.02 Date of Termination. "Date of Termination" shall mean the date specified in the Notice of Termination which shall not be less than thirty (30) days from the date such Notice of Termination is given unless the Notice of Termination is provided pursuant to Sections 11.01(iii), (iv) or (v), in which case the Date of Termination shall be the date that Notice of Termination is received by the Ophthalmologist.

                 11.03 Notice of Termination. "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Employment Agreement relied upon; provided, however, no such purported termination shall be effective without such Notice of Termination.

         12. Fees and Expenses. The prevailing party in any contest or dispute under this Employment Agreement shall receive from the other party all legal fees and related expenses (including the costs of

                            Exhibit 4.1A - Page 4
experts, evidence and counsel incurred by the prevailing party in any and all proceedings arising out of this Employment Agreement, including trial, appellate and bankruptcy proceedings.

          13. Notices. For the purposes of this Employment Agreement, notices and all other communications provided for in the Employment Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, or by expedited (overnight) courier with an established national reputation, shipping prepaid or billed to sender, in either case addressed to the respective addresses last given by each party in writing to the other (provided that all notices to the Practice shall be directed to the attention of the Practice with a copy to the Secretary of the Practice). All notices and communication shall be deemed to have been received on the date of delivery thereof, on the third business day after the mailing thereof, or on the second day after deposit thereof with an expedited courier service, except that notice of change of address shall be effective only upon receipt.

          14. Life Insurance. The Practice may, at any time after the execution of this Employment Agreement, apply for and procure as owner and for its own benefit, life insurance on Ophthalmologist, in such amounts and in such form or forms as the Practice may determine. Ophthalmologist shall, at the request of the Practice, submit to such medical examinations, supply such information, and execute such documents as may be required by the insurance company or companies to whom the Practice has applied for such insurance. Ophthalmologist hereby represents that to his knowledge there are no facts or circumstances that would preclude the Practice from obtaining life insurance on Ophthalmologist.

          15. Proprietary Information and Inventions. Ophthalmologist understands and acknowledges that:

                 15.01 Trust. Ophthalmologist's employment creates a relationship of confidence and trust between Ophthalmologist and the Practice (and by virtue of the Business Management Agreement entered into by the Practice and Vision 21, Ophthalmologist's employment creates a relationship of confidence and trust between the Ophthalmologist and Vision 21) with respect to certain information applicable to the business of the Practice and Vision 21, which may be made known to Ophthalmologist by the Practice or Vision 21 or learned by Ophthalmologist during the Employment Period.

                 15.02 Proprietary Information. The Practice and Vision 21 possess and will continue to possess information that has been created, discovered, or developed by, or has otherwise become known to, the Practice or Vision 21 (including, without limitation, information created, discovered, or developed by or made known to Ophthalmologist during the period of or arising out of employment by the Practice) or in which property rights have been or may be assigned or otherwise conveyed to the Practice or Vision 21, which information has commercial value in the respective businesses in which the Practice and Vision 21 are engaged and is treated by the Practice and Vision 21 as confidential. Except as otherwise herein provided, all such information is hereinafter called "Proprietary Information", which term, as used herein, shall also include, but shall not be limited to, data, functional specifications, computer programs, know-how, research, technology, improvements, developments, designs, marketing plans, strategies, forecasts, new products, unpublished financial statements, budgets, projections, licenses, prices, costs, patient, supplier and potential acquisition candidates lists, and patient files and records. Notwithstanding anything contained in this Employment Agreement to the contrary, the term "Proprietary Information" shall not include (i) information which is in the public domain, (ii) information which is published or

                            Exhibit 4.1A - Page 5
otherwise becomes part of the public domain through no fault of Ophthalmologist, (iii) information which Ophthalmologist can demonstrate was in Ophthalmologist's possession at the time of disclosure and was not acquired by Ophthalmologist directly or indirectly from the Practice or Vision 21 on a confidential basis, (iv) information which becomes available to Ophthalmologist on a non-confidential basis from a source other than the Practice or Vision 21 and which source, to the best of Ophthalmologist's knowledge, did not acquire the information on a confidential basis or (v) information required to be disclosed by any federal or state law, rule or regulation or by any applicable judgment, order or decree or any court or governmental body or agency having jurisdiction in the premises.

         All Proprietary Information shall be the sole property of the Practice and Vision 21 and their respective assigns. Ophthalmologist assigns to the Practice and Vision 21 any rights Ophthalmologist may have or acquire in such Proprietary Information. At all times, both during Ophthalmologist's employment by the Practice and after its termination or expiration, Ophthalmologist shall keep in strictest confidence and trust all Proprietary Information, and Ophthalmologist shall not use or disclose any Proprietary Information without the written consent of the Practice and Vision 21, except as may be necessary in the ordinary course of performing Ophthalmologist's duties as an employee of the Practice. This Section 15 shall survive the termination or expiration of this Employment Agreement.

          16. Patient Files and Surrender of Documents. To the extent permitted by law, all records contained in the files of patients shall be the property of the Practice. Ophthalmologist shall, at the request of the Practice, promptly surrender to the Practice any patient files, records, or x-rays, as well as any Proprietary Information or document, memorandum, record, patient record, letter or other paper in his possession or under his control relating to the operation, business or affairs of the Practice or Vision 21.

         17. Prior Employment Agreements; Successor Employment Agreements. Ophthalmologist represents and warrants that Ophthalmologist's performance of all the terms of this Employment Agreement and as an employee of the Practice does not, and will not, breach any agreement to keep in confidence proprietary information acquired by Ophthalmologist in confidence or in trust prior to Ophthalmologist's employment by the Practice. Ophthalmologist has not entered into, and shall not enter into, any agreement, either written or oral, which is in conflict with this Employment Agreement or which would be violated by Ophthalmologist's entering into, or carrying out his obligations under, this Employment Agreement. Immediately following the expiration of the term of this Employment Agreement, Ophthalmologist shall, if he intends to continue his relationship with the Practice, execute a new Employment Agreement with the Practice in substantially the form of Exhibit 4.1C of the Business Management Agreement.

         18. Restrictive Covenant. Ophthalmologist acknowledges and recognizes (i) that Ophthalmologist shall come into possession of Proprietary Information and (ii) the highly competitive nature of the respective businesses of the Practice and Vision 21 and, accordingly, agrees that in consideration of the premises contained herein Ophthalmologist will not, during the period of Ophthalmologist's employment by the Practice and for a period of two (2) years following the date of expiration or termination of this Employment Agreement, directly or indirectly (i) except as otherwise permitted by the terms of this Employment Agreement, practice medicine or engage in the business of managing ophthalmology or optometry practices or related eye care medical facilities within the area described in Schedule 18, whether such engagement shall be as an employer, officer, director, owner,

                            Exhibit 4.1A - Page 6
employee, consultant, stockholder, partner or other participant. Ophthalmologist further agrees that during the period of Ophthalmologist's employment by Practice, and for a period of two (2) years following the termination or expiration of this Employment Agreement, Ophthalmologist will not, directly or indirectly, (i) solicit any employee or consultant of Vision 21 or the Practice for the purposes of hiring or retaining such employee or consultant, (ii) utilize the services of any entity engaged in the business of managing ophthalmology or optometry practices or related eye care or medical facilities other than Vision 21, or (iii) contact any present or prospective client of Vision 21 to solicit such person or entity to enter into a management contract with any organization other than Vision 21. If Ophthalmologist violates this Section, Ophthalmologist shall pay to Vision 21 the one half
(1/2) of the    amount of the consideration received by Ophthalmologist in connection with the Acquisition Agreement (including one half (1/2) of the Ophthalmologist's pro rata share (based on his equity ownership in the Practice) of any consideration received by the Practice in connection with the Acquisition Agreement), as agreed upon liquidated damages. The Ophthalmologist acknowledges that such sum is reasonable in light of the resulting loss of intangible asset value associated with the Ophthalmologist's breach of this restrictive covenant. The Ophthalmologist further acknowledges and agrees that such liquidated damages sum shall be in addition to any liquidated damages which may be owed by Ophthalmologist to the Practice in connection with a breach by Ophthalmologist of Section 4 hereof. If the Ophthalmologist fails to make payment of liquidated damages as contemplated by this Section 18 within thirty (30) days of Ophthalmologist's receiving notice from the Practice or Vision 21 of the violation of this Section, Vision 21, shall, in addition to all other rights and remedies available at law or equity, be entitled to (i) cancel the number of shares of Vision 21 common stock held by the Ophthalmologist or, with respect to shares of Vision 21 common stock entitled to be received by the Ophthalmologist pursuant to the Acquisition Agreement, terminate its obligation to deliver such number of shares of Vision 21 common stock, valued as set forth in Section 6.6(a) of the Business Management Agreement representing all or a portion of such liquidated damages sum, or (ii) set off all or any of such liquidated damages sum against amounts payable under any promissory note held by the Ophthalmologist, or do both of the foregoing, but in no event shall Vision 21 be entitled to offset amounts in excess of the liquidated damages sum pursuant to this Section 18. Ophthalmologist further agrees that (i) such liquidated damages shall be in addition to the remedies available to the Practice or Vision 21 as set forth in Section 19 below, (ii) Vision 21 is a third-party beneficiary of this Section 18, (iii) this Section 18 is intended for the benefit of Vision 21, (iv) this Section 18 may be enforced by the Practice's and Vision 21's successors and/or assigns, and (v) the enforcement of this Section 18 will not violate public policy. This
Section 18 shall survive the termination or expiration of this Employment Agreement. Notwithstanding the foregoing, Vision 21 shall not have any right to enforce any provisions of this Employment Agreement if the Business Management Agreement terminates pursuant to Section 6.2(a) of the Business Management Agreement.

          19. Remedies. Ophthalmologist acknowledges and agrees that the Practice's and Vision 21's remedy at law for a breach or a threatened breach of the provisions herein would be inadequate, and in recognition of this fact, in the event of a breach or threatened breach by Ophthalmologist of any of the provisions of this Employment Agreement, it is agreed that the Practice and Vision 21 shall be entitled to equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available, without posting bond or other security. Ophthalmologist acknowledges that the granting of a temporary injunction, a temporary restraining order or other permanent injunction merely prohibiting Ophthalmologist from engaging in the practice of medicine or engaging in the management of any medical practice during the prohibited period within the prohibited area would not be an adequate remedy upon breach or threatened breach of this

                            Exhibit 4.1A - Page 7

Employment Agreement, and consequently agrees, upon any such breach or threatened breach, to the granting of injunctive relief prohibiting Ophthalmologist from engaging in any activities prohibited by this Employment Agreement. No remedy herein conferred is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder now or hereinafter existing at law or in equity or by statute or otherwise. It is expressly understood and agreed by Ophthalmologist that although the parties consider the restrictions contained in this Employment Agreement to be reasonable, if a court determines that the time or territory or any other restriction contained in this Employment Agreement is an unenforceable restriction on the activities of Ophthalmologist, such provision in this Employment Agreement shall not be rendered void but shall be deemed to be amended to apply as to such maximum time and territory and to such extent as such court may judicially determine or indicate to be reasonable. This Section 19 shall survive the termination or expiration of this Employment Agreement.

          20. Successive Employment Notice. Within five (5) business days after the Termination Date, Ophthalmologist shall provide notice to the Practice of Ophthalmologist's next intended employment. If such employment is not known by Ophthalmologist at such date, Ophthalmologist shall notify the Practice immediately upon determination of such information. Ophthalmologist shall continue to provide the Practice with notice of Ophthalmologist's place and nature of employment and any change in place or nature of employment during the period ending three (3) years after the expiration or termination of this Employment Agreement. Failure of Ophthalmologist to provide the Practice with such information in an accurate and timely fashion shall be deemed to be a breach of this Employment Agreement and shall entitle the Practice to all remedies provided for in this Employment Agreement as a result of such breach.

         21. Business Management Agreement. Ophthalmologist agrees not to commit any act or engage in any omission that would cause the Practice to breach the Business Management Agreement with Vision 21.

         22. Modification and Waiver. No provision of this Employment Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Ophthalmologist and such officer as may be specifically designated by the Board of Directors of the Practice and by such officer as may be specifically designated by the Board of Directors of Vision 21. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Employment Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time, and such waiver shall not operate or be construed as a waiver of any subsequent breach of the same provision or condition by any of the Practice, Ophthalmologist or Vision 21.

         23. Headings. Headings used in this Employment Agreement are for convenience only and shall not be used to interpret or construe its provisions.

         24. Amendments. No amendments or variations of the terms and conditions of this Employment Agreement shall be valid unless the same are in writing and signed by all of the parties hereto.

         25. Severability. The invalidity or unenforceability of any provision of this Employment Agreement, whether in whole or in part, shall not in any way affect the validity and/or enforceability of

                            Exhibit 4.1A - Page 8
any other provision herein contained. Any invalid or unenforceable provision shall be deemed severable to the extent of any such invalidity or unenforceability. It is expressly understood and agreed that while the Practice and Ophthalmologist consider the restrictions contained in this Employment Agreement reasonable for the purpose of preserving for the Practice the good will, other proprietary rights and intangible business value of the Practice, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in this Employment Agreement is an unreasonable or otherwise unenforceable restriction against Ophthalmologist, the provisions of such clause shall not be rendered void but shall be deemed amended to apply as to maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

         26. Third-Party Beneficiary. Vision 21 is a third-party beneficiary of Sections 4, 15, 18, 19 and 25 of this Employment Agreement and the restrictive covenants contained in this Employment Agreement are intended for the benefit of Vision 21. Except as otherwise provided herein, this Employment Agreement shall not confer any rights or remedies upon any person other than the Practice, Ophthalmologist and Vision 21 and their respective successors and permitted assigns.

         27. Successors and Assigns. The Practice's and Vision 21's successors and/or assigns are authorized to enforce the restrictive covenants contained in this Employment Agreement.

         28. Governing Law. This Employment Agreement shall be construed and enforced pursuant to the laws of the State in which the Practice conducts its business.

         29. Counterparts. This Employment Agreement may be executed in more than one (1) counterpart and each counterpart shall be considered an original.

         IN WITNESS WHEREOF, this Employment Agreement has been duly executed by the Practice and Ophthalmologist as of the date first above written.

                               "PRACTICE"

                               MILLENNIUM VISION, P.C.




                               By:
                                  -------------------------------------------
                                    Daniel B. Feller, M.D., its President



                               "OPHTHALMOLOGIST"

                                  -------------------------------------------

                                  --------------------------, M.D.






                             Exhibit 4.1A - Page 9

                                  Exhibit 4.1B

                 to Business Management Agreement among Millennium Vision, P.C. (the "Practice"), and Daniel B. Feller, M.D., P.C. ("Business Manager")

                         List of Practice Shareholders

         1.      Daniel B. Feller, M.D.

                                  Exhibit 4.1C

                 to Business Management Agreement among Millennium Vision, P.C. (the "Practice"), and Daniel B. Feller, M.D., P.C. ("Business Manager")

   Form of Optometrist Employment Agreement (Shareholder - Key Professional)

                        OPTOMETRIST EMPLOYMENT AGREEMENT
                        (SHAREHOLDER - KEY PROFESSIONAL)

         This Optometrist Employment Agreement (this "Employment Agreement") dated as of ___________, 19__, is by and between Millennium Vision, P.C., an Arizona professional corporation (the "Practice"), and _____________________________, O.D., an individual (the "Optometrist").

                                R E C I T A L S

         A. The Practice is a professional corporation organized under the laws of the State of Arizona (the "State"), and is authorized to practice optometry in the State through licensed individuals.

         B. The Practice and Vision 21, Inc., a Florida corporation ("Vision 21") have entered into a Business Management Agreement (the "Business Management Agreement") dated as of December 1, 1996, whereby Vision 21 has agreed to provide various management services to the Practice and the Practice has agreed to have its shareholder and key professional employees execute employment agreements in a form substantially the same as this Employment Agreement, and it is intended that except as otherwise limited herein, Vision 21 be a third-party beneficiary of the restrictive covenants contained in this Employment Agreement.

         C. The Practice desires to employ Optometrist upon the terms and subject to the terms and conditions set forth in this Employment Agreement.

         D. The Optometrist is licensed to practice optometry in the State and desires to be employed by the Practice upon the terms and subject to the conditions set forth in this Employment Agreement.

         E. The Optometrist possesses special knowledge relating to the business and assets of the Practice and Vision 21 and has developed valuable, long-term relationships with patients to be cared for by the Practice which make him valuable to the Practice and which will contribute to the Practice's and Vision 21's future success.

         NOW, THEREFORE, in consideration of the premises, the mutual promises, covenants and conditions herein contained and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

         1. Employment. The Practice hereby employs Optometrist, and Optometrist hereby accepts employment with the Practice, all upon the terms and subject to the conditions set forth in this Employment Agreement.

         2.      Duties and Responsibilities.

                 2.01 Full Time Practice of Optometry. The Optometrist is employed pursuant to the terms of this Employment Agreement to practice optometry on behalf of the Practice. The Optometrist shall devote substantially all of his time, best efforts and attention to the practice of optometry on behalf of the Practice and shall provide patient care of the highest quality. In addition to the foregoing duties, the Optometrist shall undertake additional duties as directed by the Practice. During the term hereof and any renewal, the Optometrist shall not, without the written consent of the Practice and Vision 21, (1) render professional services to or for any person, firm, corporation or other organization for compensation; or (2) engage in any activity that competes with the interest of the Practice or Vision 21 whether Optometrist is acting by himself or as an officer, director, shareholder, employee, partner or fiduciary. Any consent granted to the Optometrist shall be revocable by the Practice or Vision 21 at any time upon thirty (30) days' notice, and the Optometrist agrees to cease and desist upon receipt of such notice. Notwithstanding the above, the Practice recognizes that the Optometrist shall have the right to engage in those matters expressly described on Schedule 2.01 attached hereto so long as such permitted activities do not result in materially reduced services to the Practice as compared to the Optometrist's previous services to his practice and so long as the same does not materially impact the Optometrist's ability to perform hereunder or materially impact the Optometrist's anticipated productivity.

                 2.02 Subject to Board Standards and Requirements. The Practice recognizes that professional regulatory groups and bodies such as the State Board of Optometry may from time to time establish standards and requirements with regard to the practice of optometry by optometrists licensed to practice optometry. All restrictions contained herein with respect to the duties and obligations of the Optometrist shall be subject to said standards and requirements of the aforesaid groups and bodies.

         3.      Authority and Control of Practice.

                 Subject to Section 2.02 above and to the extent permitted by law:

                 3.01 The Optometrist recognizes that the Practice shall have complete authority with regard to the acceptance for treatment of or the refusal to treat any patient and the Practice shall have complete authority with regard to the establishment of the appropriate fee for professional service.

                 3.02 The Practice shall direct and control the assignment of patients to the Optometrist. Such determination shall be solely by the Practice and in the best interests of the patient and the Practice. The Optometrist agrees to treat such patients as are assigned to him by the Practice. The Optometrist recognizes that patients treated by him may subsequently be assigned to other employees.

                 3.03 The Optometrist shall perform all professional services as are assigned to him by the Practice and all work performed by the Practice shall be subject to the review and study of the Practice.

                 3.04 The performance of services by the Optometrist on behalf of the Practice shall be performed at such times and at such places as shall be determined by the Practice and in accordance with such rules as the Practice may establish.





                             Exhibit 4.1C - Page 2

                 3.05 Hours of employment of the Optometrist shall be determined by the Practice within reasonable standards within the profession.

                 3.06 The optometrist of record for each patient treated by Optometrist shall be one of the individual owners of the Practice.


          4. Term of Employment. The term of employment of Optometrist by the Practice pursuant to this Employment Agreement shall be for three (3) years (the "Employment Period") commencing on the date of this Agreement (the "Commencement Date"). The term of this Agreement shall renew automatically at the end of each term of this Agreement for an additional three (3) year term unless either party hereto provides notice to the other at least ninety (90) days prior to the expiration of any term.

          5. Place of Employment. Optometrist's principal place of work shall be located where designated by the Practice.

          6. Compensation. During the Employment Period, subject to all the terms and conditions of this Employment Agreement and as compensation for all services to be rendered by Optometrist under this Employment Agreement, the Practice shall pay to or provide Optometrist with the compensation set forth in
Schedule 6 attached to this Agreement.

          7. Adherence to Standards. Optometrist shall comply with the written policies, standards, rules and regulations of the Practice from time to time established for all employees of the Practice.

          8. Review of Performance. The Practice may periodically review and evaluate the performance of Optometrist under this Employment Agreement with Optometrist.

          9. Expenses. The Practice may reimburse Optometrist for reasonable, ordinary and necessary expenses incurred by him in connection with his employment hereunder that have been approved in advance by the Practice; provided, however, Optometrist shall render to the Practice a complete and accurate accounting of all such expenses in accordance with the substantiation requirements of Section 274 of the Internal Revenue Code of 1986, as amended (the "Code"), as a condition precedent to such reimbursement.

          10. Termination with Cause by the Practice. This Employment Agreement may be terminated with Cause (as hereinafter defined) by the Practice provided that the Practice shall (i) give Optometrist the Notice of Termination (as hereinafter defined) and (ii) pay Optometrist his annual base salary through the Date of Termination (as hereinafter defined) at the rate in effect at the time the Notice of Termination is given plus any bonus or incentive compensation which have been earned or have become payable pursuant to the terms of any compensation or benefit plan or have vested as of the Date of Termination, but which have not yet been paid.

          11. Definitions. In addition to the words and terms elsewhere defined in this Employment Agreement, certain capitalized words and terms used in this Employment Agreement shall have the meanings given to them by the definitions and descriptions in this Section 11 unless the context or use indicates another or different meaning or intent, and such definition shall be equally applicable to both



                             Exhibit 4.1C - Page 3
the singular and plural forms of any of the capitalized words and terms herein defined. The following words and terms are defined terms under this Employment Agreement:

                 11.01 Cause. A termination with "Cause" by the Practice shall mean a termination of this Employment Agreement for any of the following reasons:

                          (i)  Optometrist's failure to promptly and adequately
perform the duties assigned by Practice after being notified by the Practice of the specific act(s) constituting such failure and being given a period of thirty (30) days after notification by the Practice to correct such failure;

                          (ii)  upon Optometrist's breach of any provision of
this Employment Agreement which remains uncured for a period of thirty (30) days after notification by Practice of the specific nature of the breach;

                          (iii)  for good cause which shall include
insubordination, conduct reflecting moral turpitude, conduct diminishing the goodwill or reputation of the Practice, conduct disloyal to the Practice, material violation of any representation, warranty or covenant of this Agreement; conviction of any felony, or suspension or revocation of Optometrist's license to practice optometry;

                          (iv)  upon Optometrist's death; or

                          (v)     upon Optometrist's disability if the
disability renders Optometrist unable to practice optometry on a full-time basis for a period of more than ninety (90) days in any consecutive six (6) month period.

                 11.02 Date of Termination. "Date of Termination" shall mean the date specified in the Notice of Termination which shall not be less than thirty (30) days from the date such Notice of Termination is given unless the Notice of Termination is provided pursuant to Sections 11.01(iii), (iv) or (v), in which case the Date of Termination shall be the date that Notice of Termination is received by the Optometrist.

                 11.03 Notice of Termination. "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Employment Agreement relied upon; provided, however, no such purported termination shall be effective without such Notice of Termination.

         12. Fees and Expenses. The prevailing party in any contest or dispute under this Employment Agreement shall receive from the other party all legal fees and related expenses (including the costs of experts, evidence and counsel incurred by the prevailing party in any and all proceedings arising out of this Employment Agreement, including trial, appellate and bankruptcy proceedings.

          13. Notices. For the purposes of this Employment Agreement, notices and all other communications provided for in the Employment Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, or by expedited (overnight) courier with an established national reputation, shipping prepaid or billed to sender, in either case addressed to the respective addresses last given by each party in writing to the other (provided that all notices to the Practice shall be directed to the attention of the Practice with a copy to the Secretary of the Practice). All notices and communication shall be deemed to have been





                             Exhibit 4.1C - Page 4
received on the date of delivery thereof, on the third business day after the mailing thereof, or on the second day after deposit thereof with an expedited courier service, except that notice of change of address shall be effective only upon receipt.

          14. Life Insurance. The Practice may, at any time after the execution of this Employment Agreement, apply for and procure as owner and for its own benefit, life insurance on Optometrist, in such amounts and in such form or forms as the Practice may determine. Optometrist shall, at the request of the Practice, submit to such medical examinations, supply such information, and execute such documents as may be required by the insurance company or companies to whom the Practice has applied for such insurance. Optometrist hereby represents that to his knowledge there are no facts or circumstances that would preclude the Practice from obtaining life insurance on Optometrist.

          15. Proprietary Information and Inventions. Optometrist understands and acknowledges that:

                 15.01 Trust. Optometrist's employment creates a relationship of confidence and trust between Optometrist and the Practice (and by virtue of the Business Management Agreement entered into by the Practice and Vision 21, Optometrist's employment creates a relationship of confidence and trust between the Optometrist and Vision 21) with respect to certain information applicable to the business of the Practice and Vision 21, which may be made known to Optometrist by the Practice or Vision 21 or learned by Optometrist during the Employment Period.

                 15.02 Proprietary Information. The Practice and Vision 21 possess and will continue to possess information that has been created, discovered, or developed by, or has otherwise become known to, the Practice or Vision 21 (including, without limitation, information created, discovered, or developed by or made known to Optometrist during the period of or arising out of employment by the Practice) or in which property rights have been or may be assigned or otherwise conveyed to the Practice or Vision 21, which information has commercial value in the respective businesses in which the Practice and Vision 21 are engaged and is treated by the Practice and Vision 21 as confidential. Except as otherwise herein provided, all such information is hereinafter called "Proprietary Information", which term, as used herein, shall also include, but shall not be limited to, data, functional specifications, computer programs, know-how, research, technology, improvements, developments, designs, marketing plans, strategies, forecasts, new products, unpublished financial statements, budgets, projections, licenses, prices, costs, patient, supplier and potential acquisition candidates lists, and patient files and records. Notwithstanding anything contained in this Employment Agreement to the contrary, the term "Proprietary Information" shall not include (i) information which is in the public domain, (ii) information which is published or otherwise becomes part of the public domain through no fault of Optometrist,
(iii) information which Optometrist can demonstrate was in Optometrist's possession at the time of disclosure and was not acquired by Optometrist directly or indirectly from the Practice or Vision 21 on a confidential basis,
(iv) information which becomes available to Optometrist on a non-confidential basis from a source other than the Practice or Vision 21 and which source, to the best of Optometrist's knowledge, did not acquire the information on a confidential basis or (v) information required to be disclosed by any federal or state law, rule or regulation or by any applicable judgment, order or decree or any court or governmental body or agency having jurisdiction in the premises.

         All Proprietary Information shall be the sole property of the Practice and Vision 21 and their respective assigns. Optometrist assigns to the Practice and Vision 21 any rights Optometrist may have or acquire in such Proprietary Information. At all times, both during Optometrist's employment by the


                             Exhibit 4.1C - Page 5

Practice and after its termination or expiration, Optometrist shall keep in strictest confidence and trust all Proprietary Information, and Optometrist shall not use or disclose any Proprietary Information without the written consent of the Practice and Vision 21, except as may be necessary in the ordinary course of performing Optometrist's duties as an employee of the Practice. This Section 15 shall survive the termination or expiration of this Employment Agreement.

          16. Patient Files and Surrender of Documents. To the extent permitted by law, all records contained in the files of patients shall be the property of the Practice. Optometrist shall, at the request of the Practice, promptly surrender to the Practice any patient files, records, or x-rays, as well as any Proprietary Information or document, memorandum, record, patient record, letter or other paper in his possession or under his control relating to the operation, business or affairs of the Practice or Vision 21.

         17. Prior Employment Agreements; Successor Employment Agreements. Optometrist represents and warrants that Optometrist's performance of all the terms of this Employment Agreement and as an employee of the Practice does not, and will not, breach any agreement to keep in confidence proprietary information acquired by Optometrist in confidence or in trust prior to Optometrist's employment by the Practice. Optometrist has not entered into, and shall not enter into, any agreement, either written or oral, which is in conflict with this Employment Agreement or which would be violated by Optometrist's entering into, or carrying out his obligations under, this Employment Agreement. Following the expiration of the term of this Employment Agreement, Optometrist shall, if he intends to continue his relationship with the Practice, execute a new Employment Agreement with the Practice in substantially the form of Exhibit 4.1C of the Business Management Agreement.

         18.     Restrictive Covenant.  Optometrist acknowledges and recognizes
(i) that Optometrist shall come into possession of Proprietary Information and
(ii) the highly competitive nature of the respective businesses of the Practice and Vision 21 and, accordingly, agrees that in consideration of the premises contained herein Optometrist will not, during the period of Optometrist's employment by the Practice and for a period of one (1) year following the date of expiration or termination of this Employment Agreement, directly or indirectly (i) except as otherwise permitted by the terms of this Employment Agreement, practice optometry or engage in the business of managing optometry practices or related eye care optometric facilities within the area described in Schedule 18, whether such engagement shall be as an employer, officer, director, owner, employee, consultant, stockholder, partner or other participant. Optometrist further agrees that during the period of Optometrist's employment by Practice, and for a period of three (3) years following the termination or expiration of this Employment Agreement, Optometrist will not, directly or indirectly, (i) solicit any employee or consultant of Vision 21 or the Practice for the purposes of hiring or retaining such employee or consultant, (ii) utilize the services of any entity engaged in the business of managing optometry practices or related eye care or optometric facilities other than Vision 21, or (iii) contact any present or prospective client of Vision 21 to solicit such person or entity to enter into a management contract with any organization other than Vision 21. If Optometrist violates this Section, Optometrist shall pay to Vision 21 the sum of Three Hundred Thousand Dollars ($300,000) as agreed upon liquidated damages. The Optometrist acknowledges that such sum is reasonable in light of the resulting loss of intangible asset value associated with the Optometrist's breach of this restrictive covenant. Optometrist further agrees that (i) such liquidated damages shall be in addition to the remedies available to the Practice and Vision 21 as set forth in Section 19 below, (ii) Vision 21 is a third-party beneficiary of this Section 18, (iii) this Section 18 is intended for the benefit of Vision 21, (iv) this Section 18 may be enforced by the Practice's and Vision 21's successors and/or assigns, and (v) the enforcement of this
Section 18 will not violate public policy.  This Section 18 shall survive the



                             Exhibit 4.1C - Page 6
termination or expiration of this Employment Agreement. Notwithstanding the foregoing, Vision 21 shall not have any right to enforce any provisions of this Employment Agreement if the Business Management Agreement terminates pursuant to Section 6.2(a) of the Business Management Agreement.

          19. Remedies. Optometrist acknowledges and agrees that the Practice's and Vision 21's remedy at law for a breach or a threatened breach of the provisions herein would be inadequate, and in recognition of this fact, in the event of a breach or threatened breach by Optometrist of any of the provisions of this Employment Agreement, it is agreed that the Practice and Vision 21 shall be entitled to equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available, without posting bond or other security. Optometrist acknowledges that the granting of a temporary injunction, a temporary restraining order or other permanent injunction merely prohibiting Optometrist from engaging in the practice of optometry or engaging in the management of any optometric practice during the prohibited period within the prohibited area would not be an adequate remedy upon breach or threatened breach of this Employment Agreement, and consequently agrees, upon any such breach or threatened breach, to the granting of injunctive relief prohibiting Optometrist from engaging in any activities prohibited by this Employment Agreement. No remedy herein conferred is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder now or hereinafter existing at law or in equity or by statute or otherwise. It is expressly understood and agreed by Optometrist that although the parties consider the restrictions contained in this Employment Agreement to be reasonable, if a court determines that the time or territory or any other restriction contained in this Employment Agreement is an unenforceable restriction on the activities of Optometrist, such provision in this Employment Agreement shall not be rendered void but shall be deemed to be amended to apply as to such maximum time and territory and to such extent as such court may judicially determine or indicate to be reasonable. This Section 19 shall survive the termination or expiration of this Employment Agreement.

         20. Business Management Agreement. Optometrist agrees not to commit any act or engage in any omission that would cause the Practice to breach the Business Management Agreement with Vision 21.

         21. Modification and Waiver. No provision of this Employment Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Optometrist and such officer as may be specifically designated by the Board of Directors of the Practice and by such officer as may be specifically designated by the Board of Directors of Vision 21. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Employment Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time, and such waiver shall not operate or be construed as a waiver of any subsequent breach of the same provision or condition by any of the Practice, Optometrist or Vision 21.

         22. Headings. Headings used in this Employment Agreement are for convenience only and shall not be used to interpret or construe its provisions.

         23. Amendments. No amendments or variations of the terms and conditions of this Employment Agreement shall be valid unless the same are in writing and signed by all of the parties hereto.





                             Exhibit 4.1C - Page 7

         24. Severability. The invalidity or unenforceability of any provision of this Employment Agreement, whether in whole or in part, shall not in any way affect the validity and/or enforceability of any other provision herein contained. Any invalid or unenforceable provision shall be deemed severable to the extent of any such invalidity or unenforceability. It is expressly understood and agreed that while the Practice and Optometrist consider the restrictions contained in this Employment Agreement reasonable for the purpose of preserving for the Practice the good will, other proprietary rights and intangible business value of the Practice, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in this Employment Agreement is an unreasonable or otherwise unenforceable restriction against Optometrist, the provisions of such clause shall not be rendered void but shall be deemed amended to apply as to maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

         25. Third-Party Beneficiary. Vision 21 is a third-party beneficiary of Sections 4, 15, 18, 19 and 25 of this Employment Agreement and the restrictive covenants contained in this Employment Agreement are intended for the benefit of Vision 21.

         26. Successors and Assigns. The Practice's and Vision 21's successors and/or assigns are authorized to enforce the restrictive covenants contained in this Employment Agreement.

         27. Governing Law. This Employment Agreement shall be construed and enforced pursuant to the laws of the State in which the Practice conducts its business.

         28. Counterparts. This Employment Agreement may be executed in more than one (1) counterpart and each counterpart shall be considered an original.

         IN WITNESS WHEREOF, this Employment Agreement has been duly executed by the Practice and Optometrist as of the date first above written.

                                        "PRACTICE"

                                        MILLENNIUM VISION, P.C.


                                        By:
                                           -----------------------------------
                                           Daniel B. Feller, its President

                                        "OPTOMETRIST"


                                           -----------------------------------




                             Exhibit 4.1C - Page 8

                                  Exhibit 4.2A

                 to Business Management Agreement among Millennium Vision, P.C. (the "Practice"), and Daniel B. Feller, M.D., P.C. ("Business Manager")

            Form of Physician Employment Agreement (Non-Shareholder)

                         PHYSICIAN EMPLOYMENT AGREEMENT
                               (NON-SHAREHOLDER)

         This Physician Employment Agreement (this "Employment Agreement") dated as of _____________, 19__, is by and between Millennium Vision, P.C., a professional corporation (the "Practice"), and __________________________ M.D., an individual (the "Ophthalmologist").

                                R E C I T A L S:

         A. The Practice is a professional corporation organized under the laws of the State of Arizona (the "State") and is authorized to practice medicine in the State through licensed individuals.

         B. The Practice desires to employ Ophthalmologist upon the terms and subject to the terms and conditions set forth in this Employment Agreement.

         C. The Ophthalmologist is licensed to practice medicine in the State and desires to be employed by the Practice upon the terms and subject to the conditions set forth in this Employment Agreement.

         D. The Practice and Vision 21, Inc. ("Vision 21") have entered into a Business Management Agreement (the "Business Management Agreement") whereby Vision 21 has agreed to have its professional employees execute employment agreements in a form substantially the same as this Employment Agreement, and it is intended that except as otherwise limited herein, Vision 21 be a third-party beneficiary of the restrictive covenants contained in this Employment Agreement.

                 NOW, THEREFORE, in consideration of the premises, the mutual promises, covenants and conditions herein contained and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

          1. Employment. The Practice hereby employs Ophthalmologist, and Ophthalmologist hereby accepts employment with the Practice, all upon the terms and subject to the conditions set forth in this Employment Agreement.

          2.  Duties and Responsibilities.

                 2.01 Full Time Practice of Medicine. The Ophthalmologist is employed pursuant to the terms of this Employment Agreement to practice medicine on behalf of the Practice. The Ophthalmologist shall devote substantially all of his time, best efforts and attention to the practice of medicine on behalf of the Practice and shall provide quality patient care. In addition to the foregoing duties, the Ophthalmologist shall undertake additional duties as directed by the Practice. During the term hereof and any renewal, the Ophthalmologist shall not, without the written consent of the Practice and Vision 21, (1) render professional services to or for any person, firm, corporation or other organization for compensation;

or (2) engage in any activity that competes with the interest of the Practice or Vision 21 whether Ophthalmologist is acting by himself or as an officer, director, shareholder, employee, partner or fiduciary. Any consent granted to the Ophthalmologist shall be revocable by the Practice or Vision 21 at any time upon thirty (30) days' notice, and the Ophthalmologist agrees to cease and desist upon receipt of such notice. Notwithstanding the above, the Practice recognizes that the Ophthalmologist shall have the right to engage in those matters expressly described on Schedule 2.01 attached hereto so long as such permitted activities do not result in materially reduced services to the Practice as compared to the Ophthalmologist's previous services to his practice and so long as the same does not materially impact the Ophthalmologist's ability to perform hereunder or materially impact the Ophthalmologist's anticipated productivity.

                 2.02 Subject to Board Standards and Requirements. The Practice recognizes that professional regulatory groups and bodies such as the State Board of Medicine may from time to time establish standards and requirements with regard to the practice of medicine by physicians licensed to practice medicine. All restrictions contained herein with respect to the duties and obligations of the Ophthalmologist shall be subject to said standards and requirements of the aforesaid groups and bodies.

          3.  Authority and Control of Practice.

                 Subject to Section 2.02 above and to the extent permitted by law:

                 3.01 The Ophthalmologist recognizes that the Practice shall have complete authority with regard to the acceptance for treatment of or the refusal to treat any patient and the Practice shall have complete authority with regard to the establishment of the appropriate fee for professional service.

                 3.02 The Practice shall direct and control the assignment of patients to the Ophthalmologist. Such determination shall be solely by the Practice and in the best interests of the patient and the Practice. The Ophthalmologist agrees to treat such patients as are assigned to him by the Practice. The Ophthalmologist recognizes that patients treated by him may subsequently be assigned to other employees.

                 3.03 The Ophthalmologist shall perform all professional services as are assigned to him by the Practice and all work performed by the Practice shall be subject to the review and study of the Practice.

                 3.04 The performance of services by the Ophthalmologist on behalf of the Practice shall be performed at such times and at such places as shall be determined by the Practice and in accordance with such rules as the Practice may establish.

                 3.05 Hours of employment of the Ophthalmologist shall be determined by the Practice within reasonable standards within the profession.

                 3.06 The ophthalmologist of record for each patient treated by Ophthalmologist shall be one of the individual owners of the Practice.

          4. Term of Employment. The term of employment of Ophthalmologist by the Practice pursuant to this Employment Agreement shall be for two (2) years (the "Employment Period") commencing on the date of this Agreement (the "Commencement Date") unless otherwise terminated earlier under


                            Exhibit 4.2A - Page 2
the provisions of this Employment Agreement. The term of this Agreement shall renew automatically at the end of each term of this Agreement for an additional two (2) year term unless either party hereto provides notice to the other at least ninety (90) days prior to the expiration of the term.

          5. Place of Employment. Ophthalmologist's principal place of work shall be located where designated by the Practice.

          6. Compensation. During the Employment Period, subject to all the terms and conditions of this Employment Agreement and as compensation for all services to be rendered by Ophthalmologist under this Employment Agreement, the Practice shall pay to or provide Ophthalmologist with the compensation set forth in Schedule 6 attached to this Agreement.

          7. Adherence to Standards. Ophthalmologist shall comply with the written policies, standards, rules and regulations of the Practice from time to time established for all employees of the Practice.

          8. Review of Performance. The Practice may periodically review and evaluate the performance of Ophthalmologist under this Employment Agreement with Ophthalmologist.

          9. Expenses. The Practice may reimburse Ophthalmologist for reasonable, ordinary and necessary expenses incurred by him in connection with his employment hereunder that have been approved in advance by the Practice; provided, however, Ophthalmologist shall render to the Practice a complete and accurate accounting of all such expenses in accordance with the substantiation requirements of Section 274 of the Internal Revenue Code of 1986, as amended (the "Code"), as a condition precedent to such reimbursement.

          10. Termination with Cause by the Practice. This Employment Agreement may be terminated with Cause (as hereinafter defined) by the Practice provided that the Practice shall (i) give Ophthalmologist the Notice of Termination (as hereinafter defined) and (ii) pay Ophthalmologist his annual base salary through the Date of Termination (as hereinafter defined) at the rate in effect at the time the Notice of Termination is given plus any bonus or incentive compensation which have been earned or have become payable pursuant to the terms of any compensation or benefit plan or have vested as of the Date of Termination, but which have not yet been paid.

          11. Termination without Cause by the Practice or with Cause by the Ophthalmologist. This Employment Agreement may be terminated by the Practice without cause or by the Ophthalmologist with cause and in the event that the Practice terminates the Ophthalmologist without cause, the Practice shall give written notice to the Ophthalmologist at least ninety (90) days prior to the Date of Termination.

          12. Definitions. In addition to the words and terms elsewhere defined in this Employment Agreement, certain capitalized words and terms used in this Employment Agreement shall have the meanings given to them by the definitions and descriptions in this Section 12 unless the context or use indicates another or different meaning or intent, and such definition shall be equally applicable to both the singular and plural forms of any of the capitalized words and terms herein defined. The following words and terms are defined terms under this Employment Agreement:

                 12.01 Cause. A termination with "Cause" by the Practice shall mean a termination of this Employment Agreement for any of the following reasons:

                             Exhibit 4.2A - Page 3

                          (i)  Ophthalmologist's failure to promptly and
adequately perform the duties assigned by Practice after being notified by the Practice of the specific act(s) constituting such failure and being given a period of thirty (30) days after notification by the Practice to correct such failure;

                          (ii)  upon Ophthalmologist's breach of any provision
of this Employment Agreement which remains uncured for a period of thirty (30) days after notification by Practice of the specific nature of the breach;

                          (iii)  for good cause which shall include
absenteeism, theft, dishonesty, insubordination, conduct reflecting moral turpitude, conduct diminishing the goodwill or reputation of the Practice; conduct disloyal to the Practice, violation of any representation, warranty or covenant of this Agreement; conviction of any felony, or suspension or revocation of Ophthalmologist's license to practice medicine;

                          (iv)  upon Ophthalmologist's death; or

                          (v)     upon Ophthalmologist's disability if the
disability renders Ophthalmologist unable to practice medicine on a full-time basis for a period of more than ninety (90) days in any consecutive six (6) month period.

                 12.02 Date of Termination. "Date of Termination" shall mean the date specified in the Notice of Termination.

                 12.03 Notice of Termination. "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Employment Agreement relied upon; provided, however, no such purported termination shall be effective without such Notice of Termination.

          13. Fees and Expenses. The prevailing party in any contest or dispute under this Employment Agreement shall receive from the other party all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the prevailing party in any and all proceedings as a result of a contest or dispute arising out of this Employment Agreement including trial, appellate and bankruptcy proceedings.

          14. Notices. For the purposes of this Employment Agreement, notices and all other communications provided for in the Employment Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, or by expedited (overnight) courier with an established national reputation, shipping prepaid or billed to sender, in either case addressed to the respective addresses last given by each party in writing to the other (provided that all notices to the Practice shall be directed to the attention of the Practice with a copy to the Secretary of the Practice. All notices and communication shall be deemed to have been received on the date of delivery thereof, on the third business day after the mailing thereof, or on the second day after deposit thereof with an expedited courier service, except that notice of change of address shall be effective only upon receipt.

          15. Life Insurance. The Practice may, at any time after the execution of this Employment Agreement, apply for and procure as owner and for its own benefit, life insurance on Ophthalmologist, in such amounts and in such form or forms as the Practice may determine. Ophthalmologist shall, at the

                            Exhibit 4.2A - Page 4
request of the Practice, submit to such medical examinations, supply such information, and execute such documents as may be required by the insurance company or companies to whom the Practice has applied for such insurance. Ophthalmologist hereby represents that to his knowledge there are no facts or circumstances that would preclude the Practice from obtaining life insurance on Ophthalmologist.

          16. Proprietary Information and Inventions. Ophthalmologist understands and acknowledges that:

                 16.01 Trust. Ophthalmologist's employment creates a relationship of confidence and trust between Ophthalmologist and the Practice with respect to certain information applicable to the business of the Practice, and Vision 21 which may be made known to Ophthalmologist by the Practice or Vision 21 or learned by Ophthalmologist during the Employment Period.

                 16.02 Proprietary Information. The Practice and Vision 21 possess and will continue to possess information that has been created, discovered, or developed by, or otherwise become known to, the Practice or Vision 21 (including, without limitation, information created, discovered or developed by, or made known to Ophthalmologist during the period of or arising out of employment by the Practice) or in which property rights have been or may be assigned or otherwise conveyed to the Practice or Vision 21, which information has commercial value in the respective businesses in which the Practice and Vision 21 are engaged and is treated by the Practice and Vision 21 as confidential. Except as otherwise herein provided, all such information is hereinafter called "Proprietary Information", which term, as used herein, shall also include, but shall not be limited to, data, functional specifications, computer programs, know-how, research, technology, improvements, developments, designs, marketing plans, strategies, forecasts, new products, unpublished financial statements, budgets, projections, licenses, prices, costs, patient, supplier and potential acquisition candidates lists, and patient files and records. Notwithstanding anything contained in this Employment Agreement to the contrary, the term "Proprietary Information" shall not include (i) information which is in the public domain, (ii) information which is published or otherwise becomes part of the public domain through no fault of Ophthalmologist, (iii) information which Ophthalmologist can demonstrate was in Ophthalmologist's possession at the time of disclosure and was not acquired by Ophthalmologist directly or indirectly from the Practice or Vision 21 on a confidential basis, (iv) information which becomes available to Ophthalmologist on a non-confidential basis from a source other than the Practice or Vision 21 and which source, to the best of Ophthalmologist's knowledge, did not acquire the information on a confidential basis or (v) information required to be disclosed by any federal or state law, rule or regulation or by any applicable judgment, order or decree or any court or governmental body or agency having jurisdiction in the premises.

         All Proprietary Information shall be the sole property of the Practice and Vision 21 and their respective assigns. Ophthalmologist assigns to the Practice and Vision 21 any rights Ophthalmologist may have or acquire in such Proprietary Information. At all times, both during Ophthalmologist's employment by the Practice and after its termination or expiration, Ophthalmologist shall keep in strictest confidence and trust all Proprietary Information, and Ophthalmologist shall not use or disclose any Proprietary Information without the written consent of the Practice and Vision 21, except as may be necessary in the ordinary course of performing Ophthalmologist's duties as an employee of the Practice. This Section 16 shall survive the termination or expiration of this Employment Agreement.

          17. Patient Files and Surrender of Documents. To the extent permitted by law, all records contained in the files of patients shall be the property of the Practice. Ophthalmologist shall, at the request of the Practice, promptly surrender to the Practice any patient files, records, or x-rays, as well as


                            Exhibit 4.2A - Page 5
any Proprietary Information or document, memorandum, record, patient record, letter or other paper in his possession or under his control relating to the operation, business or affairs of the Practice or Vision 21.

          18. Prior Employment Agreements. Ophthalmologist represents and warrants that Ophthalmologist's performance of all the terms of this Employment Agreement and as an employee of the Practice does not, and will not, breach any agreement to keep in confidence proprietary information acquired by Ophthalmologist in confidence or in trust prior to Ophthalmologist's employment by the Practice. Ophthalmologist has not entered into, and shall not enter into, any agreement, either written or oral, which is in conflict with this Employment Agreement or which would be violated by Ophthalmologist's entering into, or carrying out his obligations under, this Employment Agreement.

          19. Restrictive Covenant. Ophthalmologist acknowledges and recognizes (i) that Ophthalmologist shall come into possession of Proprietary Information and (ii) the highly competitive nature of the respective businesses of the Practice and Vision 21 and, accordingly, agrees that in consideration of the premises contained herein Ophthalmologist will not, during the period of Ophthalmologist's employment by the Practice and for a period of one (1) year following the date of expiration or termination of this Employment Agreement (unless terminated without cause by the Practice), directly or indirectly (i) except as otherwise permitted by the terms of this Employment Agreement, practice medicine or engage in the business of managing ophthalmology or optometry practices or related eye care medical facilities within the area described in Schedule 19, whether such engagement shall be as an employer, officer, director, owner, employee, consultant, stockholder, partner or other participant. Ophthalmologist further agrees that during the period of Ophthalmologist's employment by Practice, and for a period of one (1) year following the termination or expiration of this Employment Agreement, Ophthalmologist will not, directly or indirectly, (i) solicit any employee or consultant of Vision 21 for the purposes of hiring or retaining such employee or consultant, (ii) utilize the services of any entity engaged in the business of managing ophthalmology or optometry practices or related eye care or medical facilities other than Vision 21, or (iii) contact any present or prospective client of Vision 21 to solicit such person or entity to enter into a management contract with any organization other than Vision 21. Ophthalmologist further agrees that (i) Vision 21 is a third-party beneficiary of this Section 19, (ii) this Section 19 is intended for the benefit of Vision 21, (iii) this Section 19 may be enforced by Practice's and Vision 21's successors and/or assigns, and
(iv) the enforcement of this Section 19 will not violate public policy.  This
Section 19 shall survive the termination or expiration of this Employment Agreement. Notwithstanding the foregoing, Vision 21 shall not have any right to enforce any provisions of this Employment Agreement if the Business Management Agreement terminates pursuant to Section 6.2(a) of the Business Management Agreement.

          20. Remedies. Ophthalmologist acknowledges and agrees that the Practice's and Vision 21's remedy at law for a breach or a threatened breach of the provisions herein would be inadequate, and in recognition of this fact, in the event of a breach or threatened breach by Ophthalmologist of any of the provisions of this Employment Agreement, it is agreed that the Practice and Vision 21 shall be entitled to, equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available, without posting bond or other security. Ophthalmologist acknowledges that the granting of a temporary injunction, a temporary restraining order or other permanent injunction merely prohibiting Ophthalmologist from engaging in the practice of medicine or engaging in the management of any medical practice during the prohibited period within the prohibited area would not be an adequate remedy upon breach or threatened breach of this Employment Agreement, and consequently agrees upon any such breach or threatened breach to the


                            Exhibit 4.2A - Page 6
granting of injunctive relief prohibiting Ophthalmologist from engaging in any activities prohibited by this Employment Agreement. No remedy herein conferred is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder now or hereinafter existing at law or in equity or by statute or otherwise. It is expressly understood and agreed by Ophthalmologist that although the parties consider the restrictions contained in this Employment Agreement to be reasonable, if a court determines that the time or territory or any other restriction contained in this Employment Agreement is an unenforceable restriction on the activities of Ophthalmologist, as such provision in this Employment Agreement shall not be rendered void but shall be deemed to be amended as to apply to such maximum time and territory and to such extent as such court may judicially determine or indicate to be reasonable. This Section 20 shall survive the termination or expiration of this Employment Agreement.

          21. Business Management Agreement. Ophthalmologist agrees not to commit any act or engage in any omission that would cause the Practice to breach the Business Management Agreement with Vision 21.

          22. Modification and Waiver. No provision of this Employment Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Ophthalmologist and such officer as may be specifically designated by the Board of Directors of the Practice and by such officer as may be specifically designated by the Board of Directors of Vision 21. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Employment Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time, and such waiver shall not operate or be construed as a waiver of any subsequent breach of the same provision or condition by any of the Practice, Ophthalmologist or Vision 21.

          23. Headings. Headings used in this Employment Agreement are for convenience only and shall not be used to interpret or construe its provisions.

          24. Amendments. No amendments or variations of the terms and conditions of this Employment Agreement shall be valid unless the same are in writing and signed by all of the parties hereto.

          25. Severability. The invalidity or unenforceability of any provision of this Employment Agreement, whether in whole or in part, shall not in any way affect the validity and/or enforceability of any other provision herein contained. Any invalid or unenforceable provision shall be deemed severable to the extent of any such invalidity or unenforceability. It is expressly understood and agreed that while the Practice and Ophthalmologist consider the restrictions contained in this Employment Agreement reasonable for the purpose of preserving for the Practice the good will, other proprietary rights and intangible business value of the Practice, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in this Employment Agreement is an unreasonable or otherwise unenforceable restriction against Ophthalmologist, the provisions of such clause shall not be rendered void but shall be deemed amended to apply as to maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

          26. Third Party Beneficiary. Vision 21 is a third-party beneficiary of Sections 4, 16, 17, 19, 20 and 25 of this Employment Agreement and the restrictive covenants contained in this Employment Agreement are intended for the benefit of Vision 21.

                            Exhibit 4.2A - Page 7

          27. Successors and Assigns. The Practice's and Vision 21's successors and/or assigns are authorized to enforce the restrictive covenants contained in this Employment Agreement.

          28. Governing Law. This Employment Agreement shall be construed and enforced pursuant to the laws of the State in which the Practice conducts its business.

          29. Counterparts. This Employment Agreement may be executed in more than one (1) counterpart and each counterpart shall be considered an original.

         IN WITNESS WHEREOF, this Employment Agreement has been duly executed by the Practice and Ophthalmologist as of the date first above written.



                                   "PRACTICE"

                                   MILLENNIUM VISION, P.C.


                                   By:
                                      --------------------------------------
                                   Daniel B. Feller, M.D., its President


                                   "OPHTHALMOLOGIST"


                                   -----------------------------------------
                                                              M.D.
                                   -------------------------,




                             Exhibit 4.2A - Page 8

                                  Exhibit 4.2B

                 to Business Management Agreement among Millennium Vision, P.C. (the "Practice"), and Daniel B. Feller, M.D., P.C. ("Business Manager")

                    Form of Optometrist Employment Agreement

                        OPTOMETRIST EMPLOYMENT AGREEMENT
                               (NON-SHAREHOLDER)


         This Optometrist Employment Agreement (this "Employment Agreement") dated as of ___________, 19__, is by and between Millennium Vision, P.C., an Arizona professional corporation (the "Practice"), and _________________________ O.D., an individual (the "Optometrist").

                                R E C I T A L S:

         A. The Practice is a professional corporation organized under the laws of the State of Arizona (the "State") and is authorized to practice optometry in the State through licensed individuals.

         B. The Practice desires to employ Optometrist upon the terms and subject to the terms and conditions set forth in this Employment Agreement.

         C. The Optometrist is licensed to practice optometry in the State and desires to be employed by the Practice upon the terms and subject to the conditions set forth in this Employment Agreement.

         D. The Practice and Vision 21, Inc. ("Vision 21") have entered into a Business Management Agreement (the "Business Management Agreement") whereby Vision 21 has agreed to have its professional employees execute employment agreements in a form substantially the same as this Employment Agreement, and it is intended that except as otherwise limited herein, Vision 21 be a third-party beneficiary of the restrictive covenants contained in this Employment Agreement.

                 NOW, THEREFORE, in consideration of the premises, the mutual promises, covenants and conditions herein contained and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

          1. Employment. The Practice hereby employs Optometrist, and Optometrist hereby accepts employment with the Practice, all upon the terms and subject to the conditions set forth in this Employment Agreement.

          2.  Duties and Responsibilities.

                 2.01 Full Time Practice of Optometry. The Optometrist is employed pursuant to the terms of this Employment Agreement to practice optometry on behalf of the Practice. The Optometrist shall devote substantially all of his time, best efforts and attention to the practice of optometry on behalf of the Practice and shall provide quality patient care. In addition to the foregoing duties, the Optometrist shall undertake additional duties as directed by the Practice. During the term hereof and any renewal, the Optometrist shall not, without the written consent of the Practice and Vision 21, (1) render professional services to or for any person, firm, corporation or other organization for compensation; or (2) engage in any activity that competes with the interest of the Practice or Vision 21 whether Optometrist is acting by himself or as an officer, director, shareholder, employee, partner or fiduciary. Any consent granted to the Optometrist shall be revocable by the Practice or Vision 21 at any time upon thirty (30) days' notice, and the Optometrist agrees to cease and desist upon receipt of such notice. Notwithstanding the above, the Practice recognizes that the Optometrist shall have the right to engage in those matters expressly described on Schedule 2.01 attached hereto so long as such permitted activities do not result in materially reduced services to the Practice as compared to the Optometrist's previous services to his practice and so long as the same does not materially impact the Optometrist's ability to perform hereunder or materially impact the Optometrist's anticipated productivity.

                 2.02 Subject to Board Standards and Requirements. The Practice recognizes that professional regulatory groups and bodies such as the State Board of Optometry may from time to time establish standards and requirements with regard to the practice of optometry by optometrists licensed to practice optometry. All restrictions contained herein with respect to the duties and obligations of the Optometrist shall be subject to said standards and requirements of the aforesaid groups and bodies.

          3.  Authority and Control of Practice.

                 Subject to Section 2.02 above and to the extent permitted by law:

                 3.01 The Optometrist recognizes that the Practice shall have complete authority with regard to the acceptance for treatment of or the refusal to treat any patient and the Practice shall have complete authority with regard to the establishment of the appropriate fee for professional service.

                 3.02 The Practice shall direct and control the assignment of patients to the Optometrist. Such determination shall be solely by the Practice and in the best interests of the patient and the Practice. The Optometrist agrees to treat such patients as are assigned to him by the Practice. The Optometrist recognizes that patients treated by him may subsequently be assigned to other employees.

                 3.03 The Optometrist shall perform all professional services as are assigned to him by the Practice and all work performed by the Practice shall be subject to the review and study of the Practice.

                 3.04 The performance of services by the Optometrist on behalf of the Practice shall be performed at such times and at such places as shall be determined by the Practice and in accordance with such rules as the Practice may establish.

                 3.05 Hours of employment of the Optometrist shall be determined by the Practice within reasonable standards within the profession.

                 3.06 The optometrist of record for each patient treated by Optometrist shall be one of the individual owners of the Practice.

          4. Term of Employment. The term of employment of Optometrist by the Practice pursuant to this Employment Agreement shall be for two (2) years (the "Employment Period") commencing on the date of this Agreement (the "Commencement Date") unless otherwise terminated earlier under the provisions of this Employment Agreement. The term of this Agreement shall renew automatically at the

                            Exhibit 4.2B - Page 2
end of each term of this Agreement for an additional two (2) year term unless either party hereto provides notice to the other at least ninety (90) days prior to the expiration of the term.

          5. Place of Employment. Optometrist's principal place of work shall be located where designated by the Practice.

          6. Compensation. During the Employment Period, subject to all the terms and conditions of this Employment Agreement and as compensation for all services to be rendered by Optometrist under this Employment Agreement, the Practice shall pay to or provide Optometrist with the compensation set forth in
Schedule 6 attached to this Agreement.

          7. Adherence to Standards. Optometrist shall comply with the written policies, standards, rules and regulations of the Practice from time to time established for all employees of the Practice.

          8. Review of Performance. The Practice may periodically review and evaluate the performance of Optometrist under this Employment Agreement with Optometrist.

          9. Expenses. The Practice may reimburse Optometrist for reasonable, ordinary and necessary expenses incurred by him in connection with his employment hereunder that have been approved in advance by the Practice; provided, however, Optometrist shall render to the Practice a complete and accurate accounting of all such expenses in accordance with the substantiation requirements of Section 274 of the Internal Revenue Code of 1986, as amended (the "Code"), as a condition precedent to such reimbursement.

          10. Termination with Cause by the Practice. This Employment Agreement may be terminated with Cause (as hereinafter defined) by the Practice provided that the Practice shall (i) give Optometrist the Notice of Termination (as hereinafter defined) and (ii) pay Optometrist his annual base salary through the Date of Termination (as hereinafter defined) at the rate in effect at the time the Notice of Termination is given plus any bonus or incentive compensation which have been earned or have become payable pursuant to the terms of any compensation or benefit plan or have vested as of the Date of Termination, but which have not yet been paid.

          11. Termination without Cause by the Practice or with Cause by the Optometrist. This Employment Agreement may be terminated by the Practice without cause or by the Optometrist with cause and in the event that the Practice terminates the Optometrist without cause, the Practice shall give written notice to the Optometrist at least ninety (90) days prior to the Date of Termination.

          12. Definitions. In addition to the words and terms elsewhere defined in this Employment Agreement, certain capitalized words and terms used in this Employment Agreement shall have the meanings given to them by the definitions and descriptions in this Section 12 unless the context or use indicates another or different meaning or intent, and such definition shall be equally applicable to both the singular and plural forms of any of the capitalized words and terms herein defined. The following words and terms are defined terms under this Employment Agreement:

                 12.01 Cause. A termination with "Cause" by the Practice shall mean a termination of this Employment Agreement for any of the following reasons:

                            Exhibit 4.2B - Page 3

                          (i)  Optometrist's failure to promptly and adequately
perform the duties assigned by Practice after being notified by the Practice of the specific act(s) constituting such failure and being given a period of thirty (30) days after notification by the Practice to correct such failure;

                          (ii)  upon Optometrist's breach of any provision of
this Employment Agreement which remains uncured for a period of thirty (30) days after notification by Practice of the specific nature of the breach;

                          (iii)  for good cause which shall include
absenteeism, theft, dishonesty, insubordination, conduct reflecting moral turpitude, conduct diminishing the goodwill or reputation of the Practice; conduct disloyal to the Practice, violation of any representation, warranty or covenant of this Agreement; conviction of any felony, or suspension or revocation of Optometrist's license to practice optometry;

                          (iv)  upon Optometrist's death; or

                          (v)   upon Optometrist's disability if the
disability renders Optometrist unable to practice optometry on a full-time basis for a period of more than ninety (90) days in any consecutive six (6) month period.

                 12.02 Date of Termination. "Date of Termination" shall mean the date specified in the Notice of Termination.

                 12.03 Notice of Termination. "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Employment Agreement relied upon; provided, however, no such purported termination shall be effective without such Notice of Termination.

          13. Fees and Expenses. The prevailing party in any contest or dispute under this Employment Agreement shall receive from the other party all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the prevailing party in any and all proceedings as a result of a contest or dispute arising out of this Employment Agreement including trial, appellate and bankruptcy proceedings.

          14. Notices. For the purposes of this Employment Agreement, notices and all other communications provided for in the Employment Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, or by expedited (overnight) courier with an established national reputation, shipping prepaid or billed to sender, in either case addressed to the respective addresses last given by each party in writing to the other (provided that all notices to the Practice shall be directed to the attention of the Practice with a copy to the Secretary of the Practice. All notices and communication shall be deemed to have been received on the date of delivery thereof, on the third business day after the mailing thereof, or on the second day after deposit thereof with an expedited courier service, except that notice of change of address shall be effective only upon receipt.

          15. Life Insurance. The Practice may, at any time after the execution of this Employment Agreement, apply for and procure as owner and for its own benefit, life insurance on Optometrist, in such amounts and in such form or forms as the Practice may determine. Optometrist shall, at the request of

                            Exhibit 4.2B - Page 4
the Practice, submit to such medical examinations, supply such information, and execute such documents as may be required by the insurance company or companies to whom the Practice has applied for such insurance. Optometrist hereby represents that to his knowledge there are no facts or circumstances that would preclude the Practice from obtaining life insurance on Optometrist.

          16. Proprietary Information and Inventions. Optometrist understands and acknowledges that:

                 16.01 Trust. Optometrist's employment creates a relationship of confidence and trust between Optometrist and the Practice with respect to certain information applicable to the business of the Practice, and Vision 21 which may be made known to Optometrist by the Practice or Vision 21 or learned by Optometrist during the Employment Period.

                 16.02 Proprietary Information. The Practice and Vision 21 possess and will continue to possess information that has been created, discovered, or developed by, or otherwise become known to, the Practice or Vision 21 (including, without limitation, information created, discovered or developed by, or made known to Optometrist during the period of or arising out of employment by the Practice) or in which property rights have been or may be assigned or otherwise conveyed to the Practice or Vision 21, which information has commercial value in the respective businesses in which the Practice and Vision 21 are engaged and is treated by the Practice and Vision 21 as confidential. Except as otherwise herein provided, all such information is hereinafter called "Proprietary Information", which term, as used herein, shall also include, but shall not be limited to, data, functional specifications, computer programs, know-how, research, technology, improvements, developments, designs, marketing plans, strategies, forecasts, new products, unpublished financial statements, budgets, projections, licenses, prices, costs, patient, supplier and potential acquisition candidates lists, and patient files and records. Notwithstanding anything contained in this Employment Agreement to the contrary, the term "Proprietary Information" shall not include (i) information which is in the public domain, (ii) information which is published or otherwise becomes part of the public domain through no fault of Optometrist,
(iii) information which Optometrist can demonstrate was in Optometrist's possession at the time of disclosure and was not acquired by Optometrist directly or indirectly from the Practice or Vision 21 on a confidential basis,
(iv) information which becomes available to Optometrist on a non-confidential basis from a source other than the Practice or Vision 21 and which source, to the best of Optometrist's knowledge, did not acquire the information on a confidential basis or (v) information required to be disclosed by any federal or state law, rule or regulation or by any applicable judgment, order or decree or any court or governmental body or agency having jurisdiction in the premises.

         All Proprietary Information shall be the sole property of the Practice and Vision 21 and their respective assigns. Optometrist assigns to the Practice and Vision 21 any rights Optometrist may have or acquire in such Proprietary Information. At all times, both during Optometrist's employment by the Practice and after its termination or expiration, Optometrist shall keep in strictest confidence and trust all Proprietary Information, and Optometrist shall not use or disclose any Proprietary Information without the written consent of the Practice and Vision 21, except as may be necessary in the ordinary course of performing Optometrist's duties as an employee of the Practice. This Section 16 shall survive the termination or expiration of this Employment Agreement.

          17. Patient Files and Surrender of Documents. To the extent permitted by law, all records contained in the files of patients shall be the property of the Practice. Optometrist shall, at the request of the Practice, promptly surrender to the Practice any patient files, records, or x-rays, as well as any

                            Exhibit 4.2B - Page 5

Proprietary Information or document, memorandum, record, patient record, letter or other paper in his possession or under his control relating to the operation, business or affairs of the Practice or Vision 21.

          18. Prior Employment Agreements. Optometrist represents and warrants that Optometrist's performance of all the terms of this Employment Agreement and as an employee of the Practice does not, and will not, breach any agreement to keep in confidence proprietary information acquired by Optometrist in confidence or in trust prior to Optometrist's employment by the Practice. Optometrist has not entered into, and shall not enter into, any agreement, either written or oral, which is in conflict with this Employment Agreement or which would be violated by Optometrist's entering into, or carrying out his obligations under, this Employment Agreement.

          19. Restrictive Covenant.  Optometrist acknowledges and recognizes
(i) that Optometrist shall come into possession of Proprietary Information and
(ii) the highly competitive nature of the respective businesses of the Practice and Vision 21 and, accordingly, agrees that in consideration of the premises contained herein Optometrist will not, during the period of Optometrist's employment by the Practice and for a period of one (1) year following the date of expiration or termination of this Employment Agreement (unless terminated without cause by the Practice), directly or indirectly (i) except as otherwise permitted by the terms of this Employment Agreement, practice optometry or engage in the business of managing optometry practices or related eye care optometric facilities within the area described in Schedule 19, whether such engagement shall be as an employer, officer, director, owner, employee, consultant, stockholder, partner or other participant. Optometrist further agrees that during the period of Optometrist's employment by Practice, and for a period of one (1) year following the termination or expiration of this Employment Agreement, Optometrist will not, directly or indirectly, (i) solicit any employee or consultant of Vision 21 for the purposes of hiring or retaining such employee or consultant, (ii) utilize the services of any entity engaged in the business of managing optometry practices or related eye care or optometric facilities other than Vision 21, or (iii) contact any present or prospective client of Vision 21 to solicit such person or entity to enter into a management contract with any organization other than Vision 21. Optometrist further agrees that (i) Vision 21 is a third-party beneficiary of this Section 19, (ii) this Section 19 is intended for the benefit of Vision 21, (iii) this Section 19 may be enforced by Practice's and Vision 21's successors and/or assigns, and
(iv) the enforcement of this Section 19 will not violate public policy.  This
Section 19 shall survive the termination or expiration of this Employment Agreement. Notwithstanding the foregoing, Vision 21 shall not have any right to enforce any provisions of this Employment Agreement if the Business Management Agreement terminates pursuant to Section 6.2(a) of the Business Management Agreement.

          20. Remedies. Optometrist acknowledges and agrees that the Practice's and Vision 21's remedy at law for a breach or a threatened breach of the provisions herein would be inadequate, and in recognition of this fact, in the event of a breach or threatened breach by Optometrist of any of the provisions of this Employment Agreement, it is agreed that the Practice and Vision 21 shall be entitled to, equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available, without posting bond or other security. Optometrist acknowledges that the granting of a temporary injunction, a temporary restraining order or other permanent injunction merely prohibiting Optometrist from engaging in the practice of optometry or engaging in the management of any optometric practice during the prohibited period within the prohibited area would not be an adequate remedy upon breach or threatened breach of this Employment Agreement, and consequently agrees upon any such breach or threatened breach to the granting of injunctive relief prohibiting Optometrist from engaging in any activities prohibited by this Employment Agreement. No


                            Exhibit 4.2B - Page 6
remedy herein conferred is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder now or hereinafter existing at law or in equity or by statute or otherwise. It is expressly understood and agreed by Optometrist that although the parties consider the restrictions contained in this Employment Agreement to be reasonable, if a court determines that the time or territory or any other restriction contained in this Employment Agreement is an unenforceable restriction on the activities of Optometrist, as such provision in this Employment Agreement shall not be rendered void but shall be deemed to be amended as to apply to such maximum time and territory and to such extent as such court may judicially determine or indicate to be reasonable. This Section 20 shall survive the termination or expiration of this Employment Agreement.

          21. Business Management Agreement. Optometrist agrees not to commit any act or engage in any omission that would cause the Practice to breach the Business Management Agreement with Vision 21.

          22. Modification and Waiver. No provision of this Employment Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Optometrist and such officer as may be specifically designated by the Board of Directors of the Practice and by such officer as may be specifically designated by the Board of Directors of Vision 21. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Employment Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time, and such waiver shall not operate or be construed as a waiver of any subsequent breach of the same provision or condition by any of the Practice, Optometrist or Vision 21.

          23. Headings. Headings used in this Employment Agreement are for convenience only and shall not be used to interpret or construe its provisions.

          24. Amendments. No amendments or variations of the terms and conditions of this Employment Agreement shall be valid unless the same are in writing and signed by all of the parties hereto.

          25. Severability. The invalidity or unenforceability of any provision of this Employment Agreement, whether in whole or in part, shall not in any way affect the validity and/or enforceability of any other provision herein contained. Any invalid or unenforceable provision shall be deemed severable to the extent of any such invalidity or unenforceability. It is expressly understood and agreed that while the Practice and Optometrist consider the restrictions contained in this Employment Agreement reasonable for the purpose of preserving for the Practice the good will, other proprietary rights and intangible business value of the Practice, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in this Employment Agreement is an unreasonable or otherwise unenforceable restriction against Optometrist, the provisions of such clause shall not be rendered void but shall be deemed amended to apply as to maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

          26. Third Party Beneficiary. Vision 21 is a third-party beneficiary of Sections 4, 16, 17, 19, 20 and 25 of this Employment Agreement and the restrictive covenants contained in this Employment Agreement are intended for the benefit of Vision 21. Except as otherwise provided herein, this


                            Exhibit 4.2B - Page 7

Employment Agreement shall not confer any rights or remedies upon any person other than the Practice, ophthalmologist and Vision 21 and their respective successors and permitted assigns.

          27. Successors and Assigns. The Practice's and Vision 21's successors and/or assigns are authorized to enforce the restrictive covenants contained in this Employment Agreement.

          28. Governing Law. This Employment Agreement shall be construed and enforced pursuant to the laws of the State in which the Practice conducts its business.

          29. Counterparts. This Employment Agreement may be executed in more than one (1) counterpart and each counterpart shall be considered an original.

         IN WITNESS WHEREOF, this Employment Agreement has been duly executed by the Practice and Optometrist as of the date first above written.



                                   "PRACTICE"

                                   MILLENNIUM VISION, P.C.


                                   By:
                                      ---------------------------------------
                                      Daniel B. Feller, M.D., its President


                                   "OPTOMETRIST"

                                   ---------------------------------------

                                   ------------------------- , O.D.





                             Exhibit 4.2B - Page 8

                                  Exhibit 4.2C

                 to Business Management Agreement among Millennium Vision, P.C. (the "Practice"), and Daniel B. Feller, M.D., P.C. ("Business Manager")

                     List of Non-Shareholder Professionals
                      in Non-Standard Employment Contracts

         1.      None.

                                  Exhibit 4.17

                 to Business Management Agreement among Millennium Vision, P.C. (the "Practice"), and Daniel B. Feller, M.D., P.C. ("Business Manager")

                SHAREHOLDERS' UNDERTAKING TO MAINTAIN PRACTICE'S
                CORPORATE EXISTENCE AND ENFORCEMENT OF COVENANTS
                                 NOT TO COMPETE


         As an inducement to the Business Manager to enter into this Business Management Agreement with the Practice or as required in the Business Management Agreement, each of the undersigned person(s), having an ownership interest in the Practice, irrevocably and unconditionally covenants and agrees to maintain in good standing the corporate existence of the Practice under the laws of the State and to cause the Practice to use its best efforts to enforce employment agreements (including those covenants not to compete requirements described in Sections 4.1 and 4.2) against any individuals violating such employment agreements (and covenants not to compete). The undersigned persons further unconditionally covenant and agree to indemnify and hold harmless Business Manager from and against any and all claims requirements, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees, resulting in any manner from the failure of the Practice to remain in good standing under the laws of the State or the failure of the Practice to use its best efforts to enforce those employment agreements and covenants not to compete described in Section 4.1 and 4.2 of such Business Management Agreement, a copy of which has been delivered to the undersigned for his review. The undersigned acknowledges that he or she has received adequate consideration for the execution hereof. After a period of five (5) years from December 1, 1996, this Undertaking may be assumed by a successor Shareholder or Shareholders, in accordance with the terms and conditions set forth in Section
4.1 of the Business Management Agreement, whereupon the undersigned shall be released to the extent of such assumption, provided that any such successor Shareholder executes a form similar to this.

         IN WITNESS WHEREOF, the undersigned(s) have executed this Shareholders' Undertaking as of the day and year written opposite such shareholder's name.


Date:
     -----------------                   -------------------------------
                                         Daniel B. Feller, M.D.

                                  Exhibit 5.1

                 to Business Management Agreement among Millennium Vision, P.C. (the "Practice"), and Daniel B. Feller, M.D., P.C. ("Business Manager")

                           Management Fee Percentage

         1.      The Management Fee Percentage shall be 36.7% percent.

                                 Exhibit 6.4(f)

                 to Business Management Agreement among Millennium Vision, P.C. (the "Practice"), and Daniel B. Feller, M.D., P.C. ("Business Manager")

                     SHAREHOLDERS' UNDERTAKING TO CARRY OUT
                         PRACTICE'S PURCHASE OBLIGATION


         As an inducement to the Business Manager to enter into this Business Management Agreement with the Practice or as required in Business Management Agreement, each of the undersigned person(s), having an ownership interest in the Practice, irrevocably and unconditionally covenants and agrees subject to the limitations contained in the Business Management Agreement to (i) cause the Practice to carry out the purchase obligation described in Section 6.4(f) of the Business Management Agreement, (ii) personally execute and deliver the personal guarantees and security agreements referred to in Section 6.4(f) of such Business Management Agreement, a copy of which has been delivered to the undersigned for his review, and (iii) execute the documents described in
Section 6.6. The undersigned acknowledges that he or she has received adequate consideration for the execution hereof.

         IN WITNESS WHEREOF, the undersigned(s) have executed this Shareholders' Undertaking as of the day and year written opposite such shareholder's name.



Date:
     ------------------                 ---------------------------------
                                        Daniel B. Feller, M.D.